Exhibit 10.2

Execution Version

GROUND LEASE AGREEMENT

between

1000 E APACHE BLVD GROUND OWNER LLC

as Landlord

and

1000 EAST APACHE OWNER, LLC

as Tenant

Dated as of December 29, 2021

© 2021 Safehold Inc.

All rights reserved. This Ground Lease may neither be used, nor reproduced, in whole or in part, in any manner or media whatsoever, without the prior, express, written consent of Safehold Inc.

BASIC GROUND LEASE INFORMATION

Ground Lease Agreement dated as of December 29, 2021

PARTIES

Landlord: 1000 E Apache Blvd Ground Owner LLC, together with any successor or assign.

Tenant: 1000 East Apache Owner, LLC, together with any successor or assign permitted by this Lease.

DATES

Commencement Date: December 29, 2021.

Lease Expiration Date: December 28, 2125.

FIXED RENT

Fixed Rent: The fixed rent payable hereunder which shall be as follows:

(a) For the first (1st) Lease Year, the annual rate of Fixed Rent shall equal the First Lease Year Fixed Rent; and

(b) For each other Lease Year, the annual rate of Fixed Rent shall equal the sum of (i) the annual rate of Fixed Rent immediately prior to such Lease Year multiplied by 102%, plus (ii) such Lease Year’s CPI Increase Excess.

For the avoidance of doubt, Fixed Rent increases each and every Lease Year by not less than two percent (2%).

LANDLORD PAYMENT ADDRESS

Landlord Address for Payment by wire transfer to:
Bank Name:	JPMorgan Chase
Account Name:	CARET Ventures LLC
Account Number:	357193280
ABA:	021-000-021
Address:	1 Chase Manhattan Plaza
New York, NY 10007
Reference:	Rise on Apache: pxeapa10

Landlord may, by Notice pursuant to paragraph 19 hereof, designate a different address or account for payment at any time during the Term of this Lease.

[end of Basic Ground Lease Information]

THIS GROUND LEASE AGREEMENT, is made and entered into as of the date set forth in the Basic Ground Lease Information (this ground lease agreement, together with all amendments and supplements hereto, this “Lease”), by and between 1000 E APACHE BLVD OWNER LLC, a Delaware limited liability company, having an address at c/o Safehold Inc., 1114 Avenue of the Americas, New York, New York 10036 (together with any successor or assigns, hereinafter called the “Landlord”), and 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company, having an address at c/o Invesco Real Estate, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201 (together with any successor or assign permitted by this Lease, hereinafter collectively called the “Tenant”).

1.	DEFINITIONS

Capitalized terms used herein shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

“Access Indemnity Provisions” means Landlord’s duties to (i) indemnify, defend and hold Tenant free and harmless from any Claims arising out of Landlord’s (or Landlord’s agents, employees or contractors’) accessing the Premises in accordance with and subject to paragraph 11(d), (ii) promptly restore, at Landlord’s sole cost and expense and in substantial accordance with all Legal Requirements, any damage or alteration of the physical condition of the Premises arising from Landlord’s (or Landlord’s agents, employees or contractors’) accessing the Premises (Tenant acknowledging that Landlord has no obligation to access the Premises at any time or for any reason), except with respect to any of the foregoing matters described in this item (ii) that Landlord undertakes or causes to be undertaken in furtherance of exercise of its rights to access or enter upon the Premises pursuant to paragraph 9(a) or paragraph 16, and (iii) cause any lien recorded against the Leasehold Estate arising from Landlord’s (or Landlord’s agents, employees or contractors’) accessing the Premises to be discharged of record within thirty (30) days after actual knowledge by Landlord thereof by satisfying the same or, if Landlord in its reasonable good faith discretion determines that such liens should be contested, by obtaining a bond.

“Additional Rent” means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others, whether or not such amounts, liabilities and obligations are designated as Additional Rent.

“Adjusted for Inflation” means with respect to any sum, the amount obtained by multiplying such sum by the then applicable CPI Increase.

“Affiliate” means a Person Controlled by, Controlling, or under Common Control with another Person.

“Applicable Standard” means the standard generally and customarily maintained from time to time during the Term to buildings utilized for the Permitted Use located in the Relevant Area that are (a) owned and managed by institutional prudent landlords; and (b) of an age, size and quality comparable to the age, size and quality of the Improvements existing at the time this standard is being applied.

“Bankruptcy Proceeding” means any bankruptcy, insolvency, reorganization, composition, or similar proceeding, whether voluntary or involuntary, under Title 11, United States Code, or any similar state or federal statute for the relief of debtors, including any assignment for the benefit of creditors or similar proceeding.

“Base Price Index” means the Price Index most recently published prior to the Commencement Date.

“Basic Ground Lease Information” means the page(s) preceding this Lease which are hereby incorporated herein by reference.

“Business Days” or “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Arizona or is a day on which banking institutions located in such state are closed.

“Casualty” means any damage or destruction caused to the Premises by any reason, including fire.

“Casualty Repair” is defined in paragraph 10 of this Lease.

“Casualty Threshold” means Seven Million Dollars ($7,000,000) Adjusted for Inflation.

“Claim Contest Threshold” means Two Hundred Fifty Thousand Dollars ($250,000) Adjusted for Inflation.

“Claims” means all present and future Liens (including lien removal and bonding costs), lis pendens, liabilities, allegations, demands (whether or not any formal action has been filed), obligations, civil or criminal claims, damages, losses, penalties, assessments, payments, fees of Mortgagee, fines, taxes, actions, causes of action, suits, lawsuits, arbitration claims, judgments, settlements, costs, expenses and disbursements (including legal fees and disbursements incurred and expenses and costs of investigation and environmental remedial action) of any kind and nature whatsoever, including (i) those that are actual or contingent, known or unknown, or foreseeable or unforeseeable and (ii) interest that may accrue on any of the foregoing. Without limiting the foregoing, “Claims” shall include all costs and expenses (including attorneys’ fees and disbursements) incurred in connection with any depositions or other discovery arising out of any other liability defined in this paragraph as a “Claim,” regardless of whether the Person subject to such depositions or other discovery is a party to the action or proceeding or investigation in which the same are sought.

“Commencement Date” is defined and shall have the meaning specified in the Basic Ground Lease Information.

“Condemnation” means: (a) any temporary or permanent taking of all or part of (or of the right to use or occupy) the Premises by condemnation, exercise of any right of eminent domain, or any similar proceeding; and/or (b) any action by any governmental authority not resulting in an actual transfer of an interest in (or of the right to use or occupy) the Premises but creating a right to compensation for the Premises, such as a change in the grade of any street upon which the Premises abut or the grant of a public non-exclusive right of way or easement.

“Condemnation Award” means the entire amount of any award paid or payable to Landlord and/or Tenant after the Commencement Date on account of any Condemnation, as compensation for any Condemnation, including: (1) any interest payable on account of such award; (2) any award made on account of any improvements that are the subject of a Condemnation, whether or not the value of such improvements is the subject of a separate award or otherwise separately determined by the applicable governmental authority; (3) the full amount paid or payable by the condemning authority on account of the estate that is the subject of the Condemnation, as determined pursuant to the Condemnation; and (4) any other sums payable on account of such Condemnation.

“Confidential Information” means the terms of this Lease including the form of this Lease and any prior drafts hereof.

“Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contracts or otherwise.

“Control of the Premises” means for any Leasehold Mortgagee, any of the following: (1) possession of the Premises by a receiver or trustee or similar officer appointed pursuant to a judicial proceeding commenced by such Leasehold Mortgagee; (2) such Leasehold Mortgagee’s possession of the Premises as mortgagee-in-possession, if and only if Leasehold Mortgagee affirmatively elects in writing in its sole and absolute discretion to become a mortgagee-in- possession; or (3) acquisition of the Leasehold Estate by a Successor Tenant through a Foreclosure Event initiated by such Leasehold Mortgagee.

“CPI Increase” means an amount that shall initially be equal to one and shall be adjusted, by Landlord, as of each applicable anniversary of the Commencement Date, to an amount equal to the greater of (a) one or (b) a fraction, the numerator of which is the Price Index most recently published prior to the applicable anniversary of the Commencement Date and the denominator of which is the Base Price Index, provided, however, the CPI Increase with respect to the Liability Insurance Threshold, paragraph 11A(b) and paragraph 11A(d) shall be determined by Landlord every five (5) Lease Years (i.e., as of the sixth (6th) anniversary of the Commencement Date, the eleventh (11th) anniversary of the Commencement Date, the sixteenth (16th) anniversary of the Commencement Date and so on).

“CPI Increase Excess” means (i) for each Fixed Rent CPI Adjustment Year, such Fixed Rent CPI Adjustment Year’s CPI Increase Factor multiplied by the Fixed Rent for the Lease Year that is ten (10) years prior to such Fixed Rent CPI Adjustment Year, and (ii) for each other Lease Year, $0.

“CPI Increase Factor” means, for each Fixed Rent CPI Adjustment Year, the positive amount (if any) obtained by subtracting 121.9% (100% increased by 2% ten (10) times on a compounding basis) from the lesser of: (i) 131.2% (i.e. 100% increased by 2.75% ten (10) times on a compounding basis) and (ii) a fraction, expressed as a percentage, the numerator of which is the Price Index most recently published prior to the commencement of such Fixed Rent CPI Adjustment Year and the denominator of which is the Price Index most recently published prior to the date that is ten (10) years prior to the commencement of such Fixed Rent CPI Adjustment Year.

“Default” means any Monetary Default or Nonmonetary Default. Each and every covenant of Tenant under this Lease, if not performed or complied with by Tenant, shall give rise to a Default as to which Tenant and each Leasehold Mortgagee shall have the cure rights provided for in this Lease (or, with respect any Leasehold Mortgagee, such other cure rights, if any, as are provided for in any other written agreement between Landlord and such Leasehold Mortgagee).

“Environmental Laws” is defined in paragraph 26(b) of this Lease.

“Event of Default” is defined in paragraph 15 of this Lease.

“Excluded Taxes” means any income, franchise, or excise taxes based upon, measured by, or calculated with respect to net income, net profits, or gross receipts (including Rent), and any inheritance, estate, franchise, excise, or net worth tax imposed on Landlord based upon, measured by, or calculated with respect to Landlord’s total assets, net assets or capital stock, however determined. The term “Excluded Taxes,” however, shall not mean any franchise, excise, or capital based taxes which are imposed in lieu of, or in direct substitution for, Property Taxes, Other Taxes or other taxes that are not Excluded Taxes (“Substitute Taxes”), regardless of whether such Substitute Taxes are based upon, measured by, or calculated with respect to net income, net profits, gross receipts (including Rent), net assets, capital stock, or any other basis for measurement.

“Fee Estate” means Landlord’s fee interest in the Premises and this Lease.

“Fee Mortgage” means any Mortgage that encumbers all or any part of the Fee Estate or any interest in the Fee Estate or a pledge of direct or indirect interest in Landlord.

“Fee Mortgagee” means an Institutional Lender holding a Fee Mortgage, and its successors and assigns.

“First Lease Year Fixed Rent” One Million Four Hundred Forty-Seven Thousand Two Hundred and 00/100 Dollars ($1,447,200.00) per annum.

“Fixed Rent” is defined and shall have the meaning specified in the Basic Ground Lease Information.

“Fixed Rent CPI Adjustment Year” means each of the eleventh (11th) Lease Year, twenty-first (21st) Lease Year, thirty-first (31st) Lease Year, forty first (41st) Lease Year, fifty- first (51st) Lease Year, sixty-first (61st) Lease Year, seventy first (71st) Lease Year, eighty-first (81st) Lease Year and ninety-first (91st) Lease Year.

“Foreclosure Event” means any transfer of title to the Fee Estate or the Leasehold Estate as the result of any: (1) judicial or nonjudicial foreclosure; (2) trustee’s sale; (3) deed, transfer, assignment, or other conveyance in lieu of foreclosure; (4) other similar exercise of rights or remedies under any Mortgage; or (5) transfer by operation of or pursuant to any Bankruptcy Proceeding, in each case (“1” through “5”) whether the transferee is a Mortgagee, a party claiming through a Mortgagee, or a third party.

“GAAP” means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

“Good Faith Sole Discretion” means, with respect to any Rent abatement request received by Landlord from Tenant pursuant to paragraphs 10(a), 10A or 13(a), that Landlord may grant or deny (or partially grant or partially deny) such request in Landlord’s sole, unfettered discretion as Landlord sees fit, for any reason, provided that Landlord must grant or deny (or partially grant or partially deny) such request only for a proper business purpose, as determined by Landlord in a rational, prudent and non-arbitrary manner and after due consideration of all of the relevant facts and circumstances. For the avoidance of doubt, any Fee Mortgagee’s rejection (or partial rejection) of such request or any Fee Mortgagee’s withholding of unconditional consent to such request, shall be deemed a “proper business purpose” for purposes of determining whether Landlord has satisfied the foregoing standard. In determining whether Landlord has satisfied the foregoing standard, the practices of any other real estate owner, landlord, developer, lender or investor shall not be considered.

“Hazardous Materials” is defined in paragraph 26(b) of this Lease.

“Imposition” means the various taxes and other charges referred to in paragraph 6 of this Lease and the present and future governmental laws and regulations more specifically described in paragraph 6(b) of this Lease.

“Improvements” means the building(s) and other improvements and appurtenances (including, but not limited to, landscaping) of every kind and description now or hereafter erected, constructed or placed on or about the Land, and any and all alterations and replacements thereof, additions thereto and substitutions therefor including all fixtures, equipment, machinery, heating, ventilation, air conditioning, plumbing, electrical mechanical, utility, life safety, refrigeration, cleaning, security, telecommunications and other systems, furnaces, boilers, engines, motors, compressors, dynamos, elevators, fittings, piping, connections, conduits, and ducts.

The words “include”, “includes”, “including” and any other derivation of “include” means “including but not limited to” unless specifically set forth to the contrary.

“Indemnified Party” means each of Landlord, the Safe Group, its and their members, directors, officers, employees and agents, and any successors to Landlord’s interest in the chain of title to the Premises, the direct or indirect members, partners, directors, officers, employees, and agents of the preceding.

“Initial Appraiser” is defined in Exhibit C of this Lease.

“Initial Leasehold Mortgage” means that certain Leasehold Deed of Trust, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof by Tenant in favor of First American Title Insurance Company, as trustee for the benefit of Wells Fargo Bank, National Association, as it may be amended or modified from time to time, for so long as the same encumbers the Leasehold Estate.

“Initial Leasehold Mortgage Loan” means the loan or other indebtedness secured by the Initial Leasehold Mortgage.

“Initial Valuation” is defined in Exhibit C of this Lease.

“Institutional Lender” means: (1) a bank, trust company, insurance company, investment company, money management fund, private equity debt fund, credit union, savings bank, pension, welfare or retirement fund or system or real estate investment trust; (2) a trustee or issuer of collateralized mortgage obligations, commercial mortgage backed securities or similar investment entity; (3) any entity of any kind engaged in commercial real estate financing or real estate investment, including Freddie Mac and Fannie Mae; (4) an entity that is a “qualified institutional buyer” within the meaning of Rule 144A under the United States Securities Act of 1933, as amended, or an entity that is an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended; (5) any Person that is a Subsidiary of any one of the foregoing entities, so long as in all cases under parts (1), (2), (3), (4) and (5) (w) such Person is not an Affiliate of Tenant, (x) either (i) such Person on the date when its Leasehold Mortgage is executed and delivered, or on the date of such Leasehold Mortgagee’s acquisition of its Leasehold Mortgage by assignment from the previous Leasehold Mortgagee, has total assets of not less than the Institutional Lender Asset Threshold Amount calculated without regard to the value or cost of the Premises and without regard to any amounts of unfunded commitments of private equity debt funds and a Net Worth of not less than the Institutional Lender Net Worth Threshold Amount calculated without regard to any amounts of unfunded commitments of private equity debt funds, or (ii) such Person engages a nationally or regionally recognized commercial servicer to administer and service the Leasehold Mortgage, (y) such Person is subject to the jurisdiction of the federal courts of the United States of America or the courts of the State of Arizona, and (z) such Person is not immune to suit; or (6) any other Person reasonably approved by Landlord which satisfies the foregoing items (w), (x)(ii), (y) and (z); provided, however, that, notwithstanding the foregoing provisions of this definition, the condition set forth in clause (x) of this definition shall not apply with respect to (I) Wells Fargo Bank, National Association (as the holder of the Initial Leasehold Mortgage) and/or Freddie Mac, its successors and/or assigns as owner and holder of the applicable Leasehold Mortgage loan (excluding under this clause (I) (but without limiting clause (II) or (III) below) any assignee pursuant to an assignment done in connection with a refinancing and for the sole purpose of saving on mortgage taxes), including any REMIC trust to which a Leasehold Mortgage encumbering any portion of the Leasehold Estate is assigned in connection with a securitization sponsored by Freddie Mac (a “REMIC Trust”) and/or any holder of any certificates issued by any such REMIC Trust in respect of such securitization, (II) any Leasehold Mortgagee that is the holder of a Leasehold Mortgage granted by Tenant pursuant to a refinancing of the Leasehold Estate that results in the full repayment of the Initial Leasehold Mortgage Loan (excluding, for the avoidance of doubt, any successors and assigns of such Leasehold Mortgagee), and (III) following completion of a Foreclosure Event in respect of a Leasehold Mortgage, the Leasehold Mortgagee (if any) that is the holder of the Leasehold Mortgage granted by the Successor Tenant that acquires the Leasehold Estate by virtue of such Foreclosure Event (excluding, for the avoidance of doubt, any successors and assigns of such Leasehold Mortgagee).

“Institutional Lender Asset Threshold Amount” means Four Hundred Million Dollars ($400,000,000) Adjusted for Inflation.

“Institutional Lender Net Worth Threshold Amount” means Two Hundred Million Dollars ($200,000,000) Adjusted for Inflation.

“Land” means the land described on Exhibit A hereto, and any land lying in the bed of any existing dedicated street, road or alley adjoining thereto, all strips and gores adjoining thereto, and all rights, ways, easements, privileges and appurtenances thereunto belonging, including all of Landlord’s right, title, and interest in and to all other property rights, tangible or otherwise, arising out of or connected with Landlord’s ownership thereof.

“Landlord” is defined in the first paragraph of this Lease.

“Late Charge” is defined in paragraph 5(d) of this Lease.

“Lease” is defined in the first sentence of this Lease.

“Lease Expiration Date” is defined and shall have the meaning specified in the Basic Ground Lease Information.

“Lease Year” means a period of twelve (12) consecutive months commencing on the first calendar day of the calendar month in which occurs the Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Commencement Date is not the first calendar day of a month, then the first Lease Year shall commence on the Commencement Date and end on the calendar day immediately preceding the first anniversary of the first calendar day of the month following the month in which the Commencement Date occurs.

“Leasehold Estate” means the leasehold interest of Tenant in the Premises pursuant to this Lease.

“Leasehold Mortgage” means any Mortgage that encumbers any portion of the Leasehold

Estate or one hundred percent (100%) of the direct or indirect beneficial interests in Tenant and made and entered into in compliance with this Lease that (a) is held by a Person that is an Institutional Lender and (b) does not secure (and is also not cross-defaulted with) any indebtedness that is secured by any real estate other than the Leasehold Estate.

“Leasehold Mortgagee” means any holder of a Leasehold Mortgage, so long as neither Tenant nor any Affiliate of Tenant (i) is an Affiliate of such Leasehold Mortgagee, (ii) is an administrative or other agent for Leasehold Mortgagee, (iii) is a holder of a note or other evidence of indebtedness evidencing Leasehold Mortgagee’s loan secured by the Leasehold Estate or (iv) is a participant in or pledgee of any interest in the Leasehold Mortgagee’s loan secured by the Leasehold Estate.

“Leasehold Mortgagee’s Consent” as to any matter means prior written consent by Leasehold Mortgagee to such matter. If multiple Leasehold Mortgagees exist, then unless the Leasehold Mortgagees agree otherwise in writing, the determination of only the most senior Leasehold Mortgagee shall govern, as described below under the heading “Mortgage Conflicts.” During any period when no Leasehold Mortgagee exists, all references to Leasehold Mortgagee’s Consent shall be disregarded.

“Leasehold Mortgagee’s Cure” means any Leasehold Mortgagee’s cure of a Default and any actions taken by a Leasehold Mortgagee to cure a Default.

“Leasehold Mortgagee’s Cure Rights” means all rights of Leasehold Mortgagee(s) to cure any Default by Tenant.

“Legal Requirements” is defined in paragraph 12 of this Lease.

“Liability Insurance Threshold” means Fifty Million Dollars ($50,000,000) Adjusted for Inflation, but, in no event less than such liability limit as an institutional prudent owner of real estate similar to the Leasehold Estate would prudently maintain. Landlord may, not more frequently than once every fifth (5th) Lease Year, by Notice to Tenant, reasonably designate a different amount for this definition of Liability Insurance Threshold.

“Lien” means any lien, mortgage, deed of trust, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including any arising under any conditional sale agreement, capital lease or other title retention agreement.

“Material Alteration” means any demolition, razing, renovation, construction or alteration (i) that would (together with all other demolition, razing, renovation, construction or alterations previously made) result in a material diminution of the market value of the Premises based upon then prevailing market conditions or a material reduction in the rentable square feet of the Improvements, or (ii) which together with all other related demolition, razing, renovation, construction or alterations is reasonably expected to cost in excess of Eleven Million Dollars ($11,000,000) Adjusted for Inflation. Material Alteration shall not include such alterations, additions or improvements that relate to the general upgrading, upkeep or preparation of any residential units for occupancy (including, without limitation, replacement of appliances, painting, and carpet or flooring replacement), regardless of the cost of the same.

“Memorandum of Lease” is defined in paragraph 24 of this Lease.

“Mezzanine Financing” is defined in paragraph 28(i).

“Mezzanine Lender” is defined in paragraph 28(i).

“Monetary Default” means any failure by Tenant to: (1) pay, when and as this Lease requires, any Rent or other sum(s) of money that this Lease requires Tenant to pay, whether to Landlord or to a third party; (2) pay as they become due all insurance premiums that this Lease requires Tenant to pay; (3) properly apply any sums of money, if any, that this Lease requires Tenant to apply in a particular manner or for a particular purpose; or (4) satisfy any other obligation of Tenant under this Lease that may be satisfied solely by the payment of money.

“Mortgage” means any mortgage, deed of trust, security deed, contract for deed, deed to secure debt, or other voluntary real property (including leasehold) security instrument(s) or agreement(s) intended to grant real property (including leasehold) security for any obligation (including a purchase-money or other promissory note) encumbering the Leasehold Estate or the Fee Estate, as entered into, renewed, modified, consolidated, increased, decreased, amended, extended, restated, assigned, or supplemented from time to time. If two or more such mortgages are consolidated or restated as a single lien, then all such mortgages so consolidated or restated shall be treated as a single Mortgage. A Mortgage may be either a Fee Mortgage or a Leasehold Mortgage or a Permitted Non-Institutional Leasehold Mortgage. Notwithstanding anything to the contrary contained herein, in connection with a Mezzanine Financing, the term “Mortgage” shall include the security instrument pursuant to which one hundred percent (100%) of the direct or indirect beneficial interests in Tenant are pledged to the related Leasehold Mortgagee under such Mezzanine Financing.

“Mortgagee” means an Institutional Lender which is the holder of any Mortgage and its successors and assigns.

“Mortgagee Protections” means, as to any Mortgagee, all rights, protections, and privileges of such Mortgagee as expressly provided for under this Lease, including the following: (1) any right to receive Notices and/or to cure defaults (including, in the case of a Leasehold Mortgagee, all Leasehold Mortgagee’s Cure Rights); (2) any requirement for Leasehold Mortgagee’s Consent to any matter; (3) in the case of a Leasehold Mortgagee, all provisions of this Lease relating to a New Lease and all rights of any New Tenant or Successor Tenant; and (4) all other rights, protections, and privileges of such Mortgagee under this Lease.

“NDA” means a nondisturbance and attornment agreement in substantially the form annexed as Exhibit E, modified as reasonably necessary with the approval (not to be unreasonably withheld) of the applicable Mortgagee and Tenant.

“Net Casualty Proceeds” means the compensation and/or insurance payments net of the reasonable expenses of collecting such amounts incurred by any Mortgagee (but only in its capacity as Proceeds Trustee), Landlord or Tenant, and received by any Mortgagee, Landlord or Tenant in respect of any portion of the Premises by reason of and on account of a fire or other casualty.

“Net Worth” means the net worth of a Person computed (a) in accordance with sound accounting principles, consistently applied, and (b) without including the Premises or any direct or indirect interest in the owner(s) thereof as an asset.

“New Lease” means a new lease of the Land, effective as of (or retroactively to) the termination date of this Lease, for the remainder of the Term of this Lease, considered as if this Lease had not been terminated, with New Tenant, on all the same terms and provisions of this Lease and in the same form as this Lease. Any New Lease shall include all rights, Options and privileges of Tenant under this Lease, but shall not include any Personal Obligations of a predecessor tenant or any obligations of Tenant that have already been performed (it being agreed that such New Tenant will be responsible for its own Personal Obligations). Any New Lease or a memorandum thereof shall be in recordable form and shall include all Mortgagee Protections for the benefit of Mortgagees of New Tenant and Landlord.

“New Lease Delivery Date” means the date when Landlord and New Tenant enter into a New Lease.

“New Lease Option Period” means, upon the occurrence of a termination of this Lease (other than as the result of (1) the scheduled expiration date of the Term; or (2) a termination pursuant to paragraphs 10A or 14 of this Lease), a period that begins on the date of such termination and ends on the date thirty (30) calendar days after such termination; provided, however, that a Leasehold Mortgagee shall have the right to extend such period up to three (3) times, in each case for an additional thirty (30) calendar days (i.e., for a maximum period of one hundred twenty (120) calendar days), provided that, in connection with each such extension, prior to the end of the immediately preceding thirty (30) calendar day period, such Leasehold Mortgagee (a) delivers Notice to Landlord requesting such extension, and (b) pays to Landlord (i) any and all sums (including Fixed Rent) then due or past due under this Lease, including interest at the Overdue Rate and any Late Charge, as applicable, and (ii) any and all sums (including Fixed Rent) scheduled to become due under this Lease during such additional thirty (30) calendar day period, in each case as if this Lease had not been terminated. The New Lease Option Period shall be tolled and extended during the pendency of any Bankruptcy Proceeding affecting Landlord.

“New Tenant” means the Leasehold Mortgagee (if it is also a Qualified Tenant) that requests a New Lease, or such other Tenant (if it is also a Qualified Tenant) under a New Lease as such Leasehold Mortgagee shall select (but excluding Tenant originally named in this Lease or any of its Affiliates), all as designated by such Leasehold Mortgagee.

“Nonmonetary Default” means the occurrence of either of the following, other than a Monetary Default: (1) any breach by Tenant of its obligations under this Lease; or (2) any event or circumstance (not consisting of a breach of Tenant’s obligations under this Lease) that, with the passage of time or the giving of Notice, or both, or neither, or the expiration of any cure period without cure, would constitute an Event of Default.

“Notice” or “notice” means any written notice, demand, request or other communication in writing.

“Option” means any option of Tenant to terminate this Lease, in whole or in part, to the extent (if any) provided for in this Lease.

“Other Taxes” is defined in paragraph 6(b) of this Lease.

“Overdue Rate” means the sum of three percent (3%) plus the prime interest rate as reported from time to time in The Wall Street Journal, but in any event, if lower, the maximum annual interest rate allowed by law in the State of Arizona for business loans (not primarily for personal, family or household purposes); provided, however, if The Wall Street Journal is no longer in existence or ceases to publish such information, Landlord shall use the prime corporate interest rate as reported in a comparable publicly available publication selected by Landlord in its sole discretion.

“Permitted Encumbrances” means:

(a) Any of the following, which are not yet delinquent at the time in question: (i) liens for water, sewer, and other utility services and (ii) taxes, assessments and other governmental charges (whether federal, state, local or foreign) and Property Taxes;

(b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants and other matters affecting the title to the Premises or any part thereof set forth on Exhibit B attached hereto;

(c) Any NDA(s) recorded or otherwise, which are provided to Tenant pursuant to paragraph 17 of this Lease or as otherwise entered into by and among Landlord, Tenant, and any Mortgagee;

(d) Liens for taxes (whether federal, state, local or foreign) attributable to any taxable period whether before, on or after the Commencement Date which are being contested in good faith in accordance with the terms of this Lease by Tenant and for which Tenant has established adequate reserves that are held by Leasehold Mortgagee or, if no Leasehold Mortgagee shall then exist, then Landlord to the extent required under paragraph 6(e);

(e) This Lease (and any New Lease), the rights, privileges and entitlements of Tenant (or New Tenant) hereunder (or thereunder);

(f) Any Qualified Sublease entered into by Tenant (or its successors and assigns, as the case may be) as sublandlord on or after the Commencement Date in accordance with the terms of this Lease; and

(g) Any easements or encumbrances consented to and joined in by Landlord pursuant to paragraph 12(d) below.

“Permitted Non-Institutional Leasehold Mortgage” is defined in paragraph 28(j).

“Permitted Non-Institutional Leasehold Mortgagee” means the holder of any Permitted Non-Institutional Leasehold Mortgage.

“Permitted Use” is defined in paragraph 3 of this Lease.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

“Personal Default” means any Nonmonetary Default of Tenant that is not reasonably susceptible of cure by a Leasehold Mortgagee, such as (to the extent, if any, that any of the following may actually constitute a Default under this Lease) a Bankruptcy Proceeding affecting Tenant or any other Person; a prohibited transfer; failure to deliver financial information within Tenant’s control; and any other Nonmonetary Default that by its nature relates only to, or can reasonably be performed only by, Tenant.

“Personal Obligation” means any obligation under this Lease, the breach of which would constitute a Personal Default.

“Personal Property” means any and all any movable furniture, equipment, trade fixtures, office machines or other personal property (excluding the Improvements) located at the Premises or used in connection therewith.

“Premises” means the Land and the Improvements.

“Price Index” means the “Consumer Price Index for All Urban Consumers, All Items (1982-1984=100), U.S. Cities Average (CPI-U),” issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the Price Index ceases to use the 1982-1984 average of 100 as the basis of calculation, or if a substantial change is made in the term or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Price Index in effect at the date of this Lease not been altered. In the event that such Price Index (or a successor or substitute index) is no longer available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

“Proceeds Trustee” means a federally insured bank or trust company designated by Landlord, subject to the prior written approval of Tenant, such approval not to be unreasonably withheld, delayed, or conditioned; provided, however, that if a Leasehold Mortgage encumbers the Leasehold Estate, the Leasehold Mortgagee thereunder shall be appointed Proceeds Trustee for so long as such Leasehold Mortgage remains outstanding and such Leasehold Mortgagee is an Institutional Lender, unless and until such Leasehold Mortgagee shall elect by Notice to Landlord not to be the Proceeds Trustee; provided, further, that if such Leasehold Mortgagee shall elect not to be the Proceeds Trustee or if no Leasehold Mortgage shall then encumber the Leasehold Estate, then, if a Fee Mortgage encumbers the Fee Estate, the Fee Mortgagee thereunder may, at its option by Notice to Landlord, be appointed Proceeds Trustee for so long as such Fee Mortgage remains outstanding, such Fee Mortgagee is an Institutional Lender and such Fee Mortgagee does not Control Landlord or is not Controlled by or under Common Control with Landlord; and, in any case, any Mortgagee’s appointment as Proceeds Trustee shall constitute such Mortgagee’s agreement (and, if the Institutional Lender satisfies clause (x) of the definition of Institutional Lender by virtue of its servicer, also such servicer’s agreement) to hold the applicable funds, in trust, for the benefit of Landlord, Tenant, the Fee Mortgagees, the Leasehold Mortgagees and itself (in its capacity as a Mortgagee) and disburse such funds in accordance with this Lease.

“Property Taxes” is defined in paragraph 6(a) of this Lease.

“Qualified Bulk Sublease” means a Qualified Sublease of more than three (3) residential apartments to a Qualified Bulk Subtenant.

“Qualified Bulk Subtenant” mans a Qualified Tenant who is (a) a university, (ii) a college, (iii) an established business providing student housing, or (iv) a fraternity or sorority formally recognized by and in good standing with the Arizona State University’s Office of Fraternity and Sorority Life on the effective date of such Sublease.

“Qualified Landlord” means a Person that satisfies all of the Qualified Landlord Conditions (except to the extent that any of such conditions are not applicable to such Person pursuant to the definition of Qualified Landlord Conditions, in which event, for purposes of this clause (b), such Person must satisfy all of the Qualified Landlord Conditions applicable to such Person).

“Qualified Landlord Conditions” means that: (a) as of the date such Person shall become Landlord or Successor Landlord, the applicable Person is not then and has not, during the three (3) year period preceding the date of determination, been a debtor in a Bankruptcy Proceeding, (b) such Person is subject to the jurisdiction of the courts of the United States and the State of Arizona, (c) such Person is not immune to suit, and (d) as of the date that such Person shall become Landlord (or Successor Landlord), such Person and its Affiliates (A) have not, during the five (5) year period prior to the date of determination, been convicted of any crime that is (i) financial in nature (i.e., embezzlement, monetary fraud, money laundering or other financial crimes), (ii) of or related to arson, or a crime of terrorism or a violation of any law designed to protect against terrorism, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., or (iii) a violation of any other laws, regulations and executive orders administered by the Office of Foreign Assets Control and (B) are not Persons with respect to which Tenant or its Affiliates are precluded from doing business by virtue of any of the laws contemplated in the foregoing clauses (A)(i), (A)(ii) and (A)(iii) or with respect to which Tenant or its Affiliates would be in violation of any of such laws or subject to penalties or fines by virtue of any of the laws contemplated by any of the foregoing clauses (A)(i), (A)(ii) and (A)(iii).

“Qualified Master Sublease” means a sublease of more than three (3) of the residential apartment units that (i) is upon market terms and conditions (as determined in the good faith business judgment of Tenant) but in no event with a scheduled expiration later than the calendar day immediately preceding the Lease Expiration Date, (ii) does not provide or allow short term or transient occupancy (i.e., less than thirty (30) days), and (iii) is with a Qualified Subtenant that is, directly or through its affiliates, experienced in the operation of master leased apartment units and is capable of performing under such master lease.

“Qualified Non-Institutional Lender” means a lender that satisfies all of the Qualified Tenant Conditions that is not an Institutional Lender.

“Qualified Property Manager” means a commercial real property manager of recognized national or regional standing with respect to property management of projects comparable to the Premises. For purposes of this Lease, PropCo AP JV LLC, a Delaware limited liability company, shall constitute a Qualified Property Manager.

“Qualified Sublease” means (i) (A) a Sublease of not more than three (3) residential apartments to a Qualified Subtenant or (B) a Sublease of more than three (3) residential apartments to a Qualified Bulk Subtenant, in either case entered into by Tenant upon market terms and conditions (as determined in the good faith business judgment of Tenant) but in no event with a scheduled expiration later than the calendar day immediately preceding the Lease Expiration Date or (ii) a Qualified Master Sublease. For purposes of applying the foregoing three-residential-apartment restriction, residential apartments subleased to Qualified Subtenants that are not individual persons shall be aggregated with the residential apartments subleased to all Affiliates of such non-individual Qualified Subtenants.

“Qualified Subtenant” means (1) an individual person who has satisfied such standard and customary credit, background and other due diligence investigations that Tenant, its Affiliates and their respective leasing managers (including Qualified Property Manager, if applicable) generally undertake at other rental residential facilities, or (2) a Person who is not an individual and who (x) is not an Affiliate of Tenant, (y) is not the United States General Services Administration or any other governmental authority, or (z) has not (together with any Person Controlling, Controlled by or under Common Control with such Person) been convicted of any felony during the five (5) year period prior to the date that such Person shall become a subtenant, that is (i) financial in nature (i.e., embezzlement, monetary fraud, money laundering or other financial crimes), (ii) of or related to arson, or (iii) a crime of terrorism, or any law designed to protect against terrorism, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and all other laws, regulations and executive orders administered by the Office of Foreign Assets Control.

“Qualified Tenant” means a Person that (a) has been approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed or (b) satisfies all of the Qualified Tenant Conditions (except to the extent that any of such conditions are not applicable to such Person pursuant to the definition of Qualified Tenant Conditions, in which event, for purposes of this clause (b), such Person must satisfy all of the Qualified Tenant Conditions applicable to such Person).

“Qualified Tenant Conditions” means that: (a) as of the date such Person shall become Tenant (or Successor Tenant) or New Tenant, the applicable Person is not then and has not, during the three (3) year period preceding the date of determination, been a debtor in a Bankruptcy Proceeding, (b) as of the date such Person shall become Tenant (or Successor Tenant) or New Tenant, such Person is, directly or through, its Affiliates, experienced in the ownership and operation of improvements (exclusive of the Improvements) in the United States of America similar in use to the Permitted Use (provided that such condition may be satisfied by a Qualified Property Manager engaged by the applicable Tenant to provide property management services to the Premises); provided further that a Leasehold Mortgagee which fails to satisfy the requirement of this subsection (b) shall not, solely by virtue of the failure of the condition set forth in this subsection (b), be prohibited from commencing or completing a Foreclosure Event, and shall nonetheless qualify as a Successor Tenant or New Tenant, as applicable, so long as not later than thirty (30) calendar days after completion of the Foreclosure Event, such Successor Tenant or New Tenant has engaged a Qualified Property Manager to provide property management services to the Premises, (c) such Person is subject to the jurisdiction of the courts of the United States and the State of Arizona, (d) such Person is not immune to suit, and (e) as of the date that such Person shall become Tenant (or Successor Tenant) or New Tenant, such Person and its Affiliates (A) have not, during the five (5) year period prior to the date of determination, been convicted of any crime that is (i) financial in nature (i.e., embezzlement, monetary fraud, money laundering or other financial crimes), (ii) of or related to arson, or a crime of terrorism or a violation of any law designed to protect against terrorism, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of

2001 (Public Law 107-56) (The USA PATRIOT Act), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., or (iii) a violation of any other laws, regulations and executive orders administered by the Office of Foreign Assets Control and (B) are not Persons with respect to which Landlord or its Affiliates are precluded from doing business by virtue of any of the laws contemplated in the foregoing clauses (A)(i), (A)(ii) and (A)(iii) or with respect to which Landlord or its Affiliates would be in violation of any of such laws or subject to penalties or fines by virtue of any of the laws contemplated by any of the foregoing clauses (A)(i), (A)(ii) and (A)(iii); provided, however, that, notwithstanding the foregoing provisions of this definition, the conditions set forth in clause (a) and clause (b) of this definition shall not apply with respect to (I) Wells Fargo Bank, National Association (as the holder of the Initial Leasehold Mortgage) and/or Freddie Mac, its successors and/or assigns as owner and holder of a Leasehold Mortgage Loan, including any REMIC Trust to which the Leasehold Mortgage is assigned in connection with a securitization sponsored by Freddie Mac and/or any holder of any certificates issued by any such REMIC Trust in respect of such securitization, and (II) following completion of a Foreclosure Event in respect of the Leasehold Mortgage, the initial Successor Tenant that acquires the Leasehold Estate by virtue of such Foreclosure Event (excluding, for the avoidance of doubt, any successors and assigns of such initial Successor Tenant).

“Regulation Program” is defined in paragraph 12(c) of this Lease.

“Relevant Area” means the area located within a three (3) mile distance from the exterior boundaries of the Land.

“REMIC Trust” is defined in the definition of Institutional Lender.

“Remove” and any other derivatives of “Remove” means, with respect to Improvements, demolishing, removing and, to the extent applicable, bringing the Premises to grade and sodding in a manner approved by Landlord, all so as to cause the Premises to be in a safe, lawful and secure condition.

“Rent” is defined in paragraph 5(a)(ii) of this Lease.

“Restoration Fund” is defined in paragraph 10 of this Lease.

“S&P” means Standard & Poor’s Rating Service, a division of the McGraw Hill- Companies, and its successors, or, if such firm shall cease to exist or shall cease to be a nationally recognized credit rating agency, S&P shall mean a nationally recognized credit agency reasonably designated by Landlord.

“SAFE” means Safehold Inc., a Maryland corporation, and its successor from time to time by merger or otherwise.

“SAFE Group” means SAFE and SAFE Manager.

“SAFE Manager” means SFTY Manager and any other Person retained by SAFE from time to time as its manager.

“SFTY Manager” means SFTY Manager LLC, a Delaware limited liability company, and its successors from time by merger or otherwise.

“Site Assessments” is defined in paragraph 26(d) of this Lease.

“Site Reviewers” is defined in paragraph 26(d) of this Lease.

“Sublease” means a sublease of the Leasehold Estate or any part thereof entered into in accordance with this Lease with a term that (i) does not extend later than the Lease Expiration Date and (ii) does not grant the subtenant any right or option to purchase all or any part of the Premises, provided that any Sublease may grant to any subtenant thereunder who is a Qualified Tenant the right or option to purchase the Leasehold Estate, subject to the terms and conditions of this Lease.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity

(a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by such Person, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent.

“Substitute Taxes” is defined in the definition of Excluded Taxes.

“Successor Landlord” is defined in paragraph 17(e) of this Lease.

“Successor Tenant” means: (1) any purchaser, transferee, or assignee of the Leasehold Estate pursuant to a Foreclosure Event (but not with respect to a Permitted Non-Institutional Leasehold Mortgage), including Leasehold Mortgagee or its successor, assignee, designee or nominee (if applicable); and (2) such purchaser’s, transferee’s, or assignee’s direct and indirect successors and assigns. Each Successor Tenant must be a Qualified Tenant, and, if so, any such Successor Tenant shall also have all the rights of a Tenant.

“Temporary Condemnation” means a Condemnation of the temporary right to use or occupy all or part of the Premises.

“Tenant” is defined in the first paragraph of this Lease.

“Tenant Matters” means matters, defects, liens and encumbrances done by, permitted, caused or suffered by Tenant, New Tenant or a Leasehold Mortgagee, and those claiming by, through or under any of them and rights of parties in possession from time to time.

“Term” is defined in paragraph 4 of this Lease.

“Third Appraiser” is defined in Exhibit C of this Lease.

“Third Valuation” is defined in Exhibit C of this Lease.

“Total Loss” means (i) during the last five (5) Lease Years of the Term a casualty, damage or destruction of the Improvements where the cost of restoration would exceed twenty-five percent (25%) of the value of the Improvements (which percentage amount shall be reduced monthly on a pro-rata basis over the applicable five (5) Lease Year period and shall be deemed to be one-sixtieth (1/60th) of twenty-five percent (25%) in the last month of the Term), or (ii) during the last five (5) years of the Lease Term, a permanent taking of twenty-five percent (25%) or more of the Land or twenty-five percent (25%) or more of the buildings and structures on the Land.

“Valuation Notice” is defined in Exhibit C of this Lease.

“Valuation Period” is defined in Exhibit C of this Lease.

2.	DEMISE OF LAND

Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, IN ITS “AS IS” CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE AS OF THE DATE OF THIS LEASE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED BY LANDLORD AND WAIVED AND RENOUNCED BY TENANT). The foregoing disclaimer in this paragraph has been negotiated by Landlord and Tenant, each being represented by independent counsel, and is intended as a complete negation of any representation or warranty by Landlord, express or implied, with respect to the condition, quality, repair, or fitness of the Premises for a particular use, or title thereto.

3.	USE

(a) At all times during the Term, excepting periods of time (i) for renovations, repairs and Casualty Repair made in accordance with this Lease, (ii) for delays pursuant to paragraph 35(k), or (iii) that Tenant has “gone dark” for a legitimate business purpose as determined by Tenant in its reasonable business judgment, Tenant will actively conduct and carry on (or cause to be conducted and carried on) the business of operating the Permitted Use on the Premises.

(b) Tenant shall, subject to applicable zoning restrictions, other Legal Requirements, the Permitted Encumbrances and Tenant Matters, use and occupy the Premises only for (a) multi- resident university student residential housing and other lawful purposes which are both associated and related thereto, (b) multi-family residential housing and other lawful purposes which are both associated and related thereto, (c) ground floor retail use and other lawful purposes which are both associated and related thereto, or (d) any other lawful use; provided, however, such other use must have been approved by Landlord in Landlord’s reasonable discretion (collectively, the “Permitted Use”). Subject to Condemnation and the provisions of paragraphs 13 and 14, Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, in such manner as might adversely affect Landlord’s title to or fee simple interest in the Premises, or in such manner as might reasonably make possible a claim or claims of adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof. Tenant shall not subject all or any part of the Premises or Leasehold Estate to the condominium or cooperative form of ownership.

4.	TERM

The term of this Lease (the “Term”) shall be for a period of one hundred four (104) years, beginning on the Commencement Date and ending on the Lease Expiration Date.

5.	RENTAL

(a) Tenant shall pay to Landlord the following amounts as Rent:

(i) Tenant shall pay to Landlord the Fixed Rent in equal monthly installments equal to one-twelfth (1/12th) of the then annual rate of Fixed Rent in advance on the first (1st) calendar day of each calendar month in the Term; provided, however, (x) if the Commencement Date does not occur on the first (1st) calendar day of a calendar month, on the Commencement Date Tenant shall pay to Landlord for the Fixed Rent for the period from and including the Commencement Date until and including the last day of the calendar month in which Commencement Date occurs the product of one-twelfth (1/12th) of the First Lease Year Fixed Rent multiplied by a fraction, the numerator of which is the number of calendar days in such period and the denominator of which is the total number of calendar days in such calendar month and (y) if the Commencement Date occurs on or after the 15th day of the month in which the Commencement Date occurs, on the Commencement Date Tenant shall pay the monthly installment of Fixed Rent for the first full calendar month of the Term.

(ii) Throughout the Term of this Lease, Tenant shall pay, as Additional Rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent. As used in this Lease, “Rent” shall mean and include all Fixed Rent and Additional Rent payable by Tenant in accordance with this Lease.

(b) It is the intention of Landlord and Tenant that the Fixed Rent payable by Tenant to Landlord during the entire Term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, ownership, operation, maintenance, repair and replacement (whether capital or otherwise) of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance, repair or replacement of the Premises during the Term of this Lease, and Tenant shall manage, operate, maintain and repair and replace the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent subject to Tenant’s rights under paragraph 6(e). Without limiting the generality of the foregoing, throughout the entire Term of this Lease, Tenant shall pay, as Additional Rent, all premiums for all property and liability insurance covering the Premises required under this Lease, and all Property Taxes and all Other Taxes that accrue or are payable during or allocable to the Term of this Lease.

(c) Tenant shall pay or cause to be paid all Fixed Rent to Landlord, in advance, on or before the first (1st) calendar day of each and every calendar month during the Term of this Lease (other than the payment due on the Commencement Date which is due as set forth in subparagraph 5(a) above without Notice, demand, deduction or offset, in lawful money of the United States of America, to the wire transfer address of Landlord specified in the Basic Ground Lease Information, or to such other accounts and/or Person(s) or at such other place or places as Landlord may from time to time designate in writing (or otherwise so there are collected funds available to Landlord on the due date). Tenant shall pay all Additional Rent when due.

(d) Interest at the Overdue Rate shall accrue on unpaid Rent from the due date thereof to the date of actual payment and is payable to Landlord on demand from Landlord. If the Fixed Rent is paid more than five (5) Business Days after its due date, a late charge of five percent (5%) (the “Late Charge”) of the delinquent amount shall be due and payable to Landlord. Any such Late Charges due hereunder shall constitute Additional Rent and are not penalties, but rather are charges attributable to administrative and collection costs arising out of Tenant’s delinquency in paying Fixed Rent when due.

6.	TAXES

(a) Tenant shall pay, as Additional Rent, all Property Taxes (notwithstanding that the obligations to pay such Property Taxes may exist or arise out of periods occurring prior to or after the commencement of the Term) prior to the assessment of any interest or penalty for late payment (subject to Tenant’s rights under this paragraph 6(a) to make payment thereof in installments or under paragraph 6(e) below or to protest Property Taxes); provided, however, if and to the extent Leasehold Mortgagee is holding Tenant’s estimated payments thereof, Tenant shall instead cause Leasehold Mortgagee to timely make such payments upon Tenant’s behalf and failure by such Leasehold Mortgagee to make such payment shall not relieve Tenant of its obligations hereunder; provided, further, if any such Property Taxes may legally be paid in installments, Tenant may, at its option, pay such Property Taxes in such installments together with any interest due thereon. “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, municipal service fee, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto, including any payment under any payment in lieu of taxes or analogous agreement) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any Personal Property. In addition, Property Taxes shall include any taxes as a result of any change in ownership with respect to the Premises (other than any speculative builder tax, transaction privilege tax, sales tax, or transfer tax occurring solely as a result of a sale by Landlord of its Fee Estate or the granting of a Fee Mortgage, all of which shall be at the sole cost and expense of Landlord) or Personal Property, and the costs of any transit impact development fees, housing and child care contributions or other similar or dissimilar impositions required of Landlord or otherwise imposed by the local governmental or quasi- governmental instrumentalities (provided that Landlord shall not take any action to cause any transit impact development fees, housing and child care contributions or other similar impositions without the prior written consent of Tenant which consent may be withheld, conditioned or delayed in Tenant’s sole and absolute discretion). Property Taxes shall also include any franchise, excise, gross receipts, or income tax levied, imposed, or assessed against Landlord only to the extent such levy, imposition, or assessment is in lieu of, or a direct substitution for, any Property Tax with respect to the Premises, and shall not include any Other Taxes or Excluded Taxes.

(b) Tenant shall pay or cause to be paid, as Additional Rent, all Other Taxes (notwithstanding that the obligations to pay such Other Taxes may exist or arise out of periods occurring prior to or after the commencement of the Term) prior to the assessment of any interest or penalty for late payment (subject to Tenant’s rights under this paragraph 6(b) and paragraph 6(e) below, to make payment in installments or to protest Other Taxes); provided, however, if a Leasehold Mortgagee is holding Tenant’s estimated payments thereof, Tenant shall cause such Leasehold Mortgagee to make such payments timely upon Tenant’s behalf and failure by such Leasehold Mortgagee to make such payment shall not relieve Tenant of its obligations hereunder; provided, further, if any such Other Taxes may legally be paid in installments, Tenant may, at its option, pay or cause to be paid such Other Taxes in such installments together with any interest due thereon. “Other Taxes” shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost or occupation of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises, (ii) the cost or value of the Personal Property or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (iii) any Rent payable under this Lease, including any gross receipts tax, sales, use, transaction privilege, or occupancy tax, or excise tax levied by any public or government authority with respect to the receipt of any such Rent, (iv) the possession, leasing, operation, management, maintenance, Alteration, repair, use or occupancy of the Premises, (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or (vi) any speculative builder tax, transaction privilege tax, sales tax, or transfer tax as a result of the improvement or transfer of all or any of the Premises or transfer of an interest in the entity which holds the leasehold interest in the Premises occurring prior to or after the commencement of the Term (but excluding any speculative builder tax, sales tax, or transfer taxes incurred solely as a result of Landlord’s transfer of its Fee Interest or the granting of a Fee Mortgage). “Other Taxes” shall not include any Property Taxes or any Excluded Taxes arising out of or levied in connection with this Lease or the Premises, in each case, of Landlord, unless and only to the extent levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes. For the avoidance of doubt, to the extent required under applicable law, Tenant shall collect under any non-exempt Sublease and timely remit to the applicable public or government authority (or require the applicable subtenant to directly pay), any sales or analogous tax that is levied, assessed, charged, confirmed or imposed by any public or government authority upon any rent payable under any non-exempt Sublease. Tenant shall provide Landlord with written evidence (no less frequently than Landlord’s required filing of any tax return or report) confirming timely payment of any sales or analogous tax levied by any public or government authority with respect to any Rent payable under this Lease or any rent payable under any Sublease.

(c) If at any time during the Term, any method of taxation, gross receipts tax on the Rent, occupational license tax, or a franchise tax, based upon gross receipts with respect to the Rent be levied, assessed or imposed on Landlord, or on the Rent, or on the Premises, or any portion thereof, then Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid under this Lease shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except for Excluded Taxes and as otherwise expressly provided in this Lease. This paragraph 6(c) shall not, however, require the Tenant to pay any Excluded Taxes imposed on or with respect to the Rent, or any income or franchise taxes based upon, measured by, or calculated with respect to net income or profits.

(d) Tenant covenants to furnish Landlord, at least fifteen (15) calendar days prior to delinquency of the applicable payment, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of all Impositions.

(e) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after the deposit or payments (whether under protest or otherwise) of any amounts required by applicable law to stay or prevent collection activities). Landlord shall not be required to join in any proceeding referred to in this paragraph 6(e) except to the extent required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name, at Tenant’s expense. Landlord agrees to provide, at Tenant’s expense, whatever assistance Tenant may reasonably require in connection with any such contest. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including counsel fees) or any liability in connection with any such proceeding. No such contest shall subject Landlord to any civil liability or the risk of any criminal liability or forfeiture.

(f) Landlord will, within thirty (30) calendar days after receipt, reimburse Tenant for any refund of Property Tax or Other Tax received by Landlord as a result of any tax contest, less any reasonable out-of-pocket costs of Landlord incurred in connection therewith as are reimbursable to Landlord as provided herein.

(g) Tenant will, within thirty (30) calendar days after receipt, reimburse Landlord for any refund of Property Tax or Other Tax received by Tenant as a result of any tax contest, less any reasonable out-of-pocket costs of Tenant incurred in connection therewith, to the extent Landlord paid such contested amount and Tenant has not reimbursed Landlord.

7.	NET LEASE; NON-TERMINABILITY

(a) This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without Notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolute net return to Landlord throughout the Term of this Lease. In order that such Rent shall be absolutely net to Landlord, Tenant shall pay when due, and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises, including each fine, fee, penalty, charge (including governmental charges), assessments, sewer rent, Impositions, insurance premiums as may be required from time to time by this Lease or any Leasehold Mortgagee, utility expenses, carrying charges, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding use or occupation of the Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any Excluded Taxes of Landlord arising out of, or levied in connection with, this Lease or Landlord’s right or interest in the Premises or the Rent, or any costs, charges or expenses that are determined in a final adjudication by any court of competent jurisdiction to be attributable solely to Landlord’s material breach of Landlord’s obligations under this Lease or as a result of the gross negligence or willful misconduct of Landlord.

(b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, except as expressly provided in paragraphs 10A, 13(b) and 14, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, except as required by paragraphs 10A, 13(b) and 14, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause; (ii) subject to paragraphs 13(b) and 14, the taking of the Premises or any portion thereof by condemnation, requisition or eminent domain proceedings; (iii) the prohibition, limitation or restriction of Tenant’s use of all or any part of the Premises, or any interference with such use; (iv) any eviction by paramount title or otherwise; (v) Tenant’s acquisition or ownership of all or any part of the Premises other than as expressly provided herein; (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties; or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant agrees that Tenant will not be relieved of the obligations to pay the Fixed Rent or any Additional Rent in case of damage to or destruction of or condemnation (except as expressly provided in paragraphs 10A, 13(b) and 14) of the Premises.

(c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms and that it will not take any action to terminate, rescind, reject or void this Lease under any circumstances whatsoever.

(d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

(e) Tenant shall pay or reimburse Landlord, within ten (10) days after Notice, for Landlord’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with (i) the preparation, negotiation, execution and delivery of this Lease and any other documents and instruments executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby (other than costs and expenses incurred by Landlord in connection with any Fee Mortgage but including costs and expenses associated with any document to which Tenant or any of its mortgagees or subtenants is a party with respect to such Fee Mortgage or otherwise requests or is in response to a request therefrom), (ii) Tenant’s (and any guarantor’s) ongoing performance of and compliance with the terms of this Lease and any other document or instrument executed and delivered in connection herewith and (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Lease or any other document or instrument executed and delivered in connection herewith.

8.	SERVICES

Tenant shall, at Tenant’s sole cost and expense, be responsible for supplying the Premises with electricity, heating, ventilating and air conditioning, water, sewer, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, pest control and disposal services (including, if applicable, hazardous, medical and biological waste disposal), and such other services and Personal Property as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises before any charges therefor become delinquent.

9.	REPAIRS AND MAINTENANCE; REPLACEMENT

(a) Tenant shall, at its own sole cost and expense, operate and keep the Premises and Personal Property in good order and condition as a facility satisfying the Applicable Standard, reasonable wear and tear excepted, in compliance with all applicable Legal Requirements, consistent with the Permitted Uses set forth in this Lease at all times on and after Commencement Date to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall, consistent with the Applicable Standard, maintain, repair and replace all of the Premises and all its component parts, including parking surfaces and stripes, driveways, all landscaping, mechanical systems, electrical and lighting systems, plumbing and sewage systems, fixtures and appurtenances, interior and exterior walls, roof, foundations, floor slabs, columns and structural elements so as to preserve and protect the useful life, utility and value of such components, and in all events so as to preserve the effectiveness of any warranty relating thereto, such repairs and replacements shall cause the Premises to comply with the provisions of the first sentence of this paragraph 9(a). Landlord may, upon ten (10) Business Days’ prior Notice and subject to the provisions of any Qualified Sublease and the Access Indemnity Provisions, inspect or cause independent private inspectors to make inspections of the Premises to determine Tenant’s compliance with this paragraph 9, provided that such inspections shall not occur more than two (2) times in any calendar year except (x) in the case of emergency, (y) if an Event of Default exists hereunder or (z) if any such inspection by Landlord reveals that the Premises or any portion thereof is not substantially in the condition required by this Lease, in which event under clause (x), (y) or (z) more than two (2) such inspections may be conducted in any calendar year. Landlord shall pay the cost of such inspections at the Premises, except that (i) Tenant shall pay the cost of any inspections performed at any time that an Event of Default exists hereunder and (ii) if any such inspection by Landlord reveals that the Premises or any portion thereof is not substantially in the condition required by this Lease, then Tenant shall pay for the actual, out-of-pocket costs of such additional inspections performed by Landlord through the inspection approving the condition of such Premises as being substantially in conformity with the Lease. Landlord may, but is not required to, after two (2) Business Days’ prior Notice to Tenant and Leasehold Mortgagee (except in the case of emergency, in which case Tenant and Leasehold Mortgagee shall be given Notice contemporaneously with entry), enter the Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems necessary to cure any Event of Default of Tenant hereunder which remains uncured after the expiration of any Notice and cure period provided under this Lease, as applicable, in a diligent fashion, and Tenant shall pay Landlord as Additional Rent forthwith (and in any event within thirty (30) calendar days) after being billed for same by Landlord the cost thereof plus an administrative fee of five percent (5%) of such cost, which bill shall be accompanied by reasonably supporting documentation. Such amounts shall bear interest at the Overdue Rate from the date of expenditure by Landlord to the date of repayment by Tenant.

(b) It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or any fixture or equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

(c) To the extent in Tenant’s possession or control, Tenant shall turn over to Landlord upon expiration or termination of this Lease (except in the case of any New Lease) or upon expiration or termination of any New Lease, then current operating manuals and original warranties (to the extent applicable) for the equipment then located on the Premises specifically excluding, in all cases, trade fixtures of Tenant and any subtenant at the Premises which may and which are subsequently removed by Tenant upon expiration or earlier termination of this Lease (or any New Lease, if a Leasehold Mortgagee requires Landlord to enter into a New Lease) all without representation or warranty of any nature whatsoever.

(d) Tenant shall not cause or permit any waste, damage or injury to the Premises, or any overloading of the floors therein, cause or permit any public or private nuisance to exist at the Premises, or create or allow any condition that would invalidate any insurance required under paragraph 11A.

10.	DESTRUCTION OF OR DAMAGE TO PREMISES

(a) If the Premises is damaged by fire or other casualty during the Term of this Lease, Tenant shall diligently and promptly as commercially practicable, repair such damage and restore the Premises to as near a condition as existed before the occurrence of such fire or other casualty using materials of the same or better grade than that of the materials being replaced (a “Casualty Repair”), and this Lease shall remain in full force and effect. Such Casualty Repair (or, Removal, to the extent permitted pursuant to paragraph 10A) by Tenant shall be done in accordance with paragraph 23 and the standards of paragraph 9 (except in the event of the Removal of the Improvements in accordance with paragraph 10A, in which case paragraph 9 shall not be applicable) and Tenant shall, at its expense, obtain all permits required for such Casualty Repair. In no event shall this Lease terminate (except as otherwise expressly set forth in paragraph 10A), nor shall Rent abate, by reason of such damage or destruction; provided, however, that Tenant may deliver a Notice to Landlord requesting an abatement of Rent in connection with any such damage or destruction, which request may be granted or denied (or partially granted or partially denied) by Landlord in Landlord’s Good Faith Sole Discretion. For the avoidance of doubt, it is the intention of Landlord and Tenant that the provisions of this paragraph 10 constitute an express written agreement which supersedes the provisions of A.R.S. §33-343 and any successor statute(s) thereto. Provided that no Event of Default by Tenant shall then exist under this Lease (and no event has occurred which, with the passage of time, the giving of Notice, or both, would constitute an Event of Default), and provided Tenant has: (A) if the cost of the Casualty Repair is reasonably expected to exceed or exceeds the Casualty Threshold, delivered to Landlord plans and specifications and a budget for such Casualty Repair (the “Restoration Plans”) (all of which Landlord shall have approved, provided that such approval (i) shall be deemed given if the proposed Casualty Repair contemplates the restoration of the Premises to substantially the same condition as existed before the occurrence of such fire or other casualty using new materials of the same or better grade than that of the materials being replaced, subject only to such modifications or updates to the extent reasonably necessary to comply with then applicable Legal Requirements (e.g., amendments to building or zoning codes), or (ii) otherwise, shall not be unreasonably withheld, conditioned or delayed), and (B) either (y) deposited with the Proceeds Trustee, cash, in a sum equal to the excess, if any, of the total cost set forth in the budget for such Casualty Repair over the amount of the Restoration Fund received on account of such casualty (which sum so deposited, shall constitute part of the Restoration Fund) or (z) delivered to Landlord evidence reasonably satisfactory to Landlord that Tenant has sufficient financial resources and liquidity to fund such excess costs, then the Restoration Fund actually received by the Proceeds Trustee on account of such casualty shall be disbursed for application to the costs of such approved Casualty Repair, as set forth below. In addition, without limitation of the foregoing, if the cost of the Casualty Repair is reasonably expected to exceed or exceeds the Casualty Threshold, Tenant shall deposit with the Proceeds Trustee, if and when necessary, all amounts necessary in Landlord’s reasonable judgment to cover any shortage in the amounts deposited with the Proceeds Trustee necessary to complete such approved Casualty Repair (which sum so deposited, shall constitute part of the Restoration Fund), to be utilized for such Casualty Repair before any other portion of the Restoration Fund will be utilized for such purpose If applicable, Landlord shall deliver written notice to Tenant of Landlord’s approval or disapproval of the Restoration Plans within fifteen (15) Business Days after Landlord’s receipt of same. To the extent Landlord does not timely notify Tenant of Landlord’s approval or disapproval of the Restoration Plans, Landlord shall be deemed to have approved the Restoration Plans. If Landlord disapproves of the Restoration Plans, Landlord shall include in its notice of disapproval to Tenant a detailed description of the reasons for such disapproval, after which Tenant shall, within a commercially reasonable amount of time after receipt of Landlord’s notice of disapproval of the Restoration Plans, deliver revised Restoration

Plans for Landlord’s approval. Landlord’s approval of any revised Restoration Plans and the timing thereof shall be governed by the foregoing provisions of this paragraph 10(a), and such process shall be repeated until Landlord has approved the Restoration Plans.

(b)	For all Casualty Repairs, the following apply:

If the cost of a Casualty Repair is less than the Casualty Threshold at the time of the applicable fire or other casualty, the Net Casualty Proceeds shall be paid directly to Tenant (or, to the extent required by any Leasehold Mortgagee as specified in a Notice delivered by such Leasehold Mortgagee to Landlord and Tenant and provided that such Leasehold Mortgagee shall then be serving as Proceeds Trustee in accordance with the terms of this Lease, to such Leasehold Mortgagee as the Proceeds Trustee for release to Tenant) to apply to the cost of restoration or Removal, as applicable and in accordance with the provisions of paragraph 10(a). If the cost of a Casualty Repair is equal to or greater than the Casualty Threshold at the time of the applicable fire or other casualty, the Net Casualty Proceeds shall be paid to the Proceeds Trustee (such Net Casualty Proceeds herein called the “Restoration Fund”) for release to Tenant as and solely for restoration progresses, and upon completion of the Casualty Repair, any remaining portion of the Restoration Fund shall be released to Tenant, or, without releasing Tenant from its obligation in this Lease to make the applicable Casualty Repair, in the event of a Leasehold Mortgage, for application, first, to the applicable Casualty Repair (it being agreed that such restoration must be completed in accordance with this Lease) and then in accordance with such Leasehold Mortgage. If Tenant encumbers the Leasehold Estate with a Leasehold Mortgage, then the Leasehold Mortgagee thereunder shall be appointed Proceeds Trustee for so long as such Leasehold Mortgage remains outstanding and such Leasehold Mortgagee is an Institutional Lender, unless and until such Leasehold Mortgagee shall elect by Notice to Landlord not to be the Proceeds Trustee. If such Leasehold Mortgagee shall elect not to be the Proceeds Trustee or if no Leasehold Mortgage shall then encumber the Leasehold Estate, then, if a Fee Mortgage encumbers the Fee Estate, the Fee Mortgagee thereunder may, at its option by Notice to Landlord, be appointed Proceeds Trustee for so long as such Fee Mortgage remains outstanding, such Fee Mortgagee is an Institutional Lender and such Fee Mortgagee does not Control Landlord or is not Controlled by or under Common Control with Landlord. The Restoration Fund shall be applied first, to the applicable Casualty Repair (it being agreed that such Casualty Repair must be completed in accordance with this Lease), then in accordance with the Leasehold Mortgage, if any. Except as otherwise provided in the Leasehold Mortgage (or any loan document in connection therewith), the Restoration Fund shall be deposited in an interest bearing account and interest shall, to the extent not previously disbursed for Casualty Repair costs, be distributed to Tenant as restoration progresses, provided no Default or Event of Default has occurred hereunder. All checks drawn on said account shall be signed by the Proceeds Trustee. The Restoration Fund shall be disbursed to Tenant by the Proceeds Trustee in accordance with the following: (1) at any time that the holder of the Initial Leasehold Mortgage or Freddie Mac or any of its successors and/or assigns as owner and holder of a Leasehold Mortgagee is serving as Proceeds Trustee in accordance with the terms of this Lease, the Restoration Fund shall be disbursed by the Proceeds Trustee to Tenant for application to the costs of the Casualty Repair in accordance with the provisions governing the distribution of such proceeds set forth in the Initial Leasehold Mortgage or such other loan documents entered into in connection with the Initial Leasehold Mortgage Loan so long as (A) at the time of execution, such Initial Leasehold Mortgage and other loan documents, and such provisions governing the distribution of casualty proceeds, are substantially similar (in form and substance) to Freddie

Mac’s then-current standard loan document forms for similar leasehold mortgage loan transactions, and (B) such provisions governing the distribution of casualty proceeds are not subsequently amended or modified other than to maintain consistency with Freddie Mac’s then- current standards for the distribution of casualty proceeds; or (2) otherwise (i.e., at any time that the circumstances described in clause (1) above do not exist), the Restoration Fund shall be disbursed to Tenant by the Proceeds Trustee under the following procedures:

(i) No more frequently than once per calendar month, Tenant may request the Proceeds Trustee (with a copy of such request to be sent concurrently to Landlord) disburse to Tenant such portion of the Restoration Fund as is requested by Tenant to pay for all costs incurred by Tenant for Casualty Repair, or if permitted pursuant to paragraph 10A, Removal, as applicable, of the damaged Premises that was performed during the immediately preceding calendar month. Tenant’s request shall certify that, to Tenant’s knowledge, all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to paragraph 10(a) and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional partial (as to the amount received compared to percentage completion) or final lien releases for funds previously advanced for work or labor performed, or materials and supplies delivered, as applicable, in form and substance required by applicable law executed by all mechanics’, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or supplied materials.

(ii) Within fifteen (15) Business Days after receiving Tenant’s request, Landlord shall approve or disapprove Tenant’s request, by Notice to Tenant, which approval shall not be unreasonably withheld, delayed, or conditioned. If Landlord approves all or any portion of a request Landlord will authorize Proceeds Trustee to disburse the approved amount and if Proceeds Trustee has received (and not previously disbursed) the Restoration Fund proceeds, Proceeds Trustee will disburse the applicable portion of the Restoration Fund in accordance with such approval. If Landlord disapproves all or any portion of a request, then Landlord will give Notice to Tenant stating the reasons for that disapproval in detail. Landlord’s failure prior to the end of such fifteen (15) Business Day period, to deliver a Notice approving or disapproving a request shall be conclusively deemed Landlord’s disapproval of the request. If required by Landlord, a third-party architect or engineer reasonably selected by Landlord shall review, at Tenant’s reasonable expense, all plans and specifications and all disbursement requests hereunder.

(c) Reserved.

(d) In addition to the foregoing provisions of this paragraph 10 and the provisions of paragraph 13 and paragraph 14, for so long as (i) the Initial Leasehold Mortgage Loan remains outstanding, or a Leasehold Mortgage Loan is held by Freddie Mac or any REMIC Trust to which the Initial Leasehold Mortgage Loan is assigned in connection with a securitization sponsored by Freddie Mac, and (ii) such holder of the Leasehold Mortgage Loan is a Leasehold Mortgagee in accordance with this Lease, the supplemental provisions set forth in Exhibit G attached hereto shall apply notwithstanding any contrary provisions contained in this Lease.

10A. EARLY TERMINATION ON ACCOUNT OF CASUALTY DURING LAST FIVE YEARS OF TERM.

Notwithstanding anything to the contrary contained herein, if any such damage by fire or other casualty which results in a Total Loss occurs at any time during the last five (5) years of the Term of this Lease, Tenant, upon Notice given to Landlord within ninety (90) calendar days following damage or destruction to the Premises, may elect not to restore the Premises in connection with any such damage or destruction thereto (provided that Tenant shall comply with paragraph 10A(ii) below), in which event this Lease (including Tenant’s rights under paragraph 4) and the Term shall terminate and expire on the date said Notice is received by Landlord and the Rent payable by Tenant hereunder shall be apportioned as of the date of such termination and all Net Casualty Proceeds and, if applicable, other portions of the Restoration Fund shall be paid to Landlord; provided, however, such termination shall not be effective unless (i) the Notice is accompanied by an unconditional written consent to such termination executed by any and all Leasehold Mortgagee(s), (ii) Tenant, within one hundred fifty (150) calendar days of such casualty, shall, if requested by Landlord, cause the Improvements to be Removed (subject to disbursement to Tenant of amounts of Net Casualty Proceeds as described below), and (iii) Tenant shall pay to Landlord the amount of any deductible. To the extent that Tenant’s work under clause (ii) includes debris removal and, at the time of Tenant’s performance of such work, the Net Casualty Proceeds then on deposit in the Restoration Fund include proceeds specifically allocated to such debris removal, Tenant shall be entitled to disbursements from the Restoration Fund for the reasonable costs of such debris removal performed by Tenant, up to the amount of such Net Casualty Proceeds allocated to debris removal then on deposit in the Restoration Fund. The existence of any present or future law or statute notwithstanding, Tenant waives all rights to quit or surrender the Premises or any part thereof or to abate Rent by reason of any casualty; provided, however, that Tenant may deliver a Notice to Landlord requesting an abatement of Rent in connection with any casualty, which request may be granted or denied (or partially granted or partially denied) by Landlord in Landlord’s Good Faith Sole Discretion. For the avoidance of doubt, it is the intention of Landlord and Tenant that the provisions of this paragraph 10(A) constitute an express written agreement which supersedes the provisions of A.R.S. §33-343 and any successor statute(s) thereto.

11.	HOLD HARMLESS AND INDEMNIFICATION

(a) To the fullest extent permitted by law, Landlord shall not be liable to Tenant for, and Tenant waives all Claims against Landlord arising from, any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent resulting from the negligence or willful misconduct of Landlord (it being understood and agreed that Landlord has no obligation to make any payment or to take any action except to the extent expressly required by this Lease).

(b) To the fullest extent permitted by law, Tenant hereby agrees to indemnify and defend Landlord (and the other Indemnified Parties) against and hold Landlord (and the other Indemnified Parties) harmless from all Claims, arising from or related to any use, maintenance, Alteration, ownership or occupancy of the Premises, or any condition of the Premises, or any Default (including any exercise of Landlord’s rights and remedies under paragraph 16(b) or otherwise) or from a breach of contract, misrepresentation nor breach of warranty or any negligent act or omission on the part of Tenant or any of its agents, employees, contractors or subcontractors or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land constituting a part of the Premises arising at any time out of matters occurring during the Term of this Lease and from any cause whatsoever (including occurring outside the Premises) when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees, tenants, subtenants or licensees except to the extent resulting from the gross negligence or willful misconduct of Landlord (it being understood that Landlord has no obligation to make any payment or take any action except to the extent expressly required by this Lease). Upon Tenant receiving notice of or having any knowledge of any such Claim for which Tenant is to indemnify Landlord or another Indemnified Party, Tenant shall notify Landlord of such Claim. Tenant may, and upon Landlord’s request shall, at Tenant’s sole cost and expense, defend such Claim using counsel reasonably satisfactory to Landlord. Landlord’s approval of such any counsel shall not limit or restrict Landlord from reasonably requiring that such counsel be replaced from time to time. This paragraph 11(b) shall survive the termination or expiration of this Lease.

(c) Tenant hereby agrees to indemnify and defend Landlord (and the other Indemnified Parties) against and hold Landlord (and the other Indemnified Parties) harmless from any and all Claims arising from or related to (i) Property Taxes or Other Taxes that are the obligation of Tenant to pay under paragraph 6, notwithstanding that the obligations to pay such Property Taxes or Other Taxes may exist or arise out of periods occurring prior to or after the commencement of the Term, (ii) any state or local transfer (or analogous) taxes due, payable or assessed at any time with respect to the execution and delivery of this Lease, the creation of the Leasehold Estate or the execution, delivery or recordation of the Memorandum of Lease, (iii) any state or local mortgage tax, recording tax, documentary stamp tax, non-recurring intangible personal property tax or analogous amounts due, payable or assessed at any time with respect to the execution, delivery or recordation of any Leasehold Mortgage or any other documentation executed by Tenant in connection therewith, and (iv) commissions payable by Tenant in respect of any leasing or licensing transaction and expenses incurred by Tenant pursuant to the terms of any sublease for tenant improvements, tenant work obligations, free rent or rent abatements, notwithstanding that such commissions or expenses shall exist or arise out of transactions or matters occurring prior to the commencement of the Term. Notwithstanding the foregoing, Tenant shall not be responsible for any transfer taxes, brokerage commissions or finder’s fees relating to any Fee Mortgage and/or sale of Landlord’s interest in the Premises or this Lease. This paragraph 11(c) shall survive the termination or expiration of this Lease.

(d) Subject to the waivers set forth in paragraph 11A(i), Landlord shall indemnify and hold Tenant harmless from and against any Claims for actual damages or loss (excluding any consequential, punitive, or other similar damages) with respect to death, personal or bodily injury or physical damage to the Premises to the extent solely resulting from Landlord’s gross negligence or willful misconduct at the Premises and not in any way attributable to the acts or omissions of Tenant or any Person claiming by, through or under Tenant; it being understood and agreed that Landlord has no obligation to take any action except to the extent expressly required by this Lease. Upon Landlord receiving Notice of or having any knowledge of any such Claim for which

Landlord is to indemnify Tenant, Landlord shall notify Tenant of such Claim. Landlord may, at Landlord’s sole cost and expense, defend such Claim. This paragraph 11(d) shall survive the termination or expiration of this Lease.

11A.	INSURANCE

(a) Tenant shall at all times during the term of this Lease and at Tenant’s sole cost and expense, obtain and keep in force commercial general liability and umbrella/excess liability insurance, including but not limited to, coverage for premises liability, product-completed operations, terrorism, personal and advertising injury, independent contractors, and contractual liability (specifically covering this Lease), all on an “occurrence” policy form, with a minimum total combined per occurrence limit and general aggregate limit in the amount of the Liability Insurance Threshold, insuring against bodily injury to, or death of persons and damage to property occurring in, on or about the Premises, and such insurance shall name Landlord, any Fee Mortgagee, and any other parties designated by Landlord as additional insureds. The umbrella/excess liability policies shall be written on a following form and the general aggregate policy limit afforded under such general liability and umbrella/excess liability policies shall apply exclusively to the Premises or if a per location uncapped aggregate is not commercially available for the umbrella/excess policies a minimum umbrella/excess limit of one and one-half (1.5) times the Liability Insurance Threshold shall be maintained for the Premises.

(b) In the event Tenant has any employees working at the Premises, Tenant shall, at all times during the term of this Lease and at Tenant’s sole cost and expense, obtain and keep in force statutory worker’s compensation and employer’s liability insurance with limits of not less than One Million Dollars ($1,000,000) Adjusted for Inflation, per accident, per employee, and per policy, insuring Tenant’s employees working at the Premises.

(c) Tenant shall, at all times during the Term of this Lease, at Tenant’s sole cost and expense, obtain and keep in force property insurance written on an “all risk” basis insuring direct physical loss or damage to the Improvements (subject to customary exclusions) including, but not be limited to the perils of terrorism, fire, theft, vandalism, malicious mischief, collapse, water damage, windstorm, named windstorm, earthquake and flood. The coverage shall be issued in an amount not less than one hundred percent (100%) of the full replacement cost of the Improvements (without deduction for depreciation and excluding the land value), include replacement cost valuation, either agreed amount or inflation guard endorsements if available or if applicable, and a standard mortgagee clause acceptable to any Mortgagee. Such property insurance shall have a One Hundred Thousand Dollars ($100,000) maximum all other peril deductible, except for windstorm/named windstorm and earthquake, for which the deductible shall be no more than five percent (5%) of such replacement cost. The coverage shall also include (i) boiler and machinery/mechanical breakdown insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment; (ii) business interruption insurance insuring that the Rent will be paid to Landlord on an actual loss sustained basis (with a twelve (12)-month extended period of indemnity) if the Improvements are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Rent without diminution); (iii) debris removal and building ordinance or law coverage, which shall include loss to the undamaged portion of the Improvements, increased demolition costs, and increased cost of construction to upgrade the Improvements to one conforming to the current Legal Requirements; (iv) downzoning coverage, which shall provide for the difference between the actual cash value and the cost to replace the Improvements resulting from the enforcement of any law, ordinance, governmental directive or standard regulating the construction, repair, use or occupancy of property that does not allow for the Improvements to be rebuilt or replaced to like kind and quality, height, area, use and/or occupancy as prior to the loss (such policy shall also insure the additional business interruption and/or rental value loss resulting from the inability to rebuild the existing Improvements to like kind and quality, height, area, use and/or occupancy, and such loss shall be measured for the length of time as would have been required with the exercise of due diligence and dispatch to rebuild or replace the existing Improvements); (v) flood insurance with limits of not less than Five Million Dollars ($5,000,000) Adjusted for Inflation, but if the Improvements are located in a special flood hazard area (SFHA) as defined by the National Flood Insurance Program (NFIP) or any similar program, then the coverage amount shall be equal to the maximum amount available under the NFIP (or similar program) policy plus excess flood limits as determined by Landlord, which shall include loss of rents and/or business interruption insurance insuring that the Rent will be paid to Landlord on an actual loss sustained basis (with a twelve (12)-month extended period of indemnity) if the Improvements are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Rent without diminution); and (vi) earth movement insurance, including coverage for earthquake and earthquake sprinkler leakage, with limits of not less than Five Million Dollars ($5,000,000) Adjusted for Inflation, but if the Premises is located in a moderate or high hazard seismic zone according to the U.S. Geological Survey (USGS) or similar agency, the coverage amount shall be equal to the replacement cost of the Improvements multiplied by the probable maximum loss (PML) percentage using the ninety percent (90%) confidence damage ratio determined by a seismic engineering report issued by a qualified engineer who routinely performs seismic studies, and shall include loss of rents and/or business interruption insuring that the Rent will be paid to Landlord on an actual loss sustained basis (with a twelve (12)-month extended period of indemnity) if the Improvements are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Rent without diminution). Notwithstanding the terms of paragraph 10(b) of this Lease to the contrary, any proceeds paid pursuant to the policies required under clauses (iii) or (iv) above (“L&O Coverage”) on account of the reduction or diminution in the value of the Premises which remain after completion of the Casualty Repair and the full payment therefor shall be allocated between Landlord (subject to the rights of Fee Mortgagees) and Tenant (subject to the rights of Leasehold Mortgagees) pro-rata base on the fair market value of the Fee Estate (with respect to Landlord’s share) and the fair market value of the Leasehold Estate (with respect to Tenant’s share). If the preceding sentence is applicable, fair market values for purposes of the preceding sentence will be determined in accordance with Exhibit C to this Lease. The obligations of Landlord and Tenant to allocate proceeds paid pursuant to L&O Coverage shall survive termination of this Lease.

(d) Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force pollution legal liability insurance, including coverage for, but not limited to mold, legionella, on-site clean up and remediation, third party claims for off-site clean up and third-party claims for bodily injury and property damage, with minimum limits of not less than Three Million Dollars ($3,000,000) Adjusted for Inflation, each incident, and Three Million Dollars ($3,000,000) Adjusted for Inflation, aggregate.

(e) Any other insurance in amounts and against such other risks as Landlord or a Fee Mortgagee may reasonably require and against such risks as are customarily insured against by institutional prudent owners of real estate similar to the Leasehold Estate.

(f) In addition, during any period when any demolition or construction on the Premises is underway or if Alterations are being made in accordance with paragraph 23, Tenant shall maintain or cause to be maintained the insurance as required in Exhibit D.

(g) Tenant shall obtain a replacement cost appraisal not less frequently than once every five (5) Lease Years to confirm that the property insurance is maintained at one hundred percent (100%) of replacement cost and shall provide a true and complete copy of such appraisal to Landlord promptly after request from Landlord.

(h) All insurance which Tenant is required to obtain and maintain under this Lease and all renewals thereof shall be issued by companies licensed or authorized to do business in the State of Arizona and having an A.M. Best rating (or equivalent) of “A-, VIII” or better. In the event Fee Mortgagee requires Tenant to have insurance with carriers with an S&P rating (or equivalent) of “A”, Tenant shall be required at the next renewal to obtain insurance from carriers with an S&P rating (or equivalent) of “A” or better. All deductible amounts and any self-insured retentions shall be reasonably approved by Landlord and any Fee Mortgagee. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) calendar days’ prior Notice to Landlord and each Mortgagee, except ten (10) calendar days for non-payment of premium and shall remain in effect notwithstanding any such cancellation or alteration until such Notice shall have been given to Landlord. All insurance under this paragraph 11A to be maintained by Tenant, other than worker’s compensation insurance, shall: (i) designate Landlord, each Mortgagee, and any other parties designated by Landlord as an additional insured and any property insurance policy shall name Landlord, each Fee Mortgagee and any other parties designated by Landlord as a loss payee, (ii) be primary and noncontributing with any insurance which may be carried by Landlord, (iii) afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period. Tenant may carry such insurance under master or “blanket” policies, including blanket endorsements, provided such policies expressly reserve an amount of coverage for the Premises equal to the amount required by this Lease. As of the date hereof, Landlord designates each member of the Safe Group as additional insureds and loss payees. The required coverage and limits listed in this paragraph 11A are minimum limits established by Landlord as of the date hereof and (A) by Notice from Landlord to Tenant from time to time (but, not more frequently than once in each five (5) Lease Year period), Landlord may reasonably require increases to the minimum limits of any of the required policies to amounts institutional prudent owners of real estate similar to the Leasehold Estate would prudently maintain and (B) nothing contained in this paragraph 11A shall be construed to mean the required limits are adequate or appropriate to protect Tenant from greater loss and shall not limit the liability of Tenant. Not later than the Commencement Date and prior to the expiration or renewal of any insurance policies required pursuant to this paragraph 11A to be maintained by Tenant, Tenant shall deliver to Landlord certificates of insurance or such other evidence of such insurance acceptable to Landlord and any Fee Mortgagee, including copies of policies if requested by Landlord or Fee Mortgagee. If Tenant fails to obtain the insurance required under this paragraph 11A, Landlord shall have the right to effect insurance required pursuant to this paragraph 11A for the benefit of Tenant or Landlord or all of them and all premiums paid by Landlord shall be payable by Tenant as Additional Rent on demand. Tenant shall pay to Landlord, immediately upon demand, all costs incurred by Landlord to obtain and maintain in effect the policies of insurance required under this paragraph 11A or otherwise required by Landlord.

(i) Tenant shall procure from each of its insurers, a waiver of any and all rights of subrogation which such insurer might otherwise have to any claims against Landlord, and Tenant hereby releases Landlord with respect to any claim which Tenant might otherwise have against Landlord for matters which are or would be covered by policies of insurance required by this Lease. Tenant shall have the right to adjust losses under all policies of property insurance required of Tenant by this Lease and Landlord and Leasehold Mortgagee shall have the right to participate in such process. If Tenant fails to adjust losses in a diligent manner, Landlord may, upon ten (10) Business Days’ prior Notice, assume control of the adjustment process.

(j) Tenant shall cause Landlord to be an additional insured under each and every policy of insurance relating to the Premises (other than workers’ compensation) obtained by Tenant or under which any Leasehold Mortgagee is an additional insured.

(k) Tenant shall cause its commercial subtenants to maintain insurance in types and amounts commercially reasonable and customary for the then current use of the Premises, as determined by Tenant from time to time in Tenant’s reasonable discretion.

12.	COMPLIANCE WITH LAWS AND COVENANTS.

(a) Tenant shall, during the Term promptly comply or cause compliance with or remove or cure any violation of any and all then applicable laws including the Americans with Disabilities Act of 1990 as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises or the Personal Property and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises or the Personal Property (collectively, “Legal Requirements”), or any portion thereof, or, if and to the extent required by Permitted Encumbrances or Legal Requirements, the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use, maintenance, operation, repair, alteration or construction of the Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all Permitted Encumbrances and policies of insurance at any time in force with respect to the Premises or the Personal Property and required to be obtained and maintained by Tenant under the terms of this Lease and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises, if any; provided, however, Landlord agrees, upon request of Tenant, to sign promptly and without a charge therefor (except as provided in the final sentence of this paragraph) any applications or filings (1) for such licenses and permits as may be required by Legal Requirements for the conduct, operation or restoration of the Premises and the business to be conducted therein in accordance with the terms hereof, and (2) the maintenance of the then existing zoning for the Premises to continue to permit Tenant’s use thereof, in both cases where the signature of Landlord is required by Legal Requirements in force at the time. All costs incurred by Landlord in cooperating with such request by Tenant to obtain any such licenses or permits or in connection with any such zoning matter shall be borne by Tenant.

(b) Tenant shall have the right, at its sole cost and expense, to contest the application of any Legal Requirements by appropriate legal proceedings diligently conducted, if and so long as, (a) Tenant gives Notice of such contest to Landlord at least ten (10) calendar days in advance of the initiation of such contest, (b) such contest is conducted with reasonable diligence, (c) such contest has the effect of staying enforcement of the applicable Legal Requirements pending conclusion of such contest, (d) Tenant keeps Landlord reasonably informed of such contest and the related proceedings and provides to Landlord copies of all material documentation provided to, or by, Tenant or its counsel in connection with such contest,(e) such contest will not and non- compliance with such Legal Requirements will not subject Landlord or its employees, officers, directors, shareholders, partners, members, managers, agents or any other Indemnified Party to any criminal or civil penalty, liability, sanction or fine, and (f) if the following amounts are reasonably calculated to exceed in the aggregate the Claim Contest Threshold, Tenant shall deposit with Leasehold Mortgagee (except if no Leasehold Mortgagee then exists or requires same, then with Landlord (or, as directed by Landlord, with Fee Mortgagee)), funds in an amount, as reasonably determined by Leasehold Mortgagee or Landlord (or, as directed by Landlord, by Fee Mortgagee)), equal to the cost of effecting repairs or alterations required in connection with the application of the Legal Requirements so contested and any fine, penalty, liability or sanction pertaining to non-compliance with such Legal Requirements as security for compliance with such Legal Requirements and payment of such fine, penalty, liability or sanction,. Subject to the foregoing sentence, Tenant shall, upon demand from Landlord, promptly pay any fine, penalty, liability or sanction that may be imposed upon Tenant or Landlord (or its employees, officers, directors, shareholders, partners, members, managers, agents or any other Indemnified Party) by virtue of any non-compliance by Tenant with Legal Requirements.

(c) Neither Tenant nor Landlord shall, without the prior written consent of the other, apply or cause the Premises to be submitted for application to, or cause the Premises to be subject to: (1) any tax exemption or similar program; (2) any rent regulation or similar program; and/or (3) any agreements, contracts, easements, restrictions, reservations, covenants, program or legal structure that would be reasonably likely to (x) impose any restrictions on the use of the Premises or any portion thereof and/or (y) restrict cash flow with respect to the Premises or any portion thereof and/or (z) impair the value of the Premises or any portion thereof (the programs and structures set forth in clauses (1) and/or (2) and/or (3) hereof, each, a “Regulation Program”). Notwithstanding the foregoing, Tenant may submit the Leasehold Estate to Regulation Programs that do not bind the Fee Estate, that are not otherwise binding upon Landlord or its interest in the

Premises (including its reversionary and/or remainder interest in the Improvements) and which do not have a material adverse effect on the Premises, its use, operation, management and/or value; provided, that such Regulation Program shall terminate and be of no further force or effect upon the expiration or termination of this Lease. Neither Landlord nor Tenant shall be deemed to be in breach of the provisions of this paragraph 12(c) to the extent that a Regulation Program was instituted by statute or by a governmental agency without the other’s direct or indirect consent, support or solicitation; provided, however, that in such event Tenant or Landlord, as applicable, shall be obligated to provide Notice to the other of such Regulation Program as soon as Tenant or Landlord, as applicable, believes it reasonably likely to affect the Premises and shall keep the other party informed of the status of the Regulation Program once instituted. Tenant represents and warrants to Landlord that as of the date hereof, neither the Premises nor any portion thereof is subject to any Regulation Program.

(d) Landlord shall, at Tenant’s request and expense at any time during the Term (and provided that Landlord thereby assumes no liability or obligation), promptly join in any and all easements and covenants required to be recorded by Legal Requirements, applications for building and similar permits, agreements and permits for sewer, water or other utility services, and any other application, agreement or instrument reasonably necessary to Tenant’s use and operation of the Premises as permitted by and in accordance with and subject to this Lease, to the extent any of the foregoing requires the owner of the Fee Estate to join in, provided, however, that Landlord shall be entitled to reasonably review and approve any of the foregoing and provided that none of the foregoing would in Landlord’s reasonable judgment have an adverse effect on (including without limitation a diminution in value or restriction in use of) the Fee Estate or Landlord’s ownership of the Improvements unencumbered by this Lease at the expiration or earlier termination of this Lease.

13.	PARTIAL CONDEMNATION AND TEMPORARY CONDEMNATION

(a) If a Condemnation shall occur that does not result in a termination of this Lease pursuant to paragraph 14, Tenant will, at its sole cost and expense, without regard to the adequacy of any Condemnation Award for such purposes, diligently and promptly as commercially practicable, restore, repair, replace or rebuild the Improvements so taken in conformity with the requirements of paragraph 9 as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking. The existence of any present or future law or statute notwithstanding, Tenant waives all rights to quit or surrender the Premises or any part thereof by reason of any Condemnation or to abate Rent during such period of restoration or otherwise by reason of any Condemnation (in each case, except as otherwise expressly provided herein); provided, however, that, so long as Landlord shall receive such portion of any Condemnation Award to be paid to Landlord (if any) pursuant to the terms of this Lease, Tenant may deliver a Notice to Landlord requesting an abatement of Rent during such period of restoration, which request may be granted or denied (or partially granted or partially denied) by Landlord in Landlord’s Good Faith Sole Discretion. For the avoidance of doubt, it is the intention of Landlord and Tenant that the provisions of this paragraph 13 and paragraph 14 below constitute an express written agreement which supersedes the provisions of A.R.S. §33-343 and any successor statute(s) thereto. Any Condemnation Award (or other immediately available funds in an equivalent amount) shall be allocated in the following order of priority until exhausted: (i) first, to the Proceeds Trustee to be held and disbursed by the Proceeds Trustee to Tenant for the restoration or repair of the Premises as a Restoration Fund under the same terms and conditions for disbursement (as if such restoration or repair constituted a Casualty Repair) set forth for the Restoration Fund in paragraph 10 hereof; and (ii) following completion of the restoration or repair of the Premises, the balance, if any, to Tenant (less such portion thereof as may be equal to the diminution in value of the Fee Estate resulting from such Condemnation, which amount shall be paid and belong to Landlord), or if a Leasehold Mortgage is then in place, then such balance shall be paid in accordance with the terms of the Leasehold Mortgage. Tenant (subject to the rights of Leasehold Mortgagees) shall, at its sole cost and expense, negotiate and, if deemed necessary by Tenant in Tenant’s sole discretion, litigate, the amount of the Condemnation Award, and Landlord and any Leasehold Mortgagee shall have the right to participate in such process. If Tenant fails to diligently prosecute such efforts, then any Leasehold Mortgagee (if any portion of the Leasehold Estate is then encumbered by a Leasehold Mortgage) or Landlord may, upon ten (10) Business Days’ prior Notice (or such shorter period if necessary to exercise or preserve any rights to receive, or negotiate or litigate the amount of, the Condemnation Award) to Tenant and to (A) Landlord (if such Notice is being given by Leasehold Mortgagee) or (B) any Leasehold Mortgagee (if such Notice is being given by Landlord), take control of the process, provided that any such Notice given by a Leasehold Mortgagee shall supersede any such Notice given by Landlord regardless of the order in which such Notices are given (i.e., in the event of conflicting Notices, the Leasehold Mortgagee shall have the right to take control of the process), unless such Leasehold Mortgagee fails to diligently prosecute such efforts following the giving of such Notice by Leasehold Mortgagee, in which event Landlord shall have the right to take control of the process. Any Condemnation Award in excess of the amounts as are made available to Tenant for restoration or repair of the Improvements, shall be allocated between Landlord and Tenant in the manner set forth in paragraph 14. If a Temporary Condemnation occurs, the Condemnation Award from such Temporary Condemnation shall belong to Tenant (subject to the rights of Leasehold Mortgagees and this Lease shall not be affected in any way). If there is a dispute between the Landlord and Tenant as to the diminution in value of the Fee Estate resulting from such Condemnation, such diminution in value of the Fee Estate shall be resolved as provided in Exhibit C.

(b) Notwithstanding anything to the contrary contained herein, if any such Condemnation that results in a Total Loss occurs at any time during the last five (5) years of the Term of this Lease, Tenant, upon Notice given to Landlord within 90 calendar days following such Condemnation, may elect not to restore the Premises, in which event this Lease and the Term shall terminate and expire on the date said Notice is received by Landlord and the Rent payable by Tenant hereunder shall be apportioned as of the date of such termination; provided, however, such termination shall not be effective unless the Notice is accompanied by an unconditional written consent to such termination executed by any and all Leasehold Mortgagee(s). In the event of such termination, any Condemnation Award shall be allocated between Landlord (subject to the rights of Fee Mortgages) and Tenant (subject to the rights of Leasehold Mortgagees) in the manner set forth in paragraph 14.

14.	SUBSTANTIAL TAKING

If Condemnation of all or substantially all of the Premises shall occur, which Condemnation is not a Temporary Condemnation, then this Lease shall terminate as of the date of the transfer of title to the Premises pursuant to such Condemnation and Rent shall be totally abated as of the date of such taking. Any Condemnation Award to Landlord and Tenant shall be combined into a single award, and then shall be allocated between Landlord (subject to the rights of Fee Mortgages) and Tenant (subject to the rights of Leasehold Mortgagees) ratably in proportion to: (a) the fair market value of the Fee Estate, as to Landlord; and (b) the fair market value of the Leasehold Estate, as to Tenant. Fair market values for purposes of this paragraph 14, will be determined in accordance with Exhibit C. Any Condemnation Award shall be delivered to and held by the Proceeds Trustee until the allocations have been determined in accordance with the foregoing, at which time the Proceeds Trustee shall disburse the Condemnation Award in accordance with such allocations. Tenant and any Leasehold Mortgagee shall have the right to participate in Condemnation proceedings with Landlord.

15.	DEFAULT: EVENTS OF DEFAULT

The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:

(a) Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due, and such failure continues for seven (7) Business Days after Tenant receives Notice thereof from Landlord; or

(b) Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than ten (10) Business Days after Tenant receives Notice thereof from Landlord; or

(c) A Default occurs under paragraph 25 (subletting/assignment), and such Default continues for more than fifteen (15) calendar days (with respect to assignments) and for more than thirty (30) calendar days (with respect to subletting) (unless otherwise specified in paragraph 25) after Tenant receives Notice thereof from Landlord; or

(d) Tenant fails to perform or breaches any agreement or covenant of this Lease not separately covered in this paragraph 15 to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) calendar days after Tenant receives Notice thereof from Landlord; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) calendar days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) calendar days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time thereafter not to exceed two hundred seventy (270) days; provided that if a Default occurs under paragraph 26 such additional time shall not be capped by such two hundred seventy (270) day period and, so long as Tenant is prosecuting with diligence and dispatch in accordance and compliance with applicable Environmental Laws under a remedial plan approved by applicable governmental authorities and reasonably approved by Landlord the curing of such failure or breach, and such failure or breach was not the result of Tenant’s gross negligence or willful misconduct, Tenant shall have as long as reasonably necessary in order to cure same; or

(e) Tenant (i) files, or consents by answer or otherwise to the filing against Tenant of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (ii) makes an assignment for the benefit of Tenant’s creditors, or (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property; or

(f) A court or government authority enters an order, and such order is not stayed or vacated within ninety (90) calendar days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

(g) Reserved; or

(h) Any representation or warranty of Tenant contained in any writing from Tenant delivered to Landlord shall have been materially and adversely false as of the date it was made, and Tenant has not corrected the representation or warranty within forty-five (45) calendar days after Tenant receives Notice thereof from Landlord; or

(i) Any attachment or execution shall be levied against this Lease or any of the Leasehold Estate, and such attachment or execution is not set aside, discharged, stayed or vacated within ninety (90) calendar days after the same is levied; or

(j) Tenant fails to pay any insurance premiums when due or otherwise fails to continuously maintain all insurance required to be maintained by Tenant in accordance with the terms and conditions of this Lease.

Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without Notice or demand of any kind to Tenant or any other Person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.

16.	REMEDIES

(a) Upon the occurrence of an Event of Default, Landlord shall, in addition to, and not in derogation of any remedies for any preceding breach, with or without Notice or demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default, have all of the following remedies available:

(i) On not less than ten (10) Business Days’ advance Notice, terminate Tenant’s right to possession of the Premises and repossess the Premises by any lawful means without terminating this Lease unless, prior to the expiration of said ten (10) Business Day period, Tenant cures such Event of Default; provided, however, that with respect to any Event of Default of the type described in paragraph 15(a), to the extent such Event of Default has occurred more than one (1) time in any 12 month period, Tenant shall not have the right to cure such Event of

Default during such ten (10) Business Day period. Landlord shall use good faith and commercially reasonable efforts, to the extent required by applicable law of the state where the Premises are located, to re-let the Premises for the account of Tenant for such rent and upon such terms as may be satisfactory to Landlord in Landlord’s sole discretion. For the purposes of that re-letting, Landlord may repair, and perform normal remodeling and alterations to the Premises. If the Premises is not re-let, Tenant shall pay to Landlord the Rent in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease. If Landlord re- lets the Premises in a good faith, arms-length transaction, but the rent payable to Landlord under such re-letting is not sufficient to pay the total amount of Rent in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease, after paying all of the costs and expenses of all normal and customary decoration, repairs, remodeling, alterations and additions and the expenses of the re-letting and of the collection of the rent accruing from the re-letting, Tenant shall pay to Landlord the amount of any deficiency upon Landlord’s demand from time to time made. The timing of such demands (and any lawsuits related thereto) shall be in the sole discretion of Landlord; and irregular demands or lawsuits relating thereto shall not be deemed a waiver of any claims or rights of Landlord under this Lease or otherwise at law or equity.

(ii) On not less than ten (10) Business Days’ advance Notice, terminate this Lease in which event Tenant immediately shall surrender possession of the Premises to Landlord, unless, prior to the expiration of said ten (10) Business Day period, Tenant cures such Event of Default; provided, however, that with respect to any Event of Default of the type described in paragraph 15(a), to the extent such Event of Default has occurred more than one (1) time in any 12 month period, Tenant shall not have the right to cure such Event of Default during such ten (10) Business Day period. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default including (A) the cost of recovering possession of the Premises; (B) the worth at the time of the award of any unpaid Rent which had been earned at the time of termination; (C) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after the termination until the time of the award exceeds the amount of such rental loss that Tenant proves could reasonably have been avoided; (D) reasonable expenses of placing the Premises in good order, condition and repair; (E) reasonable expenses of reletting, including necessary renovation and alteration of the Premises; (F) reasonable and actual attorneys’ fees and disbursements incurred by Landlord in exercising the remedies provided for in this paragraph 16(a)(ii); (G) the worth at the time of award of the amount by which the unpaid Rent required to be paid by Tenant pursuant to this Lease for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves reasonably could be avoided; provided, however, that the amount due under this subclause (G) shall not exceed an amount equal to five (5) times the annual Fixed Rent at the time of termination; and (H) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including damages for diminution in the value of the Premises. As used in clauses (B) and (C), above, the “worth at the time of award” is computed by allowing interest at the Overdue Rate. As used in clause (G) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus two percent (2%). Unpaid installments of Rent or other sums shall bear interest from the date due at the Overdue Rate.

(iii) Maintain Tenant’s right to possession, in which case this Lease shall continue in full force and effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as may become due hereunder;

(iv) Seek specific performance by Tenant, in the case of breach by Tenant of one or more of its covenants herein; and/or

(v) Pursue each and every other remedy or right now or hereafter available to Landlord under the laws or judicial decisions of the State of Arizona. Even if Landlord terminates Tenant’s possession under this Lease, this Lease shall continue in effect and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease pursuant to paragraph 16(a)(i), unless Landlord expressly terminates this Lease in writing pursuant to the Notice provisions set forth in paragraph 19. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease unless and until Notice of such termination is given by Landlord to Tenant. Landlord shall have unrestricted rights of entry for such purposes following an Event of Default. Landlord shall be entitled to an administrative fee of five percent (5%) of all amounts expended under this paragraph 16.

(b) All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of Fixed Rent or Additional Rent (subject to paragraphs 10(a), 10A and 13(a)). If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease upon prior Notice to Tenant (except in the case of emergency, in which case Tenant shall be given Notice contemporaneously with or promptly following such payment or performance). All sums so paid by Landlord and all necessary incidental costs including reasonable attorneys’ fees shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate plus an administrative fee equal to five percent (5%) of all such costs and expenses. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums (plus interest at the Overdue Rate) by Tenant as in the case of Default by Tenant in the payment of Rent. Landlord may enter upon the Premises for any such cure purpose set forth in this paragraph 16(b) and take all such action in or on the Premises as may be necessary therefor pursuant to this paragraph 16(b).

(c) If Tenant abandons or surrenders the Premises, or any portion thereof, or Tenant is dispossessed by process of law or otherwise, any Personal Property left in the Premises, or any portion thereof, shall be deemed to be abandoned, at the option of Landlord, and subject to any Leasehold Mortgagee’s interest therein, Landlord shall have the right to sell or otherwise dispose of such Personal Property in any commercially reasonable manner. If Tenant abandons the Premises, or any portion thereof, Landlord shall have all rights and remedies, at Landlord’s option and discretion, as set forth in paragraph 16(a) and (b) above.

(d) Landlord shall be entitled to collect from Tenant, Landlord’s actual out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, in connection with the enforcement of its remedies and/or the defense of any matter, including during an appeal and whether suit is actually filed or not.

(e) Upon the occurrence of an Event of Default, provided Landlord has not accepted a cure of such Event of Default (for the avoidance of doubt, Landlord shall have no obligation to accept any cure by Tenant of an Event of Default), Landlord shall have the right to commence an action in any court of competent jurisdiction located in the State of Arizona for the purpose of adjudicating the Event of Default and any or all of Landlord’s rights and remedies under this Lease. Tenant hereby consents to the exercise of personal jurisdiction over Tenant in any such court in the State of Arizona as the choice of venue. Nothing in this Lease shall waive or be deemed to waive Tenant’s right to bring a declaratory judgment action and seek injunctive relief.

(f) The rights of Landlord set forth in this paragraph 16 shall not change or diminish the right of any Leasehold Mortgagee to obtain a New Lease as expressly provided in this Lease.

17.	LANDLORD ASSIGNMENT AND FEE MORTGAGE FINANCING

(a) Landlord has the absolute and unconditional right, without the consent of Tenant, to assign, at any time and from time to time, this Lease to a Qualified Landlord, including any Fee Mortgagee. Any assignment of this Lease by Landlord to a Person other than a Qualified Landlord without first obtaining Tenant’s prior written consent, which may be given or withheld in Tenant’s sole discretion, shall be void. Tenant shall execute, acknowledge and deliver any documents reasonably requested by Landlord, any such Qualified Landlord, or Mortgagee relating to such assignment of this Lease by Landlord or the Mortgage financing; provided, however, that (i) Landlord shall give Tenant Notice of any assignment not more than ten (10) Business Days after the effective date thereof which Notice shall be accompanied by evidence reasonably satisfactory to Tenant that the assignee is a Qualified Landlord, (ii) such assignment shall be in writing, duly executed by Landlord and the assignee in proper form for recording, and (iii) a copy of such assignment shall be delivered to Tenant not more than fifteen (15) Business Days after the effective date thereof.

(b) Landlord has the absolute and unconditional right, without Tenant’s consent, to execute and deliver one (1) or more Fee Mortgage(s) at any time and from time to time during the Term, provided that: (1) the Fee Mortgage complies with all other applicable requirements of this paragraph 17; and (2) if required by either Tenant or Landlord, such Fee Mortgagee executes and delivers in favor of Tenant a Fee Mortgage NDA (as defined below). Upon a Foreclosure Event under a Fee Mortgage, this Lease shall continue in full force and effect. Tenant shall attorn to the successor holder of the Fee Estate as Successor Landlord, provided that such successor holder has, subject to paragraph 17(e), assumed in writing all obligations of Landlord under this Lease. Such attornment shall, subject to paragraph 17(e), in no way diminish or impair Tenant’s rights and remedies against Landlord (all of which Tenant may continue to assert against the Successor Landlord), or, subject to paragraph 17(e), require Tenant to waive any default by Landlord. Tenant shall not join in any Fee Mortgage or be required to subordinate this Lease to any Fee Mortgage. If requested by Landlord, Tenant shall execute and deliver to Landlord a non-disturbance and attornment agreement, in form suitable for recording, and in substantially the form of Exhibit E attached hereto with such conforming changes as the then facts indicate and with such modifications, if any, as are reasonably acceptable to Tenant, the applicable Fee Mortgagee, any applicable Leasehold Mortgagee and Landlord (the “Fee Mortgage NDA”), within ten (10) Business Days after Landlord’s request. Each Fee Mortgage shall be subject and subordinate to this Lease and any New Lease. No Fee Mortgagee shall be entitled to any Mortgagee Protections unless and until (x) Notice of the Fee Mortgage in question together with the name and address of such Fee Mortgagee has been given to Tenant and any Leasehold Mortgagee, (y) such Fee Mortgagee complies with part (2) of this paragraph 17(b), and (z) such Mortgagee is subject to the jurisdiction of the courts of the United States of America and the State of Arizona and is not immune to suit. No change of address of such Fee Mortgagee, or assignment of such Fee Mortgage, shall be effective against Tenant or Leasehold Mortgagee, as the case may be, unless and until Tenant or such Leasehold Mortgagee shall have received Notice of such change or assignment.

(c) In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Fee Mortgagee entitled to Mortgagee Protection, Notice of such act or omission, and until a reasonable period of time (not less than 10 Business Days) to allow Landlord or the Fee Mortgagee to remedy such act or omission shall have elapsed following receipt of such Notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, Landlord and such Fee Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such Notice to remedy such act or omission.

(d) No act or omission of Landlord shall give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction. Notwithstanding the foregoing, should applicable law otherwise entitle Tenant to claim a total or partial eviction, Tenant shall not exercise such right and no exercise of such right shall be effective (i) without Tenant first obtaining, at its sole cost and expense, Leasehold Mortgagee’s Consent from any and all Leasehold Mortgagees and delivering copies thereof to Landlord and any Fee Mortgagees entitled to Mortgagee Protection simultaneously with Tenant’s first purported exercise or threatened exercise of such right, (ii) until it has given Notice of such act or omission to each Fee Mortgagee entitled to Mortgagee Protection and to Landlord, and (iii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such Fee Mortgagee within a reasonable period of time, until a reasonable period of remedying such act or omission shall have elapsed following the giving of such Notice and following the time when such Fee Mortgagee shall have become entitled under such Fee Mortgage to either remedy the same or apply for and have a receiver appointed by a court of competent jurisdiction to remedy same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar Notice, to effect such remedy), provided such Fee Mortgagee shall with due diligence give Tenant Notice of intention to, and shall commence and continue to, remedy such act or omission.

(e) If a Fee Mortgagee shall succeed to the rights of Landlord under this Lease, whether through a Foreclosure Event or otherwise (such Person so succeeding to Landlord’s rights under this Lease herein sometimes referred to as “Successor Landlord”), this Lease shall continue in accordance with the terms of this paragraph 17(e), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s Landlord under this Lease, and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the Successor Landlord (other than a Successor Landlord that controls, is controlled by or is under common control with Landlord) shall not be: (i) liable for any previous act or omission of Landlord (or its predecessor in interest) under this Lease which have accrued prior to the date on which the Successor Landlord acquires title to the Fee Estate; (ii) bound by any previous modification of this Lease, not expressly provided for in this Lease or bound by any previous payment of Fixed Rent, Additional Rent or sums paid more than one (1) month in advance, unless such modification or prepayment shall have been expressly approved in writing by the Fee Mortgagee; (iii) responsible for any monies owing by Landlord to the credit of Tenant; (iv) subject to any credits, offsets, claims, defenses, abatements, demands or counterclaims which Tenant may have against Landlord (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction; and (vi) required to account for any security or other deposit other than any such deposit that is actually delivered to the Successor Landlord; provided, however, that nothing contained in this paragraph 17(e) shall operate to restrict or limit any remedy or recovery against Landlord after a Fee Mortgagee has succeeded to Landlord’s rights under this Lease.

(f) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to a Fee Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by such Fee Mortgagee, shall never be treated as an assumption by such Fee Mortgagee of any of the obligations of Landlord hereunder, unless such Fee Mortgagee shall, by Notice sent to Landlord and Tenant, specifically otherwise elect or such Fee Mortgagee shall become a Successor Landlord. Except as aforesaid, such Fee Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only upon acquisition of the Fee Estate of Landlord by virtue of a Foreclosure Event.

(g) Any Fee Mortgage shall be subject and subordinate to, and shall not attach to: (1) Tenant’s interest this Lease and the Leasehold Estate (whether held by Tenant, a Successor Tenant or a New Tenant); (2) the Successor Tenant’s interest in this Lease and the Leasehold Estate; (3) any estate (including a subleasehold and a leasehold mortgagee estate) directly or indirectly arising from this Lease or any New Lease (so long as this Lease or such New Lease has not been terminated in accordance with its terms); (4) Tenant’s or New Tenant’s and any Leasehold Mortgagee’s rights and remedies under this Lease; and (5) any rights of a Leasehold Mortgagee with respect to the Leasehold Estate including rights under paragraph 31 to a New Lease. Any Fee Mortgagee, and, in the event of a Foreclosure Event pertaining to a Fee Mortgage, the grantee or successful bidder at the foreclosure sale, shall succeed only to the Fee Estate, subject to items “1” through “5”. Notwithstanding the foregoing or anything to the contrary in this Lease, it is agreed that: (i) any Leasehold Mortgage shall only attach to the Leasehold Estate; (ii) any Fee Mortgage shall only attach to the Fee Estate; (iii) under no circumstances shall any Foreclosure

Event with respect to any Leasehold Mortgage impair any estate or right of Landlord or any Fee Mortgagee under any Fee Mortgage or result in any transfer or conveyance of any interest in the Premises other than the Leasehold Estate; and (iv) under no circumstances shall any Foreclosure Event with respect to any Fee Mortgage impair any estate or right of Tenant under this Lease or result in any transfer or conveyance of any interest in the Premises other than Landlord’s Fee Estate therein.

18.	LANDLORD’S RIGHT OF ENTRY

Subject to the rights of tenants under Qualified Subleases and the Access Indemnity Provisions, Landlord, each Fee Mortgagee and their respective designees shall have the right to enter the Premises, and any part of the Premises, at any time during normal business hours on two (2) Business Days’ advance Notice to Tenant (i) upon an Event of Default, for the purpose of inspecting same, monitoring construction or posting notices of non-responsibility; (ii) at any time, but not more than two (2) times in any twelve (12) month period, for the purpose of inspecting same (subject to paragraph 26(d)), performing appraisals, performing surveys, and exhibiting the Premises to actual or prospective purchasers, investors, insurers, lenders, assignees, participants and mortgagees, and (iii) subject to paragraph 26(d), to perform environmental site assessments and engineering studies. Tenant shall, within fifteen (15) days following Landlord’s request (not to be made more than two (2) times in any twelve (12) month period and any time upon an Event of Default), provide Landlord with copies of or access to Tenant’s books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant’s possession with respect to the Premises all of which shall be customary and adequate and reasonably satisfactory to Landlord. Tenant shall have the right to have a representative present during any such entry.

19.	NOTICES

All notices, demands, requests or other communication to be given, rendered or made by either party to the other pursuant to or in connection with this Lease or pursuant to any applicable law or requirement of public authority, shall be sent by (i) certified mail (return receipt requested), (ii) personal delivery, or (iii) nationally recognized overnight courier. Such notice may also be sent by electronic email if within one (1) Business Day after such electronic email such notice is also sent pursuant to clause (i), (ii) or (iii) of this paragraph. Notice shall be deemed to have been properly given, rendered or made, when sent if by electronic mail (provided such follow up notice is also deemed properly given), or when received by certified mail (return receipt requested), personal delivery or nationally recognized overnight courier delivery providing for signed receipt of delivery (or, if such delivery is refused, upon the date that delivery would have occurred but for such refusal) addressed to the other parties as follows:

To Landlord:	c/o Safehold Inc.
1114 Avenue of the Americas
New York, New York 10036
Attention: Chief Legal Officer
Reference: pxeapa10
Telephone: 212-930-9400
Email: SafeNotices@istar.com

With a copy to:	Safehold Inc.
1114 Avenue of the Americas
New York, New York 10036
Attention: Chief Investment Officer
Reference: pxeapa10
Telephone: 212-930-9400

With a copy to:	Safehold Inc.
3480 Preston Ridge Road, Suite 575
Alpharetta, Georgia 30005
Attention: Asset Management
Reference: pxeapa10
Telephone: 678-297-0100

To Tenant:	c/o Invesco Real Estate
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201
Attention: Susan Mitchell
Telephone: (972) 715-5870
Email: Susan.Mitchell2@invesco.com

With a copy to:	Greenberg Traurig, P.A.
333 S.E. 2nd Avenue, 44th Floor
Miami, Florida 33131
Attention: Richard J. Giusto, Esq.
Telephone: (305) 579-0559
Email: GiustoR@gtlaw.com

Any party listed in this paragraph 19 may, by Notice as aforesaid, designate a different address or addresses for Notice intended for it.

No Notice shall be effective unless and until a copy of such Notice has been delivered to the intended recipient’s Mortgagee(s) of which the sender shall have received Notice. Any party may change its address or the name and address of its attorneys by giving Notice in compliance with this Lease. Notice given on behalf of a party by any attorney who represents such party shall constitute Notice by such party.

20.	ESTOPPEL CERTIFICATES; FINANCIAL DATA

(a) Tenant shall, at any time and from time to time upon not less than ten (10) calendar days prior Notice by Landlord or any Fee Mortgagees, but in no event more than three (3) times in each calendar year (except (x) if an Event of Default exists hereunder or (y) if any such estoppel discloses that the Premises or any portion thereof is not substantially in the condition required by this Lease, in which event under clause (x) or (y), Landlord may require more than three (3) such estoppels in any calendar year), execute, acknowledge and deliver to Landlord or such Fee Mortgagee a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) the dates to which Fixed Rent and Additional Rent have been paid in advance; (iii) whether or not to the knowledge of Tenant after due inquiry and investigation, Landlord is in default in keeping, observing or performing any term, covenant, agreement, condition or limitation contained in this Lease and, if Landlord shall be in default, specifying each such default; (iv) whether or not to the knowledge of Tenant after due inquiry and investigation there shall have occurred any event which, with the giving of Notice or passage of time or both, would become a default by Landlord in the keeping, observing or performing of any term, covenant, agreement, condition or limitation contained in this Lease, and, in such case, specifying each such occurrence of which Tenant may have knowledge; (v) whether there is pending any action, arbitration or proceeding between Landlord and Tenant arising under this Lease, and, if so, the nature thereof; (vi) to the knowledge of Tenant, after due inquiry and investigation, whether or not Tenant has counterclaims, defenses or right to offset against any amounts due to Landlord under this Lease and if so, the amount and nature thereof; and whether or not Tenant is entitled to any concessions, rebates or any rent reductions under this Lease for whatever reason as of the date the statement is given, and if so, the amount and nature thereof; (vii) that the addresses for Notices are as set out in this Lease or as stated in the statements; (viii) whether or not a Default exists; (ix) such other factual information with respect to the status of this Lease as Landlord or Fee Mortgagee may reasonably request; and (x) that any such statement delivered pursuant to this paragraph 20(a) is binding upon Tenant and shall not operate to amend this Lease but shall estop Tenant from taking a contrary position thereafter and may be relied upon by Landlord or by any permitted transferee of Landlord’s interest in this Lease or in Landlord or by any prospective purchaser of Landlord’s interest to the Fee Estate or by any prospective Mortgagee or any assignee of such Mortgage or by any rating organization or underwriter who would be involved in such a mortgage transaction, but reliance on such statement may not extend to any default of Landlord as to which Tenant shall have had no actual knowledge.

(b) Landlord shall, at any time and from time to time upon not less than ten (10) calendar days’ prior Notice by Tenant or any Leasehold Mortgagee, but in no event more than three (3) times in each calendar year, execute, acknowledge and deliver to Tenant or such Leasehold Mortgagee a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that this Lease is in full force and effect as modified and stating the modifications); (ii) the dates to which Fixed Rent and Additional Rent hereunder have been paid in advance; (iii) whether or not to the actual knowledge of Landlord, Tenant is in default in keeping, observing or performing any term, covenant, agreement, condition or limitation contained in this Lease and, if Tenant shall be in default, specifying each such default; (iv) whether or not to the actual knowledge of Landlord there shall have occurred any event which, with the giving of Notice or passage of time or both, would become a default by Tenant in the keeping, observing or performing of any term, covenant, agreement, condition or limitation contained in this Lease, and, in such case, specifying each such occurrence of which Landlord may have knowledge; (v) whether there is pending any action, arbitration or proceeding between Landlord and Tenant arising under this Lease, and, if so, the nature thereof; (vi) to the knowledge of Landlord, whether or not Landlord has counterclaims, defenses or right to offset against any amounts due to Tenant under this Lease and if so, the amount and nature thereof; (vii) that the addresses for Notices are as set out in this Lease or as stated in the statement; (viii) such other factual information with respect to the status of this Lease as Tenant or a Leasehold Mortgagee may reasonably request; and (ix) that any such statement delivered pursuant to this paragraph 20(b) is binding upon Landlord and may be relied upon by Tenant or by any prospective permitted transferee of Tenant’s interest in this Lease or in Tenant or any Leasehold Mortgagee or prospective Leasehold Mortgagee (and/or Permitted Non-Institutional Leasehold Mortgagee) or by any rating organization or underwriter who would be involved in such a mortgage transaction, but reliance on such statement may not extend to any default as to which Landlord shall have had no actual knowledge.

(c) Tenant shall deliver to Landlord and to any Fee Mortgagee of which Notice has been given or purchaser designated by Landlord the following information within the following time periods: (A) no later than ninety (90) days after Tenant’s fiscal year end, (i) current financial statements for Tenant (including, without limitation, an income and expense statement and balance sheet), and (ii) a twelve (12) month proforma operating budget; (B) within thirty (30) days after the end of each calendar quarter, a current rent roll and operating statement for the Premises, as of the end of such calendar quarter, and other financial information (if prepared) regarding the Tenant reasonably requested by Landlord; (C) within thirty (30) days after the end of each quarter, Tenant shall deliver to Landlord its most recent monthly marketing and leasing status reports for the Premises in the same form and substance as Tenant delivers to any Leasehold Mortgagee; (D) if audited financial information is prepared for Tenant, Tenant shall deliver to Landlord copies of that information within thirty (30) days of its final preparation; and (E) within thirty (30) days of Landlord’s request, Tenant shall cause to be delivered to Landlord its most recent quarterly financial statement (including, without limitation, an income and expense statement and balance sheet) and such other most recent quarterly and other financial information as reasonably requested by Landlord regarding Tenant. Except as otherwise agreed to or previously approved by Landlord, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied. Notwithstanding anything in this paragraph 20(c) to the contrary, none of the foregoing financial statements need to be audited; provided, however, in the event any of the foregoing financial statements are audited by independent certified public accountants, Tenant shall promptly deliver such audited financial statements to Landlord. In addition, as to any annual financial statements of Tenant that are not audited, Landlord, at its sole cost and expense, may require that Tenant’s annual financial statements be audited by a certified public accountant chosen by Tenant and reasonably acceptable to Landlord, and, in such event, Tenant shall promptly cause such audited statements to be prepared and provided to Landlord; provided further, however, the cost and expense of having such financial statements be audited shall be borne by Tenant if (x) an Event of Default exists, (y) Tenant or its manager otherwise causes such audited financial statements to be prepared or (z) Tenant is required by a Leasehold Mortgagee or otherwise to provide such audited financial statements. Any financial statements or materials delivered to Landlord shall be certified by an appropriate officer of Tenant as being true, complete and correct in all material respects. For purposes of this paragraph 20(c), PricewaterhouseCoopers LLP (and its affiliates) is preapproved as a certified public accountant for purposes of auditing Tenant’s financial statements if required by Landlord pursuant to this paragraph 20(c).

(d) Reserved.

(e) Landlord and each Fee Mortgagee shall have the right, without the consent of Tenant, to obtain, reproduce, disseminate and distribute photographs, images and other depictions of the Premises. Tenant agrees that such photographs, images and depictions shall, if applicable, not be subject to any copyright restrictions that will preclude Landlord’s or such Fee Mortgagees’ use, reproduction, dissemination and distribution.

21.	MECHANICS’ LIENS

(a) Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic’s lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record or bonded over within forty-five (45) calendar days after the date of the filing or recording of the same (or such shorter period as may be required by statute or by any Leasehold Mortgagee or Fee Mortgagee). However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before ten (10) calendar days prior to the due date thereof (but in no event later than forty-five (45) calendar days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if such Lien involves an amount in excess of the Claim Contest Threshold, bond over such Lien. Without limitation of any other provision of this Lease, Tenant shall, from time to time following Landlord’s request, promptly execute and deliver to any title insurer issuing an owner’s or loan policy of title insurance on the Fee Estate an affidavit confirming Tenant’s responsibility for all mechanic’s or other liens and claims therefor in form as sufficient for such title insurer to insure the insured as to the absence of any such liens or claims therefor.

If Tenant complies with the foregoing and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. If an Event of Default exists, Leasehold Mortgagee or Landlord (or, as directed by Landlord, to Fee Mortgagee) may apply any deposit then held by it with respect to any such lien to discharge such lien. If no Event of Default exists, then any deposit then held by such party will be so applied upon Tenant’s written direction. Any surplus deposit retained by such party, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant’s contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord (and not amounts deposited with Landlord by Tenant for such event), any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including attorneys’ fees and costs of Landlord plus an administration fee equal to five percent (5%) of such costs and expenses), shall be repaid by Tenant to Landlord on demand by Landlord, together with interest thereon at the Overdue Rate. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including attorney’s fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien or the attempt by Tenant to discharge same as above provided, notwithstanding that any such mechanics’ lien may exist or arise out of transactions or matters occurring (or materials or services provided) prior to the commencement of the Term (including as may arise from the act or omission of Tenant’s predecessor in title), except to the extent such lien arises solely from the acts or omissions of Landlord which are not, pursuant to other specific provisions of this Lease, payable by Tenant (Tenant acknowledging that Landlord is not required to enter into any contracts or to otherwise take or not take actions that could give rise to a lien at any time for any purpose).

(b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with Notice that they must look exclusively to Tenant to obtain payment for the same and that Landlord’s interest in this Lease and in the Fee Estate shall not be subject to mechanic’s liens or other liens for improvements, including the Improvements, made by Tenant (or for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant). Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic’s lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

(c) Except for Leasehold Mortgages permitted pursuant to paragraph 28, and Subleases permitted pursuant to paragraph 25, Tenant shall not create, permit or suffer, and, subject to the provisions of paragraph 21(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant’s action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances.

(d) However, in the event Tenant desires to contest the validity of any other lien, encumbrance, charge, security interest, or other right or interest it shall (i) on or before fifteen (15) calendar days prior to the due date thereof (but in no event later than sixty (60) calendar days after Tenant receives Notice of the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same and (ii) on or before the due date thereof, if such lien, encumbrance, charge, security interest, or other right or interest involves an amount in excess of the Claim Contest Threshold, bond over such lien, encumbrance, charge, security interest, or other right or interest.

(e) Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof and Landlord shall be entitled to post and maintain on the Premises any notices of nonresponsibility provided for under applicable law, and to inspect (without obligation, but subject to the rights of tenants under Qualified Subleases and the Access Indemnity Provisions) the Premises in relation to the construction at all reasonable times and upon reasonable prior notice.

22.	END OF TERM

(a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in a condition that is in accordance with applicable Legal Requirements and Tenant’s obligations under this Lease and in materially the same order and condition as exists on the date hereof, reasonable and ordinary wear and tear, casualty and condemnation excepted, and further except as repaired, rebuilt or altered as required or permitted by this Lease, and Tenant shall surrender all keys, key fobs or other entry devices to the Premises to Landlord at the place then fixed for Notices to Landlord and shall inform Landlord of all passwords and combinations on locks, safes and vaults, if any; provided, however, that in no event shall Tenant have any obligation to rebuild or renovate the Improvements except as may be required by paragraphs 10 and 13 and as required to ensure that the Premises complies with applicable Legal Requirements in all material respects and the foregoing maintenance standard; provided, further, Tenant shall not be required to make any improvements that would be required under applicable Legal Requirements as a result of a change in use or design of any portion of the Premises after the expiration or termination of this Lease (for example, if a retenanting by Landlord of any portion of the Premises would under applicable Legal Requirements require improvements to the Premises, Tenant shall not be obligated to comply with such Legal Requirements). Except as otherwise provided herein, Tenant shall at such time remove all Personal Property therefrom and all alterations and improvements placed thereon by Tenant and not consented to by Landlord (to the extent such consent was required pursuant to the terms of this Lease). Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further Notice to or demand upon Tenant. Upon the expiration or earlier termination of the Term of this Lease, all right, title, interest and estate of Tenant in and to the Improvements shall be vested in Landlord without the necessity of any deed or instrument of conveyance, free of all liens, claims and encumbrances, and without the payment of any monies or consideration. If requested by Landlord, Tenant shall execute a customary form of quitclaim deed in favor of Landlord conveying any right, title or interest Tenant may have in the Improvements to Landlord.

(b) If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including any claim made by any succeeding occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease for six (6) years. In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay in advance and on a monthly basis to Landlord a sum during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant’s rights of possession, whether by lapse of time or otherwise, in an amount equal to, for the first thirty (30) days, one- twelfth (1/12) of one hundred fifty percent (150%) of the Fixed Rent payable during the preceding year, for the next sixty (60) days, one-twelfth (1/12) of two hundred percent (200%) of the Fixed Rent payable during the preceding year, and for each thirty (30) days thereafter, one-twelfth (1/12)

of two hundred fifty percent (250%) of the Fixed Rent payable during the preceding year. Notwithstanding anything to the contrary contained herein, any holding over by Tenant after the termination or expiration of the Term shall constitute a tenancy at sufferance (and not a tenancy at will) to the extent permitted by applicable law. The provisions of this paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.

(c) All property of Tenant not removed on or before the last calendar day of the Term of this Lease shall be deemed abandoned. Tenant hereby agrees that Landlord may remove all property of Tenant from the Premises upon termination of this Lease and cause its transportation and storage, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto. Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any out-of-pocket expenses reasonably and actually incurred by Landlord with respect to removal or storage of any such property and with respect to restoring the Premises in accordance with the terms and conditions of this Lease.

(d) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall deliver to Landlord the following, each executed by Tenant and/or the appropriate third parties, as applicable: (i) a reasonably acceptable form of general assignment of service and maintenance agreements, licenses, permits, warranties and intangible property pertaining to the Premises, if any, (ii) termination of management agreements or any other agreements which will not survive such expiration or termination, or evidence that all such agreements pertaining to the Premises have been terminated, and (iii) such other customary documents as may be reasonably requested by Landlord to effect the termination of this Lease. In addition, Landlord and Tenant shall reasonably cooperate with each other, at their respective cost and expense, in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to consummate the termination of this Lease.

(e) Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, but subject to paragraph 29, no voluntary surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord and each Fee Mortgagee.

(f) Upon a termination of this Lease, the Restoration Fund shall belong and be released to Landlord free and clear of any Claims by Tenant or Leasehold Mortgagee subject, if applicable, to Landlord’s obligation to deliver the Restoration Fund in trust to a Proceeds Trustee under a New Lease for application to the approved Casualty Repair.

23.	ALTERATIONS

(a) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, before making any Material Alteration. Tenant may make alterations, additions or improvements to the Premises not constituting Material Alterations without Landlord’s consent only if (i) such alterations, additions or improvements will be in compliance with all applicable Legal Requirements, (ii) such alterations, additions or improvements will not result in a breach under any applicable Sublease and (iii) such alterations, additions or improvements relate to the general upgrading, upkeep or preparation of any residential units for occupancy (including, without limitation, replacement of appliances, painting, and carpet or flooring replacement). As to any alterations, additions or improvements not constituting Material Alteration for which Landlord’s consent is required pursuant to the foregoing sentence, such consent, if granted, shall be conditioned on terms and conditions then required by Landlord as a condition to giving such consent. Tenant agrees to give Landlord copies of the plans and specifications for any alteration to the Premises (to the extent that plans and specifications exist with respect to such alteration) and which, in the case of alterations which are not Material Alterations which Tenant is allowed to make without Landlord’s consent, are within the possession and control of Tenant; provided, however, that Tenant’s failure to do so shall not constitute an Event of Default hereunder unless Tenant shall have failed to deliver such plans and specifications within sixty (60) calendar days after Landlord’s written Notice to Tenant requesting same, in accordance with paragraph 19 above. At Landlord’s option, any improvement made without the consent of Landlord, if required pursuant to the first sentence of this paragraph 23(a), shall be removed and the area repaired at Tenant’s expense at the termination or expiration of the Term.

(b) In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises, or any portion thereof, except that Tenant shall, upon prior Notice to Landlord, and in compliance with all applicable laws and regulations, be permitted to install an uninterrupted power source system in the Premises.

(c) All alterations, additions or improvements to the Premises during the Term of this Lease shall be made at Tenant’s sole cost and expense. Landlord shall hold legal title to the Improvements and any other Alterations made to the Premises (including all materials, fixtures and equipment to be incorporated therein) effective as of the date the same are constructed, provided that during the Term, Tenant shall be entitled to all of the federal and state income tax attributes of ownership pertaining thereto including the right to claim depreciation or cost recovery deductions.

(d) In the event that Tenant desires to perform any Material Alterations, Tenant shall (i) be required to have sufficient financial resources and liquidity available to perform and pay for all costs associated with the proposed alterations, additions or improvements in such a manner as would provide sufficient protection against Liens which could arise in connection with the performance of any such alterations, additions or improvements, and (ii) provide evidence to Landlord of such sufficient financial resources and liquidity, including, without limitation, letters of credit, completion and operating deficit guarantees, cash deposits, equity commitments and debt commitments.

(e) All Material Alterations shall be made as follows:

(i) Tenant shall submit to Landlord, complete plans and specifications for Material Alterations to be done by Tenant, and Landlord will have the right to approve, which approval shall not be unreasonably withheld, conditioned or delayed, such plans and specifications. All such plans and specifications shall (A) be prepared by reputable and licensed architect(s) and engineer(s) licensed to practice in the State of Arizona, each having at least ten (10) years’ experience in performing the services it is being hired to perform for other projects similar in size and scope to the applicable project, (B) comply with all applicable codes, ordinances, rules and regulations, (C) not adversely affect the structural elements of the Premises, (D) be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and (E) with respect to plans and specifications pertaining to alterations, improvements and additions requiring Landlord’s approval under paragraph 23(a), be otherwise satisfactory to Landlord in Landlord’s reasonable discretion.

(ii) Landlord shall notify Tenant in writing within twenty (20) calendar days whether Landlord approves or disapproves of the plans and specifications for such Material Alteration. Tenant may submit to Landlord revised plans and specifications for Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed if (a) the Material Alteration would not, in Landlord’s reasonable judgment, materially adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (b) the Material Alteration shall be required by any Legal Requirements. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications. Tenant shall pay all reasonable out-of-pocket costs and expenses in connection with Landlord’s review of any such plans and specifications.

(iii) All changes (other than field changes for which no change order is proposed and which will be reflected in the final “as built” plans and changes required to comply with Legal Requirements) in any plans and specifications approved by Landlord for any Material Alteration shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant wishes to make such change in approved plans and specifications for any Material Alteration, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change. Tenant may submit to Landlord revised plans and specifications for such change for Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. After Landlord’s written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(iv) Tenant shall obtain and comply in all material respects with all building permits and other government permits and approvals required in connection with Material Alterations and promptly after written request from Landlord, shall deliver to Landlord a true and complete copy of all such permits and approvals together with all certificates of occupancy required pursuant to applicable Legal Requirements to use and occupy the Improvements (or analogous items). Tenant shall, through Tenant’s licensed contractor, perform the Material Alteration substantially in accordance with the plans and specifications approved in writing by Landlord. Tenant shall pay the entire cost of the Material Alteration (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the Material Alteration. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any Material Alteration, construction of any Material Alteration, or delay in completion of any Material Alteration.

(v) Tenant shall give at least five (5) calendar days’ prior Notice to Landlord of the date on which construction of any work to be done by outside contractors is to commence which (A) involves a new building or a structural element of any Improvement, and (B) constitutes a Material Alteration. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord reasonably may deem to be proper for the protection of Landlord and the Premises, or any portion thereof from liens; provided that such notices do not in any material respect interfere with the use and enjoyment of the Premises by Tenant or any subtenant.

(vi) All alterations, additions, improvements, and fixtures, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Improvements, except those which are readily removable without causing material damage to the Improvements (which shall be and remain the property of Tenant). Upon termination or expiration of this Lease, Tenant shall, at Tenant’s expense, remove all Personal Property from the Premises (but not the Improvements other than those alterations and additions made in violation of this Lease) and repair all damage caused by such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 23(e) to be performed after such termination.

(vii) Promptly following the completion of any Material Alteration, Tenant shall furnish Landlord with a copy in electronic form acceptable to Landlord of the complete plans and specifications for such work (including, if available, so-called “as-built” plans and specifications).

(f) Without limitation of Tenant’s obligations under paragraph 11A, prior to the commencement, and during the making, of any Material Alteration, Tenant shall provide evidence, satisfactory to Landlord, of the insurance required pursuant to paragraph 11A(f).

24.	MEMORANDUM OF LEASE

Contemporaneously with the execution of this Lease, the parties agree to execute and deliver a Memorandum of Ground Lease Agreement substantially in the form attached hereto as Exhibit J (the “Memorandum of Lease”). On or promptly following the Commencement Date, Tenant agrees to cause the recording of the Memorandum of Lease and to pay all costs thereof. Landlord and Tenant shall execute customary amendments and, at the expiration of the Term or earlier termination of this Lease, terminations related thereto as may be required or requested by Landlord within ten (10) Business Days of receipt thereof. If Tenant fails to execute such amendments and terminations, Landlord shall have the right to, and Tenant hereby appoints Landlord as its lawful attorney-in-fact with full power to take action and execute all amendments, terminations and related documents in the name of Tenant, each as Landlord deems necessary to effect such amendments and terminations; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

25.	SUBLETTING/ASSIGNMENT

(a) Tenant shall have the right, without the prior written consent of Landlord or any Fee Mortgagee, to (y) assign this Lease or any interest herein or (z) sublease the Premises or any part thereof to a Qualified Subtenant pursuant to a Qualified Sublease (expiring no later than the calendar day prior to the final calendar day of the Term) with a Qualified Subtenant; provided that, as to any such assignment or Sublease, Tenant complies with the following terms, covenants and conditions:

(i) Any such assignee, in the case of an assignment, shall be a Qualified Tenant;

(ii) Tenant shall give Landlord Notice of each assignment and each non- residential Sublease, as applicable, (A) with respect to each assignment, not more than ten (10) Business Days after the effective date thereof which Notice shall, in the case of an assignment, be accompanied by (x) evidence reasonably satisfactory to Landlord that the assignee is a Qualified Tenant and (y) a certificate of an executive officer of Tenant certifying that, as of the date of such Notice, and, as of the effective date of the related assignment, such assignee is a Qualified Tenant and (B) with respect to each non-residential Sublease, not more than ten (10) Business Days prior to the effective date thereof which Notice shall identify the name of the subtenant under such non- residential Sublease together a certificate of an executive officer of Tenant certifying that, as of the date of such Notice, and, as of the effective date of such Sublease, the subtenant is a Qualified Subtenant and that such sublease is a Qualified Sublease;

(iii) such assignment or subletting shall be in writing, duly executed by Tenant (and by the subtenant, in the case of a Sublease) and, with respect to an assignment of this Lease, in proper form for recording and comply with all applicable terms and conditions of this Lease;

(iv) a copy of such assignment or non-residential Sublease shall be delivered to Landlord not more than fifteen (15) Business Days after the effective date thereof (it being agreed that Tenant shall, not later than fifteen (15) Business Days after request from Landlord, deliver to landlord true and complete copies of all residential Subleases not previously delivered to Landlord);

(v) any Sublease shall, at all times, be subordinate to this Lease, subject to the provisions of subparagraph (c) below;

(vi) no partial assignments shall be permitted;

(vii) all transfer and other analogous taxes and fees, if any, shall be timely paid by Tenant, assignee or sublessee (as negotiated between themselves) and reasonable proof thereof delivered to Landlord not later than fifteen (15) Business Days after consummation of such assignment or subletting if applicable; and

(viii) except in the case of a Qualified Master Sublease or a Qualified Bulk Sublease, no subtenant or its Affiliates shall sublease more than three (3) residential apartment units at any onetime. Not more than fifty percent (50%) of the residential apartment units at the Premises shall be subject to Qualified Master Sublease(s) at any given time.

In the event that any such assignment or transfer shall occur pursuant to a Foreclosure Event, Landlord’s consent shall not be required with respect thereto and the foregoing conditions of this paragraph 25(a) shall not apply with regard to such assignment or transfer, except the conditions set forth in paragraphs 25(a)(i) and 25(a)(vi) shall apply in such circumstance and Landlord shall receive a copy of the instrument giving effect to such assignment or transfer (e.g., foreclosure deed or decree, deed or other assignment in lieu of foreclosure, etc.); it being agreed that a Person that is a Leasehold Mortgagee that obtains title to the Leasehold Estate by virtue of a Foreclosure Event shall be permitted to acquire such interests notwithstanding that it may not be a Qualified Tenant. Any assignment of this Lease by Tenant or sublease by Tenant that does not comply with the terms, covenants, agreements, and conditions of this paragraph 25(a) shall require Landlord’s consent, which may be given or withheld in Landlord’s sole discretion.

No Sublease shall grant to the subtenant any right or option to purchase the Fee Estate or any part thereof, provided that any Sublease may grant to any subtenant thereunder who is a Qualified Tenant the right or option to purchase the Leasehold Estate, which right or option shall be otherwise subject to the terms of this paragraph 25 and this Lease.

Each assignment shall expressly provide that the assignee will assume and perform all obligations of Tenant under this Lease. Any purported assignment without an instrument containing the foregoing provisions shall be void. Notwithstanding anything to the contrary contained in this Lease, Tenant shall in all cases remain primarily liable (and not liable merely as a guarantor or surety) for the performance of all covenants and agreements accruing on or before the date of Tenant’s assignment of its interest in this Lease, but Tenant shall be released from all obligations and/or liability accruing after the date of Tenant’s assignment of its interest in this Lease so long as such assignment complies with the terms of this Lease.

(b) Except as expressly provided in the last sentence of paragraph 25(a), unless and until expressly released by Landlord (it being agreed that Landlord shall not be required to give such release), no assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant accruing on or before the date of Tenant’s assignment of its interest in this Lease. The acceptance of Rent by Landlord from any other Person shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may, except as expressly provided in the last sentence of paragraph 25(a), proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

(c) Landlord shall at no time be required to recognize and agree not to disturb any sublease or subtenant thereunder if this Lease upon expiration or earlier termination of this Lease. In the event this Lease is terminated prior to the Lease Expiration Date, Landlord may, in its sole and absolute discretion (without any obligation to do so), elect to recognize any one or more of the subleases as a direct lease between Landlord and such subtenant. Under no circumstances shall Landlord have liability under any subleases. Should Landlord so elect to recognize a sublease as a direct lease between Landlord and such subtenant, neither Landlord nor anyone claiming by, through or under Landlord shall be:

(1)	liable for any act or omission of any prior landlord under the sublease (including, without limitation, the then landlord under the sublease);

(2)	subject to any offsets, claims or defenses which the Qualified Subtenant may have against any prior landlord (including, without limitation, the then landlord under the sublease);

(3)

bound by any payment of rent which the Qualified Subtenant might have made for more than one month in advance to any prior landlord under the sublease (including, without limitation, the then landlord under the sublease);

(4)	bound by any covenant to undertake or complete any construction;

(5)	bound by any covenant or obligation to repair, restore or rebuild after a Casualty or Condemnation;

(6)	bound by any obligation to make any payment to the Qualified Subtenant;

(7)	bound by any obligation to assign, transfer or sell the Leasehold Estate or the Improvements to the Qualified Subtenant; or

(8)	bound to operate or maintain the Premises for any particular use.

(d)	[Intentionally Omitted].

(e) Notwithstanding anything to the contrary contained herein, Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Land, and has no right to assign or transfer any such development rights, “air rights” or comparable rights appurtenant to the Land, and all such development rights, “air rights” or comparable rights shall be the sole property of Landlord; provided, however, that Tenant shall have the right to utilize any development rights, “air rights” or comparable rights appurtenant to the Land solely for expansion or development of the Premises consistent with the Permitted Use and in accordance with the other provisions of this Lease, and Landlord shall cooperate in connection therewith (including signing applications and necessary instruments that are reasonably acceptable to Landlord) at Tenant’s sole cost and expense. During the Term, Landlord shall not (i) assign or transfer such development rights, “air rights” or comparable rights, except in connection with (y) an assignment or transfer of the Fee Estate and this Lease to any Person, including any Fee Mortgagee and any such assignment or transfer occurring by virtue of a Foreclosure Event, or (z) a Fee Mortgage encumbering the Fee Estate, in each case, in accordance with paragraph 17, or (ii) seek to utilize such development rights, “air rights” or comparable rights on the Land, except, subject to the terms and conditions of this Lease, at the request of Tenant.

26.	HAZARDOUS MATERIAL

(a) Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities in compliance with Environmental Laws), (iii) shall not install or permit the installation on the Premises of any surface impoundments, underground storage tanks, pcb-containing transformers or asbestos-containing materials (other than as typically and reasonably required to operate the Premises and in such instance(s) otherwise in accordance with Environmental Laws), provided, however, in no instance other than in connection with the existing storm water management system shall Tenant install underground storage tanks without Landlord’s consent in its sole discretion, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in a manner that violates Environmental Laws the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws. For the avoidance of doubt, nothing contained in this Lease shall be construed so as to require Tenant to remove any above ground generator tanks or below ground stormwater retention vaults existing at the Premises as of the date of this Lease except to the extent required by Environmental Laws or Legal Requirements now or hereafter existing.

(b) “Environmental Laws” means (i) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901, et seq. (RCRA), as amended, (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, (iii) the Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., (iv) the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., (v) Arizona’s Water Quality Control statutes, A.R.S. §§49-201, et seq., as amended, (vi) the Solid Waste Management Act, A.R.S. §§49-701, et seq., as amended, (vii) the Underground Storage Tank Regulation Act, A.R.S. §§49-1001, et seq., as amended, (viii) Arizona’s Hazardous Waste Disposal statutes, A.R.S. §§49-901, et seq., as amended, (ix) Arizona’s Air Quality statutes, A.R.S. §§49- 401, et seq., as amended, and (x) all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term “Hazardous Materials” as used in this Lease shall mean substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “toxic substances”, or their equivalent, in any applicable federal, state or local statute, rule, regulation or determination, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§1801, et seq.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. §§6901, et seq.; and, asbestos, pcb’s, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

(c) Tenant agrees to protect, defend, indemnify and hold harmless Landlord and each other Indemnified Party from and against any and all liability, including all foreseeable and unforeseeable damages including reasonable attorney’s and consultant’s fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, emission, presence or disposal of Hazardous Materials from, on, at, to or under the Premises, including (i) all matters disclosed in any environmental reports which Landlord delivers to Tenant prior to the Commencement Date, (ii)

all matters disclosed in any environmental reports prepared for Tenant or at Tenant’s direction and/or in Tenant’s possession on or prior to the Commencement Date, and (iii) all matters of which Tenant has actual notice or knowledge on or prior to the Commencement Date, and the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether such action is required or necessary prior to or following the date of this Lease, to comply with Environmental Laws (it being understood that Landlord has no obligation to make any payment or take any action except to the extent expressly required by this Lease). This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive the expiration or termination of this Lease without limit of time; provided, however that notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to indemnify any Indemnified Party with respect to Hazardous Materials on the Premises to the extent that: (i) such Hazardous Materials were introduced to the Premises as the result of the gross negligence or willful misconduct of Landlord (it being understood that Landlord has no obligation to make any payment or take any action except to the extent expressly required by this Lease), or (ii) such Hazardous Materials were first introduced to the Premises after the later of (A) the date of the termination of this Lease and (B) the date Tenant has fully and finally vacated the Premises in accordance with this Lease, unless such Hazardous Materials were introduced to the Premises in whole or in part by or through Tenant. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 26(c) or any lien for such environmental matters, not involving Landlord or its Fee Mortgagee as a defendant (except to the extent the gross negligence or willful misconduct of Landlord or its Fee Mortgagee are alleged to have caused or contributed to any violation of this paragraph 26), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease or contravene the provisions of any Mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant’s counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel’s reasonable opinion, are or have become materially adverse, or Tenant or Tenant’s counsel is not conducting such proceedings in good faith or with due diligence. Notwithstanding anything to the contrary contained herein, Tenant waives and releases Landlord and its respective employees, agents, officers, trustees, directors and shareholders from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, contingent or otherwise (including any action or proceeding, brought or threatened, or ordered by any appropriate governmental entity) made, incurred, or suffered by Tenant or any entity affiliated with Tenant relating to the presence, misuse, use, treatment, generation, emission, discharge, spill, disposal, release or threatened release of any hazardous or toxic materials, chemicals or wastes at the Premises and any liability or claim related to the Premises arising under Environmental Laws, except to the extent caused by the gross negligence or willful misconduct of Landlord.

(d) Tenant, upon at least five (5) Business Days’ prior Notice, shall permit a third party reputable environmental consultant selected by Landlord or any permitted assignee of Landlord and (unless an Event of Default has occurred) approved by Tenant, which approval shall not be unreasonably withheld or delayed (“Site Reviewers”), subject to the Access Indemnity Provisions, to visit the Premises from time to time and perform customary environmental site investigations and assessments (“Site Assessments”) on the Premises for the purpose of determining whether there exists on the Premises any environmental condition or activities involving Hazardous Materials which may result in a violation of Environmental Laws; provided, however, that Landlord shall not cause such Site Assessments to be performed more than one (1) time in any calendar year, except (i) if an Event of Default occurs, (ii) in connection with any actual or prospective sale, financing or refinancing (directly or indirectly) of the Fee Estate or any portion thereof or interest therein (including any actual or prospective mezzanine financing or refinancing), (iii) if required by any Fee Mortgagee, (iv) if Landlord, after consultation with a third party reputable environmental consultant, has a reasonable concern that there may exist on the Premises any environmental condition that is in violation of Environmental Laws; (v) if any prior Site Assessment revealed that there exists on the Premises any environmental condition that is in violation of Environmental Laws, (vi) Landlord has any other good faith basis for requiring the performance of Site Assessments more frequently than one (1) time in any particular calendar year, and (vii) during any time that Tenant is (A) administering any mitigation program including, but not limited to, a so-called “O&M plan”, required by applicable Environmental Laws or any governmental authority having jurisdiction over the Premises, or (B) installing or permitting the installation on the Premises of any surface impoundments, underground storage tanks, pcb- containing transformers or asbestos-containing materials. Tenant agrees to give Landlord no less than thirty (30) days’ advance written Notice prior to engaging in any of the items set forth in the foregoing item (vii). Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers, provided, however, that such Site Assessments shall not include any invasive or other testing that is beyond the scope typically performed in connection with a so- called ASTM E1527-13 Standard - Phase I Environmental Site Assessment (or at any time the equivalent, updated or replacement standard thereof) unless a prior non-invasive Site Assessment recommends such invasive testing. Representatives of Landlord shall be entitled to accompany Site Reviewers visiting the Premises pursuant to this paragraph 26(d) subject to the Access Indemnity Provisions. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers and in the possession and control of Tenant to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred or unless the Site Reviewers discover an environmental condition causing the Premises not to be in compliance with applicable Environmental Laws, in either of which events such actual, out-of-pocket cost will be paid by Tenant within thirty (30) calendar days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant’s sole remedy for Landlord’s breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of Rent.

(e) Tenant shall notify Landlord in writing, promptly upon Tenant’s learning thereof, of any:

(i) Notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

(ii) Notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

(iii) Notice that the Premises are subject to an environmental lien; and

(iv) Notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a Notice of violation of any applicable Environmental Law that could, in either case, have a material adverse effect upon the Premises.

(f) Tenant acknowledges that it has had the opportunity to inspect the Premises prior to the Commencement Date, and during such time, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Premises and adjacent areas as Tenant deems necessary, and Tenant hereby FOREVER RELEASES AND DISCHARGES Landlord from all responsibility and liability, whether arising before or after the Commencement Date, and liabilities under Environmental Laws, regarding the condition, valuation, salability or utility of the Premises, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Premises under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Premises), except to the extent caused or contributed to by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Tenant further hereby WAIVES any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Premises is or may be subject, including, but not limited to, Environmental Laws) concerning the physical characteristics and any existing conditions of the Premises, whether arising before or after the Commencement Date, except to the extent caused or contributed to by the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Tenant further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Premises and the risk that adverse physical characteristics and conditions, including the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

(g) Tenant acknowledges, agrees and understands that Landlord has no obligation to make any payment or take any action with respect to the Premises or the condition (including without limitation the environmental condition) thereof (whether such condition exists as of the date of this Lease or anytime thereafter during the Term) except to the extent expressly required by this Lease, and that insofar as Landlord did not own the Premises prior to the date of this Lease, Tenant expressly WAIVES AND FOREVER RELEASES AND DISCHARGES Landlord from and against any claim that any environmental condition of the Premises that existed as of the date of this Lease (or any liabilities or claims arising therefrom whether arising prior to or after the date of this Lease) was caused by Landlord or resulted from Landlord’s negligence, gross negligence or willful misconduct. Tenant agrees that insofar as Landlord has no obligation to make any payment or take any action with respect to the Premises except to the extent expressly required by this Lease, no failure of Landlord to take any action with respect to any condition (including without limitation environmental condition) of the Premises (whether existing as of the date of this Lease or thereafter) that Landlord did not cause by affirmative acts of gross negligence or willful misconduct shall ever be construed as an act of negligence, gross negligence or willful misconduct on the part of Landlord.

27.	MORTGAGE CONFLICTS

If more than one Fee Mortgagee or more than one Leasehold Mortgagee desires to exercise any Mortgagee Protection, then the party against whom such Mortgagee Protection is to be exercised shall be required to recognize either: (1) only the Fee Mortgagee or Leasehold Mortgagee (including a Mezzanine Lender), as applicable, that desires to exercise such Mortgagee Protection and whose Fee Mortgage or Leasehold Mortgage, as applicable, is most senior in lien (as against other Mortgages of like type) or (2) such other Fee Mortgagee or Leasehold Mortgagee (including a Mezzanine Lender), as applicable, as has been designated in writing by all Fee Mortgagees or all Leasehold Mortgagees, as applicable, to exercise such Mortgagee Protection. For the avoidance of doubt, the Leasehold Mortgagee’s Cure Rights shall only be exercisable one time by the Leasehold Mortgagee entitled to exercise such rights pursuant to the immediately preceding sentence notwithstanding that there may be more than one Leasehold Mortgagee. Priority of Mortgages shall be conclusively evidenced by (in order of precedence of application): (x) written agreement among the affected Mortgagees; (y) a report or certificate of a title insurance company licensed to do business in the State of Arizona; or (z) joint written instructions of all Mortgagees (Fee Mortgagee or Leasehold Mortgagee, as applicable). Neither Tenant nor Landlord shall be obligated to determine the relative priorities of any Mortgages.

28.	LEASEHOLD MORTGAGES.

(a) Notwithstanding anything in this Lease to the contrary, Tenant has the absolute and unconditional right, without Landlord’s consent, at any time and from time to time during the Term, to: (1) execute and deliver one or more Leasehold Mortgage(s) encumbering this Lease and the Leasehold Estate (or the direct or indirect equity interests in Tenant in connection with a Mezzanine Financing); (2) assign this Lease and the Leasehold Estate to a Leasehold Mortgagee as collateral security; and (3) assign any or all of Tenant’s rights under this Lease, including any Options, to any Leasehold Mortgagee. Landlord shall not be required to join in, or “subordinate” the Fee Estate, any Fee Mortgage or any of Landlord’s interests to, any Leasehold Mortgage. So long as such Leasehold Mortgage complies with the definition of Leasehold Mortgage, there shall be no limit on the amount or nature of any obligation secured by a Leasehold Mortgage; the purpose for which the proceeds of any such financing may be applied; the nature or character of any Leasehold Mortgagee; or the creation of participation or syndication interests in or to any Leasehold Mortgage. Leasehold Mortgages may secure construction, permanent, purchase-money, multi-property, general corporate, or any other financing or obligations of any kind. No Leasehold Mortgagee shall be entitled to any Mortgagee Protections unless and until Notice of the Leasehold Mortgage in question has been given to Landlord together with the name and address of such Leasehold Mortgagee. No Leasehold Mortgage shall attach to: (1) Landlord’s interest in this Lease or in the Fee Estate; (2) Landlord’s interest in any New Lease and the Fee Estate thereunder; (3) any judgment arising from Tenant’s breach of this Lease; (4) Landlord’s and any Fee Mortgagee’s rights and remedies under this Lease; or (5) any rights of a Fee Mortgagee with respect to the Fee Estate. Any Successor Tenant pursuant to a Foreclosure Event shall succeed only to the Leasehold Estate under this Lease.

(b) Tenant’s making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of the Leasehold Estate, nor shall any Leasehold Mortgagee, as such, or in the exercise of its rights under this Lease, be deemed to be an assignee, transferee, or mortgagee in possession of the Leasehold Estate so as to require such Leasehold Mortgagee, as such, to assume or otherwise be obligated to perform any of Tenant’s obligations under this Lease except when, and then only for so long as, such Leasehold Mortgagee has acquired ownership and possession of the Leasehold Estate pursuant to a Foreclosure Event under its Leasehold Mortgage (as distinct from its exercise of Leasehold Mortgagee’s Cure Rights).

(c) Upon request by Tenant or by any existing or prospective Leasehold Mortgagee, Landlord shall, at Tenant’s reasonable expense, deliver to the requesting party such documents and agreements as the requesting party shall reasonably request to further effectuate the intentions of the parties as set forth in this Lease, including a separate written instrument in recordable form signed and acknowledged by Landlord setting forth and confirming, directly for the benefit of specified Leasehold Mortgagee(s), any or all rights of Leasehold Mortgagees.

(d) Notwithstanding anything to the contrary in this Lease, any Foreclosure Event under any Leasehold Mortgage, or any exercise of rights or remedies under or pursuant to any Leasehold Mortgage, including the appointment of a receiver, shall not in and of itself be deemed to violate this Lease or, in and of itself, entitle Landlord to exercise any rights or remedies, but the foregoing shall not limit Landlord’s rights and remedies (subject to all other Mortgagee Protections) if any Default or Event of Default occurs.

(e) If Tenant enters into any Leasehold Mortgage that complies with the definition of such term, then the Leasehold Mortgagee under such Leasehold Mortgage shall be entitled to all Mortgagee Protections (as against both Landlord and any successor holder of the Fee Estate) from and after such date as Tenant or the Leasehold Mortgagee has given Landlord Notice of such Leasehold Mortgage and Leasehold Mortgagee, accompanied by a copy of the Leasehold Mortgage, recorded or unrecorded. No change of address of such Leasehold Mortgagee, or assignment of such Leasehold Mortgage, shall be effective against Landlord unless and until such Leasehold Mortgagee shall have given Landlord Notice of such change or assignment.

(f) If a Leasehold Mortgagee is entitled to Mortgagee Protections, then such entitlement shall not terminate unless and until such time, if any, as either (1) the Leasehold Mortgage shall have been satisfied and discharged of record, except through a Foreclosure Event; (2) such Leasehold Mortgagee has consented in writing to the termination of its Mortgagee Protections; or (3) after Landlord has complied with the applicable Mortgagee Protections, Landlord has validly terminated this Lease, no Leasehold Mortgagee has validly requested (and is entitled to) a New Lease, and the New Lease Option Period has expired.

(g) Landlord shall, upon written request, acknowledge receipt of the name and address of any Leasehold Mortgagee (or proposed Leasehold Mortgagee) and confirm to such party that such party is or would be, upon closing of its loan to Tenant or its acquisition of an existing Leasehold Mortgage, a Leasehold Mortgagee (in compliance, as of the date of such confirmation, with the definition of such term, including all applicable conditions and requirements set forth in such definition) entitled to all Mortgagee Protections as provided in this Lease. Such confirmation may, in Landlord’s discretion, be conditioned upon Landlord’s receipt and verification of evidence reasonably satisfactory to Landlord that the Person seeking such confirmation is entitled to such confirmation pursuant to this Lease.

(h) Landlord shall, without cost to Landlord (Tenant shall pay all reasonable, actual third party costs, including reasonable attorney fees, associated with the entry into such agreement), at any time and from time to time, within twenty (20) calendar days after written request by Tenant or any Leasehold Mortgagee, duly execute, and deliver to Tenant or any Leasehold Mortgagee (other than a Leasehold Mortgagee which is an Affiliate of Tenant), the Leasehold Financing Agreement in the form of Exhibit I attached hereto or such other commercially reasonable and substantially similar form as may be reasonably requested in writing by a Leasehold Mortgagee, in each event in recordable form; provided that, in either case, Landlord shall have the right to revise the factual statements therein to reflect the actual then-existing circumstances. At Landlord’s request, Tenant shall cause any Leasehold Mortgagee, at any time and from time to time, within twenty (20) calendar days after written request by Landlord, to duly execute in recordable form, and deliver to Landlord, the Leasehold Financing Agreement in the form of Exhibit I attached hereto or such other commercially reasonable and substantially similar form as may be reasonably requested in writing by Landlord and reasonably agreed to by Leasehold Mortgagee.

(i) Tenant may from time to time by written notice to Landlord designate as a Leasehold Mortgagee any Institutional Lender (except a Prohibited Person) that, as of the date of such written notice, satisfies all of the Qualified Tenant Conditions other than the condition set forth in clause (b) thereof, that provides bona fide financing to Tenant or Tenant’s principals or constituent entity(ies) secured by a pledge of one hundred percent (100%) of the direct or indirect equity interests in Tenant (any such financing being referred to herein as “Mezzanine Financing” and any Institutional Lender holding interests of the lender in any Mezzanine Financing being referred to herein as a “Mezzanine Lender”). Such notice shall state the name and address of such Mezzanine Lender and shall include a copy of the Leasehold Mortgage and the UCC financing statement(s) to be filed in connection with the Mezzanine Financing provided or held by such Mezzanine Lender. Notwithstanding any provision herein to the contrary, upon Landlord’s receipt of such notice, such Mezzanine Lender so designated shall be a Leasehold Mortgagee and shall have all the rights of a Leasehold Mortgagee hereunder; provided, that Tenant or such

Mezzanine Lender shall have performed all obligations on the part of Leasehold Mortgagee hereunder; provided, however, that any provisions of this paragraph 28 that make reference to the foreclosure of mortgages shall be deemed to refer instead to the foreclosure of the pledge of equity interests securing such Mezzanine Financing; provided further, however, subject to the terms of paragraph 27, Mezzanine Financing shall be junior in lien to all Leasehold Mortgages.

(j) Tenant has the absolute and unconditional right, without Landlord’s consent, at any time and from time to time, so long as no Event of Default exists at the time of the grant of the applicable Mortgage and/or assignment, to: (i) execute and deliver one or more Mortgages to a Qualified Non-Institutional Lender encumbering Tenant’s interest in this Lease and the Leasehold Estate; (ii) assign Tenant’s rights in this Lease and the Leasehold Estate to a Qualified Non- Institutional Lender for collateral security; and (iii) assign any or all of Tenant’s rights under this Lease, including any Options, to a Qualified Non-Institutional Lender (the Mortgage and/or assignments described in this sentence is referred to as a “Permitted Non-Institutional Leasehold Mortgage”). No Permitted Non-Institutional Leasehold Mortgage or Permitted Non-Institutional Leasehold Mortgagee shall be entitled to any Mortgagee Protections and, for the avoidance of doubt, no Permitted Non-Institutional Leasehold Mortgagee shall (I) be permitted to become a Successor Tenant or a New Tenant, (II) be entitled to be a Proceeds Trustee, (III) be entitled to receive any Condemnation Award (unless and until Landlord has indefeasibly received Condemnation Awards in an aggregate amount equal to or in excess of the fair market value of the Fee Estate, each Fee Mortgagee shall have been indefeasibly paid and satisfied in full and each Leasehold Mortgage shall have been indefeasibly paid and satisfied in full) or insurance proceeds or (IV) be entitled to any Leasehold Mortgagee Cure Rights. No Permitted Non-Institutional Leasehold Mortgage may commence and/or complete a Foreclosure Event unless the applicable conditions set forth paragraph 25(a) are satisfied. Tenant shall, not later than execution and delivery of any Permitted Non-Institutional Leasehold Mortgage, give Landlord Notice of such Permitted Non-Institutional Leasehold Mortgage together with a true and complete copy of such Permitted Non-Institutional Leasehold Mortgage and the documents evidencing, securing and/or governing the loan secured by such Permitted Non-Institutional Leasehold Mortgage, which Notice shall also specify the address of the Permitted Non-Institutional Leasehold Mortgagee in question. Tenant shall give Landlord Notice from time to time of the address for notices of the applicable Permitted Non-Institutional Leasehold Mortgagee. Tenant shall not grant any Permitted Non-Institutional Leasehold Mortgage unless (x) the applicable Permitted Non-Institutional Leasehold Mortgage expressly provides that the Restoration Fund shall be held and used solely in accordance with this Lease notwithstanding the existence of any Bankruptcy Proceeding or default under such Permitted Non-Institutional Leasehold Mortgage or the documents evidencing, securing and/or governing the loan secured by such Permitted Non-Institutional Leasehold Mortgage and (y) prior to the execution and delivery of such Permitted Non-Institutional Leasehold Mortgage, the applicable Qualified Non-Institutional Lender shall, at the sole cost of Tenant and/or such Qualified Non-Institutional Lender, execute and deliver to Landlord a written confirmation, in recordable form, satisfactory to Landlord to the effect that the Restoration Fund, Condemnation Award and proceeds of insurance shall be used in accordance with this Lease notwithstanding the existence of any default under such Permitted Non-Institutional Leasehold Mortgage and/or documents evidencing, securing and/or governing the loan secured by such Permitted Non-Institutional Leasehold Mortgage (including, without limitation, the existence of any Bankruptcy Proceeding), including, without limitation, for use for Casualty Repair in accordance with this Lease.

29.	OPERATIONAL PROTECTIONS FOR LEASEHOLD MORTGAGEES.

Notwithstanding anything to the contrary in this Lease, but subject to paragraph 28(e), if Tenant at any time or from time to time enters into any Leasehold Mortgage, and Tenant or a Leasehold Mortgagee has given Landlord Notice of such Leasehold Mortgage, then:

(a) No cancellation, termination (including Tenant’s termination of this Lease pursuant to any express right of termination in this Lease or under applicable law, but excluding termination under paragraphs 10A or 14, termination pursuant to the following sentence or termination by lapse of time), surrender, acceptance of surrender, abandonment, amendment, modification, or rejection of this Lease, or other encumbrance on the Fee Estate, shall bind a Leasehold Mortgagee if done without Leasehold Mortgagee’s Consent. Nothing in this paragraph shall limit the right of Landlord to terminate this Lease upon occurrence of an Event of Default and the expiration of all Leasehold Mortgagee’s Cure Rights without cure of such Event of Default, subject, however, to (1) the provisions of this Lease that limit the right of Landlord to terminate this Lease on account of Personal Default(s) or certain Nonmonetary Defaults and (2) the right of any Leasehold Mortgagee to obtain a New Lease as provided for in this Lease.

(b) In the event of any arbitration, appraisal, or other dispute resolution proceeding, or any proceeding relating to the determination of Rent or any component of any Rent, or any proceeding relating to the application or determination of any casualty proceeds or Condemnation Awards:

(i) Landlord shall promptly give Notice to each Leasehold Mortgagee of the commencement of such proceeding, which Notice shall enclose copies of all Notices, papers, and other documents related to such proceeding to the extent then given or received by Landlord;

(ii) Landlord shall provide Leasehold Mortgagee with copies of all additional Notices, papers, and other documents related to such proceeding when and as given or received by Landlord; and

(iii) Leasehold Mortgagee shall, at its sole cost and expense or at the sole cost and expense of Tenant (but at no cost or expense to Landlord), be entitled to participate (to the exclusion of Tenant) in such proceeding. Such participation shall, to the extent required by Leasehold Mortgagee, include (1) receiving copies of all Notices, demands, and other written communications and documents at the same time they are served upon or delivered to Landlord or Tenant; and (2) attending and participating in all hearings, meetings, and other sessions or proceedings relating to such dispute resolution.

(c) To the extent that this Lease grants Tenant any Option:

(i) any exercise of such Option by a Leasehold Mortgagee after such Leasehold Mortgagee has delivered to Landlord a Notice (upon which Landlord will be permitted to rely without regard to whether such certification is inaccurate or known by Landlord to be inaccurate) certifying to Landlord that (x) the right to exercise such option is granted to such Leasehold Mortgagee pursuant to the terms of the Leasehold Mortgage loan documents and (y) an event of default continuing beyond any applicable notice and cure period has occurred and continues to exist under such Leasehold Mortgage and the Leasehold Mortgagee is exercising its remedies in order to take control of the Leasehold Estate shall be as effective as if Tenant had exercised such Option; and

(ii) Every Option shall remain effective notwithstanding any Default or any exercise of Leasehold Mortgagee’s Cure Rights, unless and until (1) Tenant’s and all Leasehold Mortgagees’ cure periods shall have expired without cure; (2) Landlord has terminated this Lease; and (3) the New Lease Option Period has expired without any Leasehold Mortgagee requesting a New Lease.

(d) If Landlord gives any Notice to Tenant, then Landlord shall, contemporaneously (and by a means permitted by this Lease) give a copy of such Notice to each Leasehold Mortgagee. No Notice to Tenant shall be effective unless and until so given to each Leasehold Mortgagee. No Default, Event of Default, termination of this Lease (other than termination at the Lease Expiration Date or pursuant to paragraphs 10A or 14), or other rights or remedies of Landlord predicated upon the giving of Notice to Tenant shall be deemed to have occurred or arisen unless like Notice shall have been so given to each Leasehold Mortgagee at the same time and by the same means, which Notice shall describe in reasonable detail the alleged Default or other event allegedly giving rise to rights of Landlord.

30.	LEASEHOLD MORTGAGEES’ NOTICE AND OPPORTUNITY TO CURE.

Notwithstanding anything to the contrary in this Lease, but subject to paragraph 28(e), if Tenant at any time or from time to time enters into any Leasehold Mortgage, and Tenant or a Leasehold Mortgagee has given Landlord Notice of such Leasehold Mortgage, then:

(a) If a Default occurs, then Landlord shall, concurrently with the giving of Notice of such Default to Tenant, or, in the case of a breach described in paragraph 15(e) and paragraph 15(f) of this Lease, promptly after Landlord obtains knowledge of such breach, give each Leasehold Mortgagee Notice of such Default, but Landlord will not have any liability for any failure to give Notices to Leasehold Mortgagees pursuant to this sentence. If a Default occurs, Landlord shall not exercise any remedy (other than pursuant to paragraph 16(b)) until Landlord has given Notice of such Default to any Leasehold Mortgagee and until the curative periods afforded pursuant to paragraph 30(b) have ended without cure of the applicable Default. Nothing herein contained shall be construed or interpreted as requiring any Leasehold Mortgagee receiving such Notice to remedy such act or omission. Any Leasehold Mortgagee shall have the right, but not the obligation, to perform any obligation of Tenant under this Lease and to cure any Default. Landlord shall accept performance by or at the instigation of a Leasehold Mortgagee in fulfillment of Tenant’s obligations, for the account of Tenant and with the same force and effect as if performed by Tenant. No performance by or on behalf of a Leasehold Mortgagee shall cause it to become a “mortgagee in possession” or otherwise cause it to be deemed to be in possession of the Premises or bound by or liable under this Lease.

(b) If any Default occurs, then any Leasehold Mortgagee shall have the same cure period (which cure period for the Leasehold Mortgagee shall commence upon the date Leasehold Mortgagee receives Notice of any such Default) available to Tenant under this Lease, plus the additional time provided for below (regardless of the original time fixed for performance by Tenant), within which to take (if such Leasehold Mortgagee so elects; and no Leasehold Mortgagee shall have any duty to undertake any Leasehold Mortgagee’s Cure of any kind) whichever of the actions set forth below shall apply to such Default:

(i) In the case of a Monetary Default, Leasehold Mortgagee shall be entitled (but not required) to cure such Default within a cure period ending on the later of (x) the end of Tenant’s cure period under this Lease or (y) the thirtieth (30th) calendar day after Landlord gives Notice of such Default to Leasehold Mortgagee. Any such cure shall be accompanied by payment to Landlord of interest at the Overdue Rate and the Late Charge.

(ii) In the case of any Nonmonetary Default that a Leasehold Mortgagee is reasonably capable of curing without obtaining possession of the Premises (excluding in any event a Personal Default), Leasehold Mortgagee shall be entitled, but not required within a period ending on the later of (x) the final calendar day of Tenant’s cure period for the Default (if Tenant is entitled to any such cure period) or (y) the date that occurs one hundred twenty (120) calendar days after Leasehold Mortgagee receives Notice of such Default, to cure such Default; provided, however, if such Nonmonetary Default is inherently not susceptible to cure within such one hundred twenty (120) calendar day period, such cure period shall be extended to the extent reasonably necessary to cure such Default so long as the Leasehold Mortgagee is proceeding with reasonable diligence to cure such Default.

(iii) In the case of (1) any Nonmonetary Default that is not reasonably susceptible of being cured by a Leasehold Mortgagee without obtaining possession of the Premises or (2) any Personal Default, Leasehold Mortgagee shall be entitled (but not required) to do the following, so long as, for all other Defaults, such Leasehold Mortgagee has exercised or is exercising, within the applicable periods, the applicable Leasehold Mortgagee’s Cure Rights as provided in this Lease:

(x) at any time during a period ending on the later of (i) the cure period (if any) applicable to Tenant, or (ii) one hundred twenty (120) calendar days after Landlord gives to the Leasehold Mortgagee Notice of the Nonmonetary Default, Leasehold Mortgagee shall be entitled to institute proceedings to obtain Control of the Premises, and (subject to any stay in any Bankruptcy Proceedings affecting Tenant, or any injunction, so long as such stay or injunction has not been lifted) then with reasonable diligence prosecute the same to completion (but not necessarily within such one hundred twenty (120) calendar day period or, if applicable, cure period of Tenant); and

(y) upon obtaining Control of the Premises (whether before or after expiration of any otherwise applicable cure period), Leasehold Mortgagee or Successor Tenant shall then be entitled (but not required) to proceed with reasonable diligence to cure such Nonmonetary Defaults (excluding Personal Defaults of Tenant, which neither Leasehold Mortgagee nor Successor Tenant need cure at any time). A Leasehold Mortgagee or Successor Tenant having Control of the Premises shall not be bound by any deadline for completion of any construction or alterations, or other performance, required of Tenant under this Lease, provided that such Leasehold Mortgagee or Successor Tenant shall with reasonable diligence prosecute completion of same and shall cure all Monetary Defaults within the period provided for under this Lease for such cure.

(c) A Leasehold Mortgagee shall not be required to continue to exercise Leasehold Mortgagee’s Cure Rights or otherwise proceed to obtain or to exercise Control of the Premises if and when the Default that such Leasehold Mortgagee was attempting to cure shall have been cured. Upon such cure and the cure of any other Defaults in accordance with this Lease, this Lease shall continue in full force and effect as if no Default(s) had occurred. Even if a Leasehold Mortgagee has commenced Leasehold Mortgagee’s Cure, such Leasehold Mortgagee may abandon or discontinue Leasehold Mortgagee’s Cure at any time, without liability to Landlord or otherwise except with regard to liabilities arising while the Leasehold Mortgagee has Control of the Premises. A Leasehold Mortgagee’s exercise of Leasehold Mortgagee’s Cure Rights shall not be deemed an assumption of this Lease in whole or in part.

(d) So long as the period for a Leasehold Mortgagee to exercise Leasehold Mortgagee’s Cure Rights for any Default has not expired, Landlord shall not (1) re-enter the Premises on account of such Default (but this shall not limit Landlord’s right of access to the Premises otherwise provided for under the express terms of this Lease), (2) give any Notice terminating or electing to terminate this Lease, or (3) bring a proceeding on account of such Default to (w) dispossess Tenant or subtenants under Subleases, (x) reenter the Premises, (y) terminate this Lease or the Leasehold Estate, or (z) otherwise (except as expressly permitted by this paragraph 30(d)) exercise any other rights or remedies under this Lease by reason of such Default. Nothing in the Mortgagee Protections shall, however, be construed to either (i) extend the Term beyond the expiration date provided for in this Lease that would have applied if no Default had occurred, (ii) preclude Landlord from exercising its rights under paragraphs 9(a) and 16(b) and, if so exercised, Tenant shall pay Landlord in accordance with paragraphs 9(a) and 16(b), the failure to so pay being a Monetary Default, (iii) preclude Landlord from seeking and obtaining actual damages or injunctive and other equitable relief against Tenant on account of such Default, (iv) preclude Landlord from seeking and obtaining the benefits of paragraphs 11(b) and 26(c) or (v) require any Leasehold Mortgagee to cure any Personal Default as a condition to preserving this Lease or to obtaining a New Lease (but this shall not limit a Leasehold Mortgagee’s obligation to seek to obtain Control of the Premises, and then consummate a Foreclosure Event, by way of the exercise of Leasehold Mortgagee’s Cure Rights, if Leasehold Mortgagee desires to preclude Landlord from terminating this Lease on account of a Personal Default).

31.	LEASEHOLD MORTGAGEE’S RIGHT TO A NEW LEASE.

If this Lease terminates before its stated expiration date (including a Default or rejection in a Bankruptcy Proceeding affecting Tenant or any other Person, but excluding a termination, with or without Leasehold Mortgagee’s Consent, as the result of paragraphs 10A and 14), then (in addition to any other or previous Notice required to be given by Landlord to a Leasehold Mortgagee), Landlord shall, within ten (10) Business Days, give Notice of such termination to each Leasehold Mortgagee that satisfies the conditions of paragraph 28(e), but Landlord shall not be liable for a failure to timely provide such Notice; provided, however, the New Lease Option Period will not commence until such Notice is given. Upon a Leasehold Mortgagee’s request given within the New Lease Option Period, Landlord shall enter into a New Lease with New Tenant that is a Qualified Tenant that is not an Affiliate of Tenant under the terminated Lease, provided that such Leasehold Mortgagee shall, on the New Lease Delivery Date: (1) pay to Landlord any and all sums then due under this Lease as if this Lease had not been terminated including interest at the Overdue Rate and any Late Charge; (2) agree to cure all then-uncured

Nonmonetary Defaults (other than Personal Defaults of the predecessor Tenant) within a reasonable period after the New Lease Delivery Date with reasonable diligence; (3) provide evidence, reasonably satisfactory to Landlord, that such New Tenant is a New Tenant permitted under this paragraph 31; and (4) pay to Landlord all sums expended by Landlord, or that Landlord may be liable for, with respect to any Subleases not terminated under paragraph 31(d). In no event shall any Leasehold Mortgagee or New Tenant be required to cure a Personal Default of Tenant as a condition to obtaining or retaining a New Lease or otherwise. The following additional provisions shall apply to any New Lease:

(a) Any New Lease, any memorandum of a New Lease, and the Leasehold Estate under any New Lease shall be subject to no prior right, lien, encumbrance, or other interest in the Fee Estate except Permitted Encumbrances and Tenant Matters. The immediately preceding sentence shall be self-executing.

(b) On the New Lease Delivery Date, Landlord shall pay New Tenant an amount equal to the net operating income derived from the Premises (i.e., gross income from Subleases and other operations conducted at the Premises less Rent and reasonable operating expenses) during the period from the termination date to the New Lease Delivery Date, but only to the extent received by Landlord, provided that New Tenant concurrently pays Landlord all sums required to be paid Landlord pursuant to this Lease upon execution of such New Lease, and not otherwise paid by Landlord from gross income of the Premises.

(c) On the New Lease Delivery Date, Landlord shall assign, without recourse or warranty, to New Tenant all of Landlord’s right, title and interest in and to all: (1) moneys, if any, then held by, or payable to, Landlord that Tenant (or Leasehold Mortgagee) would have been entitled to receive but for termination of this Lease; (2) leases affecting any portion of the Premises (which leases, upon such assignment by Landlord to New Tenant, shall become Subleases arising from the Leasehold Estate under the New Lease); and (3) security deposits of subtenants to the extent held by Landlord.

(d) Between the termination date and the New Lease Delivery Date (or the expiration of the New Lease Option Period, if no Leasehold Mortgagee requests a New Lease): (1) the parties agree that Landlord will not terminate any Sublease (except if a termination as the result of paragraphs 10A and 14 occurs or the Lease term would have expired by virtue of the Lease Expiration Date), (2) no Sublease will be a direct lease with Landlord except as Landlord expressly agrees in writing that such Sublease is a direct lease; (3) Landlord shall not, except with Leasehold Mortgagee’s written consent (which shall not be unreasonably withheld), cancel any such Sublease or accept any cancellation, termination, or surrender of such Sublease (unless such termination shall be effected as a matter of law upon the termination of this Lease, in which case the applicable Sublease shall, at New Tenant’s option, be reinstated as a Sublease arising from the New Lease on the New Lease Delivery Date); or (4) enter into any new leases of the Premises or any portion thereof, except with Leasehold Mortgagee’s written consent (which shall not be unreasonably withheld). Nothing contained herein will preclude Landlord from termination of any such Subleases on account of a default thereunder or preclude termination of any Sublease in accordance with its terms. Landlord will not be required to pay or perform any obligations under any such Subleases and will not be liable to any Person in the event any Sublease is terminated by the applicable subtenant or such subtenant claims constructive eviction and shall not be required to assign any such Subleases (or direct leases) to any Person. Landlord will not have any liability under such Subleases. Unless a security or other deposit provided under or with respect to a Sublease (or such direct lease) is actually delivered to Landlord, Landlord will not have any obligation to return or deliver any such deposit to the New Tenant, the subtenant or any other Person.

(e) If a Leasehold Mortgagee requires Landlord to enter into a New Lease, then such Leasehold Mortgagee shall pay all reasonable expenses, including transfer, documentary, stamp, recording or similar taxes and legal costs incurred by Landlord in connection with any Default and termination of this Lease, recovery of possession of the Premises, and preparation, execution, and delivery of the New Lease and any memorandum of the New Lease requested by New Tenant.

(f) All rights of any Leasehold Mortgagee, and obligations of Landlord, regarding a New Lease shall survive the termination of this Lease for the duration of the New Lease Option Period.

32.	INTERACTION OF MORTGAGES WITH OTHER ESTATES AND PARTIES.

(a) A Leasehold Mortgage shall not encumber or attach to the Fee Estate or affect, limit, or restrict Landlord’s rights and remedies under this Lease except as expressly provided in this Lease. Any Leasehold Mortgage shall attach solely to the Leasehold Estate and not the Fee Estate. If this Lease terminates and the New Lease Option Period has expired without any Leasehold Mortgagee requesting a New Lease, then the obligations formerly secured by the Leasehold Mortgage shall no longer be secured by the Leasehold Estate or any portion thereof. Upon a Foreclosure Event under a Leasehold Mortgage, the Leasehold Mortgagee or Successor Tenant shall succeed only to the Leasehold Estate. Any Foreclosure Event under a Leasehold Mortgage shall not extinguish, terminate, or otherwise adversely affect the Fee Estate (subject to this Lease) or the rights of any Fee Mortgagees as against Landlord or the Fee Estate (which shall in all events remain subject to this Lease).

(b) If a Leasehold Mortgage expressly limits the related Leasehold Mortgagee’s exercise of any Mortgagee Protections, then as between Tenant and such Leasehold Mortgagee the terms of such Leasehold Mortgage shall govern. A Leasehold Mortgagee may, by Notice to Landlord, temporarily or permanently waive any Mortgagee Protections as specified in such Notice. Any such waiver shall be effective in accordance with its terms as against such Leasehold Mortgagee and its successors and assigns. Any such waiver shall not bind any subsequent Leasehold Mortgagee under a subsequent Leasehold Mortgage granted by Tenant. The exercise of any rights or remedies of a Leasehold Mortgagee under a Leasehold Mortgage, including the appointment of a receiver and the consummation of any Foreclosure Event, shall not constitute a Default or Event of Default under this Lease, notwithstanding anything to the contrary in this Lease.

33.	OBLIGATIONS AND LIABILITIES OF CERTAIN PARTIES.

(a) If any Successor Tenant shall acquire this Lease and the Leasehold Estate pursuant to a Foreclosure Event, or if any New Tenant shall obtain a New Lease, then: (1) Landlord shall recognize such Successor Tenant or New Tenant as Tenant under this Lease if such Successor

Tenant or New Tenant is a Qualified Tenant; (2) all Personal Defaults of the predecessor Tenants shall no longer be deemed Defaults; and (3) all Personal Obligations as to predecessor tenants, but not as to the Successor Tenants and New Tenants shall be deemed to have been removed and deleted from this Lease; it being agreed, however, that Successor Tenants and New Tenants will be responsible for their own Personal Obligations. The preceding clauses “2” and “3” shall not limit Landlord’s rights and remedies against any former Tenant in such former Tenant’s personal capacity (i.e., not as Tenant under this Lease), to the extent that such former Tenant may have any personal liability. Any Successor Tenant shall be deemed, without further action of the parties, to have assumed and agreed to be liable for all of the obligations of the predecessor Tenant under this Lease (subject to the first sentence of this paragraph 33(a)).

(b) Notwithstanding anything to the contrary in this Lease, no Leasehold Mortgagee shall have any personal liability under or with respect to this Lease (or a New Lease) except (1) during such period as such Person is Tenant (or Successor Tenant) under this Lease (or a New Tenant under a New Lease) and (2) during such period as such Person has Control of the Premises. Notwithstanding anything to the contrary in this Lease, any such Successor Tenant’s or New Tenant’s liability shall not in any event extend beyond its interest in this Lease (or a New Lease). The foregoing shall not exculpate a Leasehold Mortgagee serving as Proceeds Trustee from liability or recourse to other assets arising from (i) if the Leasehold Mortgagee is Freddie Mac or any of its successors and/or assigns as owner and holder of the Leasehold Mortgage Loan, including any REMIC Trust to which the Initial Leasehold Mortgage is assigned in connection with a securitization sponsored by Freddie Mac and/or any holder of any certificates issued by any such REMIC Trust in respect of such securitization, any misappropriation of Restoration Fund proceeds, or (ii) if the Leasehold Mortgagee is any other Person, any improper distribution of Restoration Fund proceeds, failure to properly distribute Restoration Fund proceeds, misappropriation of Restoration Fund proceeds or any other gross negligence or willful misconduct on the part such Leasehold Mortgagee in its capacity as Proceeds Trustee.

34.	BANKRUPTCY.

(a) If Tenant (as debtor in possession) or a trustee in bankruptcy for Tenant rejects this Lease in any Bankruptcy Proceeding affecting Tenant, then such rejection shall be deemed Tenant’s assignment of this Lease and the Leasehold Estate to a Successor Tenant (to be designated by Tenant’s Leasehold Mortgagee(s)), in the nature of an assignment in lieu of foreclosure, subject to all Leasehold Mortgages. Upon such deemed assignment, this Lease shall not terminate. Each Leasehold Mortgagee shall continue to have all the rights of a Leasehold Mortgagee as if the Bankruptcy Proceeding had not occurred, unless such Leasehold Mortgagee shall disapprove such deemed assignment by Notice to Landlord within thirty (30) calendar days after such Leasehold Mortgagee received Notice of the rejection of this Lease in Bankruptcy Proceedings. If any court of competent jurisdiction shall determine that this Lease shall have been terminated notwithstanding the deemed assignment provided for in place of rejection of this Lease, then Leasehold Mortgagee(s) shall continue to be entitled to a New Lease as provided in this Lease.

(b) If Landlord (as debtor in possession) or a trustee in bankruptcy for Landlord rejects this Lease in any Bankruptcy Proceeding affecting Landlord, then:

(i) Landlord and Tenant acknowledge that Leasehold Mortgagee’s collateral includes all rights of Tenant under 11 U.S.C. § 365(h), all of which rights have been validly and effectively assigned to Leasehold Mortgagee.

(ii) Tenant shall not have the right to elect to treat this Lease as terminated except with Leasehold Mortgagee’s Consent. If Tenant purports, without Leasehold Mortgagee’s Consent, to elect to treat this Lease as terminated, then such election and purported termination shall be null, void, and of no force or effect. Leasehold Mortgagee shall have the right, to the exclusion of Tenant, to make any election and exercise any rights of Tenant under 11 U.S.C. § 365(h)(1). Provided that a Leasehold Mortgagee shall have received Notice of Landlord’s Bankruptcy Proceeding simultaneously with Notice to Tenant, such Leasehold Mortgagee’s rights under the preceding sentence must be exercised, if at all, subject to such time limits and requirements as would apply to Tenant, except that as against Leasehold Mortgagee every such time period shall be extended thirty (30) calendar days.

(iii) If Tenant does not with Leasehold Mortgagee’s Consent treat this Lease as terminated, then (notwithstanding any purported election by Tenant to the contrary made without Leasehold Mortgagee’s Consent) Tenant shall be deemed to have elected to continue this Lease pursuant to 11 U.S.C. § 365(h)(1)(A)(ii). This Lease shall continue in effect without change upon all the terms and conditions in this Lease.

(iv) The lien of any Leasehold Mortgage that was in effect before rejection of this Lease shall extend to Tenant’s continuing possessory and other rights under 11 U.S.C. § 365(h) in the Premises and this Lease following such rejection, with the same priority as such lien would have enjoyed against the Leasehold Estate had such rejection not taken place.

35.	MISCELLANEOUS PROVISIONS

(a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

(b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof.

(c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant.

(d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(e) This Lease may be executed in one or more counterparts, or by the parties executing separate counterpart signature pages, including facsimiles transmitted by telecopier or counterparts being sent by email or other electronic medium, all of which shall be deemed to be original counterparts of this Lease and all of which taken together shall constitute one and the same agreement.

(f) The term “Landlord” as used in this Lease shall mean only the owner or owners at the time in question of the Premises and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations arising hereunder thereafter, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

(g) This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the State of Arizona.

(h) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Fee Estate and not against any other assets, properties or funds of (1) Landlord or any director, officer, member, shareholder, general partner, limited partner, or direct or indirect member, partner, employee or agent of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), and (2) any predecessor or successor partnership, corporation or limited liability company (or other entity) of Landlord or any of its members, either directly or through Landlord or its predecessor or successor partnership, corporation of limited liability company (or other Person) of Landlord or its general partners, and (3) any other Person.

(i) Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners or members), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease. Any present or future Mortgagee entitled to Mortgagee Protections shall have the right to enforce all Mortgagee Protections directly in its own name as a third-party beneficiary.

(j) There shall be no merger of the Leasehold Estate created hereby and the Fee Estate by reason of the fact that the same Person may own directly or indirectly, (1) the Leasehold Estate and (2) the Fee Estate. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

(k) Whenever in this Lease a party is required to take an action within a particular time period, delays caused by acts of God, war, major casualty, strike, labor shortage or other cause beyond the reasonable control of such party (it being agreed that lack of funds shall not be deemed a cause beyond the reasonable control of a party) shall not be counted in determining the time in which such performance must be completed (except in the case of the obligation to pay money) so long as such party shall, promptly after becoming aware of the commencement of such delay, give the other party Notice thereof and estimating the duration thereof. For the avoidance of doubt, a Mortgagee entitled to Mortgagee Protections shall have the benefit of the foregoing provisions of this paragraph 35(k) so long as the applicable Mortgagee shall, promptly after becoming aware of the commencement of such delay shall give Landlord Notice thereof (estimating the duration of such delay), if the Leasehold Mortgagee is the Mortgagee seeking to utilize the benefit of the foregoing provisions of this paragraph 35(k) and Tenant Notice thereof (estimating the duration thereof), if the Fee Mortgagee is the Mortgagee seeking to utilize the benefit of the foregoing provisions of this paragraph 35(k).

(l) If at any time a dispute shall arise as to any amount to be paid by one party to the other hereunder, the obligor may make payment “under protest”, and such payment shall not be deemed a voluntary payment, and the right of the obligor to contest its liability for such payment shall survive such payment without prejudice to the obligor’s position.

(m) Landlord and Tenant each represent that they have dealt with no broker, finder or other Person who could legally charge a commission in connection with Landlord’s acquisition of the Land or with this Lease. In the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Lease or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

(n) Tenant hereby represents and warrants to Landlord as of the date hereof and covenants to Landlord that throughout the Term of this Lease: (i) Tenant is and shall continue to be organized solely for the purpose of leasing and operating the Premises; (ii) Tenant has not and will not engage in any business unrelated to the leasing and operation of the Premises; and (iii) Tenant has not had and will not have assets other than those related to the Premises. Notwithstanding the foregoing, a Leasehold Mortgagee will not be required to comply with the foregoing representation, warranty and covenant.

(o) This Lease is a “true lease,” and is not a financing lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. Rent is the fair market rental value for the use of the Premises and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this Lease do not constitute a transfer of all or any part of the Fee Estate. Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease. Tenant stipulates and agrees: (i) not to challenge the validity, enforceability or characterization of the lease of the Premises as a true lease; and (ii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this paragraph 35(o), including, without limitation, in connection with any Landlord assignments or other transactions contemplated by paragraph 17. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent, employer and employee, lender and borrower, partners, joint venturers or any other relationship other than that of landlord and tenant between the parties hereto; it being understood and agreed that neither the method of computing Rent, payment of any Tenant fees nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of landlord and tenant.

(p) The parties hereto specifically acknowledge and agree that time is of the essence with regard to all obligations under this Lease.

(q) TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, AND WITH RESPECT TO ANY CLAIM ASSERTED IN ANY SUCH ACTION OR PROCEEDING, BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND

TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM OF INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO, THE PARTIES AGREEING THAT CERTAIN MATTERS ARE SUBJECT TO ALTERNATIVE DISPUTE MECHANISMS IN EXHIBIT C, PARAGRAPH (b).

(r) If the due date of any payment under this Lease, for the performance of any obligation or the satisfaction of any condition would otherwise fall on a day that is not a Business Day, such due date for payment, performance or satisfaction of a condition shall be extended to the next succeeding Business Day.

(s) Tenant represents and warrants that it is a Qualified Tenant. Without limitation of Tenant’s other obligations under this Lease, Tenant and its successors and assigns as Tenant (and each Successor Tenant and New Tenant) shall, at all times, satisfy the conditions set forth in clauses (b), (c), (d) and (e) of the definition of Qualified Tenant Conditions (except to the extent that the condition set forth in clause (b) of such definition is not applicable to such Person pursuant to the definition of Qualified Tenant Conditions), provided however, if a Successor Tenant does not satisfy the condition set forth in clause (b) of the definition of Qualified Tenant Conditions at the time it acquires the Leasehold Estate by virtue of a Foreclosure Event (and such condition is applicable to such Successor Tenant pursuant to the definition of Qualified Tenant Conditions), such Successor Tenant shall have a period of thirty (30) days from the date of its acquisition of the Leasehold Estate by virtue of a Foreclosure Event to satisfy the condition set forth in clause (b) of the definition of Qualified Tenant Conditions (which, for the avoidance of doubt relative to satisfaction of the condition set forth in clause (b) of the definition of Qualified Tenant Conditions by a Successor Tenant, may be satisfied by such Successor Tenant by the engagement by of a Qualified Property Manager engaged to provide property management services to the Premises within sixty (60) days after the Successor Tenant acquires the Leasehold Estate by virtue of a Foreclosure Event).

(t) In any action, proceeding or arbitration brought by Tenant against Landlord claiming or based upon an allegation that Landlord unreasonably withheld, conditioned or delayed its consent or approval, Tenant’s sole and exclusive remedy in said action, proceeding or arbitration shall be injunctive relief or specific performance requiring Landlord to grant the required consent or approval.

(u) Landlord shall have no liability for any consequential, punitive or direct damages of Tenant, or anyone claiming by, through or under Tenant, for any reason whatsoever under or in connection with this Lease. Tenant shall have no liability for any consequential or punitive damages of Landlord or any Indemnified Party under this Lease, provided there shall be no limitation on the type or amount of damages (i) for which Tenant shall be liable arising under paragraph 22(b) solely for Tenant’s failure to surrender possession of the Premises or any part thereof after the termination of the Term or of Tenant’s right of possession if such failure continues in excess of the date which is six (6) months after the date of such termination of the Term or of Tenant’s right of possession, and/or (ii) owed to any third party including without limitation that arise from third party claims which are the subject of any indemnification obligation of Tenant under this Lease.

(v) Tenant shall keep confidential the Confidential Information and shall not disclose or suffer or permit any of its Receiving Parties to disclose the Confidential Information. Notwithstanding the foregoing, Tenant shall have the right to make disclosures of the Confidential Information to its employees, partners, members, investors, agents, attorneys, accountants, consultants, insurance carriers, contractors and other professionals retained by it, Leasehold Mortgagees, their Affiliates, holders (or prospective holders) of a direct or indirect interest (including, without limitation, a security interest) in Tenant, prospective holders of Leasehold Mortgages, and prospective purchasers, partners, members, investors and/or assignees of Tenant’s interest in this Lease and/or the Premises (collectively, “Receiving Parties”); provided that such Receiving Parties are advised by Tenant of the requirements hereunder and Tenant uses commercially reasonable efforts to cause the Receiving Parties to keep the Confidential Information confidential in accordance with the terms hereof. Notwithstanding the foregoing, nothing contained in this paragraph 35(v) shall prohibit or restrict: (1) any disclosures to the extent that Tenant or an Receiving Party (i) is required by applicable Legal Requirements or becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such information or (ii) is seeking to enforce the terms of this Lease or any agreement relating to this Lease, (2) any disclosure to the extent required by securities rules and regulations or stock exchange listing rules of any stock exchange on which such party or its Affiliates are listed, (3) any disclosure to the extent required by the Securities and Exchange Commission, (4) customary disclosures in connection with securities offerings, investor/earnings calls or meetings or in earnings releases, or (5) any disclosures as any governmental agency may otherwise require in order to comply with applicable laws or a court order. Notwithstanding the provisions of this paragraph 35(v), any Leasehold Mortgagee shall be entitled to disclose the terms of this Lease to the extent reasonably necessary in connection with any actual or proposed sale, assignment, participation, securitization or other secondary market transaction involving all or a portion of such Leasehold Mortgagee’s interest in the loan secured by its Leasehold Mortgage. No release of Tenant from the terms of this Lease in connection with an assignment or otherwise shall release Tenant from its obligations under this paragraph 35 (v).

(w) So long as no Event of Default exists, during the Term Tenant shall have the quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord subject, however, to the exceptions, reservations and conditions contained in this Lease. The foregoing shall not create any liability on the part of Landlord for any defects in or encumbrances on Landlord’s title existing as of the date hereof, any Permitted Encumbrances or any Tenant Matters.

(x) During the Term, to the extent in Tenant’s possession, Tenant shall provide annually (i) any energy and water use consumption data relating to the Premises including reports for the amount of electricity, natural gas and fuel oil consumed, (ii) any environmental performance data relating to the Premises, (iii) any green building ratings or certifications received by Tenant relating to the Premises, (iv) any emission reports relating to the Premises and (v) any green initiatives taken by Tenant relating to the Premises.

(y) For the purposes of this Lease, “and/or” means that either “and” or “or” shall apply.

(z) If, in connection with, and as a condition to, entering into any financing for which the Leasehold Estate, the Fee Estate, or the direct or indirect equity interests in Tenant or Landlord,

represents collateral in whole or in part, the Mortgagee reasonably requires any minor, non- economic modification(s) that are administrative in nature, then each of Tenant and Landlord shall, at Tenant’s or Landlord’s request (such party, the “Requesting Party”), as applicable, promptly review, in good faith, such request and, to the extent such party determines the requested modification conforms to this paragraph 35(z), execute and deliver such instruments effecting such modification(s), provided that any such modification (i) does not modify the Rent, Additional Rent, the Term, any security required to be provided under this Lease, any of the other monetary or economic terms and conditions of this Lease, or any reporting obligations or provisions relating to casualty, condemnation or insurance, (ii) does not affect Landlord’s or Tenant’s rights or obligations under this Lease, except for de minimis, non-substantive changes, (iii) does not adversely affect the rights of any other Mortgagees, or (iv) does not affect the financeability (or terms thereof) of the estate owned by the non-Requesting Party; provided, however, that (A) the Requesting Party shall reimburse immediately upon demand therefor for any and all out-of-pocket third-party costs or expenses (including reasonable attorneys’ fees and expenses) actually incurred by the non-Requesting Party in complying with or analyzing requests made pursuant to this paragraph 35(z), (B) to the extent requested by the non-Requesting Party, the Requesting Party shall deliver to the non-Requesting Party an expense deposit in an amount reasonably determined by the non-Requesting Party sufficient to pay for its out-of-pocket third-party costs or expenses expected to be incurred in complying with this paragraph 35(z) and (C) in no event shall either party be liable for any monetary damages as a result of its failure to comply with this paragraph 35(z).

36.	RIGHT OF FIRST OFFER

(a) ROFO Notice Procedure. If, at any time and from time to time during the Term but subject to paragraph 36(e) below, Landlord desires to sell, transfer or assign all or any portion of the Fee Estate, then Landlord shall deliver a written notice (a “Notice of Proposed Sale”) to Tenant stating that it desires to sell the Fee Estate and providing a proposed market-standard form of contract of sale for the sale of the Fee Estate setting forth the material terms and conditions of such proposed sale (the “Proposed Contract of Sale”), but excluding the purchase price for the Fee Estate. For the purposes of this paragraph 36, Landlord’s retention of consultants or other Persons to perform marketing studies or to otherwise assist Landlord in determining the price at which the Fee Estate may be sold, shall not require Landlord to send a Notice of Proposed Sale. As used in this paragraph, “market-standard” shall take into account that the Fee Estate is subject to this Lease and that that purchaser thereunder is Tenant and, among other things, will not contain any operating representations and warranties of Landlord with respect to the Premises or any matter or condition thereof.

(b)	Election Notice Procedure.

(i) If Landlord gives Tenant a Notice of Proposed Sale, then Tenant may elect in its sole discretion to make an offer to purchase the Fee Estate for a proposed purchase price set forth in the Offer Notice (the “Offer Price”) and, subject to paragraph 36(b)(ii) below, otherwise on the same terms and conditions set forth in the Proposed Contract of Sale with market-standard revisions. Such election shall be made by written notice (an “Offer Notice”) from Tenant to Landlord within fifteen (15) Business Days after the giving of the Notice of Proposed Sale (the “Offer Period”). Tenant’s Offer Notice must be accompanied by an executed counterpart copy of the Proposed Contract of Sale with the Offer Price filled in. Landlord shall keep confidential and not disclose the terms of Tenant’s Offer Notice or Tenant’s executed counterpart copy of the Proposed Contract of Sale with the Offer Price filled in (but not an unexecuted Proposed Contract of Sale without the Offer Price filled in) other than to Landlord’s (i) brokers, employees, agents, attorneys, accountants, consultants, and other professionals, and (ii) actual or prospective, direct or indirect, partners, members, investors, lenders, and their Affiliates ((i) and (ii), collectively, “Receiving Parties”), who have agreed to keep the terms of Tenant’s Offer Notice or Tenant’s executed counterpart copy of the Proposed Contract of Sale with the Offer Price filled in strictly confidential. The foregoing sentence shall not prohibit or restrict: (A) any disclosures to the extent that Landlord or a Receiving Party (1) is required by applicable legal requirements or becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such information or (2) is seeking to enforce the terms of Proposed Contract of Sale or any agreement relating thereto; (B) any disclosure to the extent required by securities rules and regulations or stock exchange listing rules of any stock exchange on which such party or its Affiliates are listed; (C) any disclosure to the extent required by the Securities and Exchange Commission; (D) customary disclosures in connection with securities offerings, investor/earnings calls or meetings or in earnings releases; or (E) any disclosures as any governmental agency may otherwise require in order to comply with applicable laws or a court order.

(ii) Landlord may accept the offer made by Tenant (it being agreed that Landlord shall be deemed to have rejected the offer if it fails to accept the Offer Notice in writing within ten (10) Business Days after receipt thereof), by providing written notice thereof to Tenant, and in which case Tenant (i) shall be required to deliver to a third party national title company escrow agent selected by Tenant a certified check or wire transfer of immediately available funds in an amount equal to ten percent (10%) of the Offer Price to serve as the downpayment for such purchase within five (5) Business Days of Landlord’s return of the countersigned copy of the Proposed Contract of Sale and (ii) shall proceed to purchase the Fee Estate in accordance with the provisions of this Lease and the terms and conditions set forth in the Proposed Contract of Sale.

(iii) If Landlord rejects (or is deemed to have rejected) the offer contained in the Proposed Contract of Sale or Tenant shall fail to timely deliver an Offer Notice within the Offer Period (in which event it shall be deemed to have declined its right to do so), Landlord shall have the full power and authority to sell the Fee Estate on any such terms and conditions which Landlord is willing to accept during the nine (9) month period (the “Sale Period”) beginning the day following (i) in the case of a failure by Tenant to deliver an Offer Notice within the Offer Period, the expiration of the Offer Period, and (ii) in the case of rejection (or deemed rejection) by Landlord of the terms and conditions contained in the Proposed Contract of Sale, the date immediately after the date of such rejection (or deemed rejection). If Landlord shall fail to consummate the sale of the Fee Estate by the later of (x) the expiration of the Sale Period and (y) within ninety (90) days after the date of execution of an agreement to sell the Fee Estate if such agreement is executed during the Sale Period, then Landlord shall be required to send Tenant a second Notice of Proposed Sale prior to entering into a contract for the purchase and sale of the Fee Estate. In the event Landlord receives an offer during the Sale Period that Landlord is willing to accept and such offer has a purchase price of less than ninety-eight percent (98%) of the Offer Price, then Landlord must again notify Tenant and recommence the Notice of Proposed Sale process set forth herein.

(c) Transfer Procedure. If Tenant’s offer is accepted by Landlord, the sale contemplated hereunder shall be accomplished in accordance with the following provisions:

(i) The Offer Price for the Fee Estate shall be payable in cash as more particularly set forth herein.

(ii) The sale shall be consummated at a closing held on the ROFO Transfer Date in accordance with the terms of the Proposed Contract of Sale and at a location in New York City designated by Landlord or at Tenant’s lender’s or title company’s offices in New York City, if requested by Tenant. As used herein, the “ROFO Transfer Date” means the date which is the first Business Day that is ninety (90) days after the date on which Landlord accepts the offer contained in the Offer Notice, or such other day as Landlord and Tenant may agree upon. Tenant shall have the right to accelerate the ROFO Transfer Date upon five (5) Business Days prior written notice to Landlord.

(d) Exempt Transfers. Notwithstanding anything contained herein to the contrary, and subject to the terms of paragraph 36(f) below, the provisions of this paragraph 36 shall not apply to any conveyance, sale, assignment or other transfer of the Fee Estate (i) to any Affiliate of Landlord, SAFE or any Affiliate of SAFE, (ii) to a third party in a Condemnation proceeding or a conveyance in lieu of Condemnation, (iii) to any Fee Mortgagee in connection with any foreclosure or deed in lieu of foreclosure in respect of the Fee Estate, to any designee of any Fee Mortgagee or any purchaser of the Fee Estate in a foreclosure or any sale or conveyance by the Fee Mortgagee or its designee following foreclosure or deed in lieu of foreclosure, (iv) as part of a portfolio sale of properties consisting of three or more assets, provided that the fair market value of the Fee Estate shall in no event exceed fifty percent (50%) of the aggregate fair market value of all such assets, (v) by one co-owner to another co-owner, (vi) during the continuance of a Default, or (vii) in connection with a merger, consolidation or corporate reorganization of Landlord or any Affiliate of Landlord.

(e) ROFO Termination Events. Notwithstanding anything contained herein to the contrary, Tenant’s rights under this paragraph 36 shall terminate and be of no further force and effect if Tenant fails to comply with the terms of any Purchase Contract entered into pursuant to the terms of this paragraph 36. After the termination of the Tenant’s rights under this Paragraph 36, Tenant shall execute, acknowledge and deliver to Landlord a quitclaim deed in recordable form whereby Tenant quitclaims to Landlord all of its right, title and interest in and to its rights under this paragraph 36 to purchase the Fee Estate (a “Quitclaim Deed”). The failure of Tenant to deliver a Quitclaim Deed within ten (10) days after Tenant’s receipt of Notice from Landlord of Landlord’s request therefor shall constitute a material Event of Default under this Lease; provided, however, such failure shall not affect or negate in any way such termination of Tenant’s rights under this paragraph 36. Tenant shall not be permitted to assign its rights under this paragraph 36 or under the Proposed Contract of Sale, except to an entity which Tenant, as of the date of the Notice of Proposed Sale, (i) is controlled by, (ii) is under common control with, or (iii) controls.

(f) For the avoidance of doubt, the parties acknowledge and agree that Tenant’s failure to exercise its right of first offer contained in this paragraph 36 on one or more occasions shall not affect Tenant’s right to exercise its right of first offer on any subsequent occasion. Any sale or transfer by Landlord during the Term of this Lease of the Fee Estate, or any part thereof or interest therein, shall be expressly made subject to all of the terms, covenants and conditions of Purchaser’s Right of First Offer provided for in this Paragraph 36.

(g) The rights set forth in this paragraph 36 are exercisable only by Tenant or a successor Qualified Tenant. The Proposed Contract of Sale will provide that the deed grantee thereunder shall be such Tenant or Qualified Tenant, or an Affiliate thereof.

(h) In the event that the Fee Estate is conveyed by Landlord to Tenant pursuant to the terms of this paragraph 36, the Term of the Lease shall end on the date of such conveyance. In the event that for any reason the Fee Estate is not conveyed by Landlord to Tenant pursuant to the terms of this paragraph 36, the Term of the Lease shall continue in accordance with the terms of the Lease.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

“LANDLORD”

1000 E APACHE BLVD GROUND OWNER LLC, a Delaware limited liability company

By: /s/ Stephen Wylder
Name: Stephen Wylder
Title: Executive Vice President

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF LOS ANGELES	)

On December 16, 2021 before me, Gwendolyn A. Kelly a Notary Public, personally appeared Stephen Wylder who proved to me on the basis of. satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: /s/ Gwendolyn A. Kelly
(SEAL)

Rise on Apache, Tempe, Arizona
GROUND LEASE
Signature Page 1 of 2

TENANT:

1000 EAST APACHE OWNER, LLC, a Delaware limited liability company

By: /s/ Jason W. Geer
Name: Jason W. Geer
Title: Vice President

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

On this 23rd day of December, 2021, before me, a Notary Public, in and for said State, personally appeared Jason W. Geer, who acknowledged himself/herself to be the Vice President of 1000 East Apache Owner, LLC, a Delaware limited liability company, who I am satisfied is the person who signed the within instrument and that he/she acknowledged that he/ she signed and sealed and delivered same as such, being authorized to do so, and that the within instruments are the voluntary act and deed of limited liability company, and he/she desired that the same be recorded as such.

[SEAL]	/s/ Marie L. Dumesnil
Notary Public, State of Texas
My Commission Expires:
7/26/2023

Rise on Apache, Tempe, Arizona
GROUND LEASE
Signature Page 2 of 2

Omitted Exhibits

Exhibit A: Legal Description of Land

Exhibit B: Permitted Encumbrances

Exhibit D: Construction, Demolition or Alteration Insurance Requirements

Exhibit E: Form of Non-Disturbance and Attornment Agreement

Exhibit G: Supplemental Provisions Regarding Application of Net Casualty Proceeds and Condemnation Awards (Applicable to the Initial Leasehold Mortgage Loan and a Leasehold Mortgage Loan with Freddie Mac)

Exhibit H: Form of Financial Reporting Certification

Exhibit I: Form of Leasehold Financing Agreement

Exhibit J: Form of Memorandum of Lease

-i-

EXHIBIT A

Legal Description of the Land

[omitted]

A-1

EXHIBIT B

Permitted Encumbrances

[omitted]

B-1

EXHIBIT C

Diminution in Value/ Fair Market Value Determination (For Purposes of Paragraphs 13 and 14)

Determination of diminution in value under paragraph 13 and fair market value under paragraph 14 of this Lease shall be made in accordance with the following procedures:

(a)

The diminution in value or fair market value of the Fee Estate and Leasehold Estate, as applicable, shall be determined by the agreement of two (2) appraisers (each, an “Initial Appraiser”), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit C. Tenant shall give Landlord Notice, not later than 90 calendar days after the occurrence of the Condemnation described in paragraph 14, and, if applicable, paragraph 13, the identity of the Initial Appraiser selected and retained by Tenant and specifically identify such Initial Appraiser’s name, address, phone number and qualifications as an appraiser. Within thirty (30) calendar days after receipt of Notice of Tenant’s Initial Appraiser, Landlord shall select its Initial Appraiser and give Notice to Tenant of the name, address, electronic mail address, phone number and qualifications of such appraiser. Within five (5) calendar days after Tenant receives from Landlord such Notice of Landlord’s Initial Appraiser, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party’s Initial Appraiser to endeavor to determine and reach agreement upon the diminution in value or fair market value, as applicable, of the Fee Estate and Leasehold Estate, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) calendar days (such 30-calendar day period, the “Valuation Period”) the agreed-upon diminution in value or fair market values, as applicable (the “Valuation Notice”). The costs and expenses of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser. If Tenant fails to timely identify in writing an Initial Appraiser as required by this Exhibit C, Landlord shall give Notice of such failure to the Leasehold Mortgagees who shall be entitled to identify an Initial Appraiser on behalf of Tenant within 30 calendar days after the giving of such Notice and, if such Leasehold Mortgagees shall fail to appoint an Initial Appraiser within such 30-calendar day period, then Landlord shall identify an Initial Appraiser on behalf of Tenant; provided, however, Tenant shall be liable for the costs and expenses of such Initial Appraiser identified on Tenant’s behalf by Landlord as if Tenant had selected such Initial Appraiser.

(b)

If the Initial Appraisers are not able to reach agreement upon the diminution in value or fair market value, as applicable, within the Valuation Period, within ten (10) calendar days after the end of the Valuation Period each Initial Appraiser shall deliver a written Notice to Landlord, Tenant, the Mortgagees, and the other Initial Appraiser setting forth (i) such Initial Appraiser’s valuation of the diminution in value or fair market value, as applicable (each, an “Initial Valuation”) and (ii) the name, address and qualifications of a third appraiser selected jointly by the Initial Appraisers (the “Third Appraiser”). The Initial Appraisers shall, in writing with a copy to Landlord, the Mortgagees, and Tenant, direct the Third Appraiser (or substitute Third Appraiser) to determine the diminution in value or fair market values, as applicable, and to deliver in writing to

C-1

Landlord, Tenant, the Mortgagees and the Initial Appraisers such valuation (the “Third Valuation”) within thirty (30) calendar days of the date of the written direction retaining such Third Appraiser. The amount shall be the arithmetic mean of (A) the Third Valuation and (B) the Initial Valuation closest to the Third Valuation. If the Third Valuation is exactly between the two Initial Valuations, then the value used shall be the Third Valuation. If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation within twenty (20) calendar days after being directed by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of the American Arbitration Association in Arizona. The costs and expenses of the Third Appraiser (and substitute Third Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant. If as of the date of the appointment of such Third Appraiser the American Arbitration Association does not exist, either Landlord or Tenant shall apply to any state court in Arizona for appointment of such Third Appraiser.

(c)

All appraisers selected or appointed pursuant to this Exhibit C shall be independent qualified appraisers with no less than ten (10) years of experience in appraising commercial real estate and ground leases comparable to this Lease. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease.

(d)

Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon the diminution in values or fair market values, as applicable, prior to the date on which Tenant receives Notice of Landlord’s Initial Appraiser, Landlord and Tenant shall execute an agreement setting forth such agreed-upon values and waiving each party’s right to have the valuation determined in accordance with the procedures set forth above in this Exhibit C.

(e)

Fair market value shall be determined without regard to the Condemnation. Fair market value shall mean the amount that a willing purchaser would pay and a willing seller would accept as the purchase and sale price for the Fee Estate or Leasehold Estate, as applicable and each as encumbered by this Lease through the expiration of its stated term, each party (i) being unaffiliated with each other and (ii) without a compulsion to purchase or sell, and such price determined through an orderly marketing process.

(f)

Diminution in value shall equal the difference of (i) the fair market value as determined in accordance with subsection (e) above without regard to the Condemnation minus (ii) the fair market value as so determined but with regard to the Condemnation.

C-2

EXHIBIT D

Construction, Demolition or Alteration Insurance Requirements

[omitted]

D-3

EXHIBIT E

Form of Non-Disturbance and Attornment Agreement

[omitted]

E-1

EXHIBIT G

Supplemental Provisions Regarding Application of Net Casualty Proceeds and Condemnation Awards

(Applicable to the Initial Leasehold Mortgage Loan and a Leasehold Mortgage Loan with Freddie Mac)

G-1

EXHIBIT H

Form of Financial Reporting Certification

[omitted]

H-1

EXHIBIT I

Form of Leasehold Financing Agreement

[omitted]

I-1

EXHIBIT J

Form of Memorandum of Lease

[omitted]

J-1